As filed with the Securities and Exchange Commission on January 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CID HoldCo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7373	99-2578850
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5661 S Cameron St, Suite 100
Las Vegas, Nevada 89118
(303) 332-4122

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edmund Nabrotzky

Chief Executive Officer

5661 S Cameron St, Suite 100
Las Vegas, Nevada 89118

(303) 332-4122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

DLA Piper LLP (US)

One Atlantic Center

1201 West Peachtree Street, Suite 2900

Atlanta, GA 30309

Attention: Gerry Williams

Penny J. Minna

(404) 736-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 28, 2026

Preliminary Prospectus

CID HoldCo, Inc.

Up to 23,809,523 shares of Common Stock

Series A-1 Warrants to Purchase up to 23,809,523 shares of Common Stock

Series A-2 Warrants to Purchase up to 23,809,523 shares of Common Stock

Pre-Funded Warrants to Purchase up to 23,809,523 shares of Common Stock

Placement Agent Warrants to Purchase up to 1,547,619 shares of Common Stock

Up to 72,976,188 shares of Common Stock Underlying the Series A-1 Warrants, Series A-2 Warrants, Pre-Funded Warrants and Placement Agent Warrants

We are offering up to 23,809,523 shares of common stock, par value $0.0001 per share (the “Common Stock”), together with Series A-1 warrants (the “Series A-1 Warrants”) to purchase up to 23,809,523 shares of Common Stock and Series A-2 warrants (the “Series A-2 Warrants” and collectively with the Series A-1 Warrants, the “Warrants”) to purchase up to 23,809,523 shares of Common Stock pursuant to this prospectus. The assumed combined public offering price for each share of Common Stock, together with one Series A-1 Warrant and one Series A-2 Warrant, is $0.4200, which is equal to the last reported sale price of our Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”) on January 27, 2026. The shares of Common Stock and Warrants will be separately issued. Each Warrant will have an exercise price of $     per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Warrants (“Warrant Stockholder Approval”), provided, however, if the Pricing Conditions (as defined below) are met, the Warrants will be exercisable upon issuance (the “Initial Exercise Date”). The Series A-1 Warrants will expire on the five-year anniversary of the date of the Initial Exercise Date and the Series A-2 Warrants will expire on the eighteen-month anniversary of the Initial Exercise Date. As used herein “Pricing Conditions” mean that the combined public offering price per share and accompanying Warrants is such that the Warrant Stockholder Approval is not required under the rules of Nasdaq because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of Common Stock underlying the Warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the Warrants) meet the pricing requirements under Nasdaq’s rules.

We are also offering up to 23,809,523 pre-funded warrants (the “Pre-Funded Warrants”), together with accompanying Warrants to purchase up to 47,619,046 shares of Common Stock to those purchasers whose purchase of shares of Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering or if such purchaser otherwise elects to purchase Pre-Funded Warrants, in lieu of the shares of our Common Stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share. Each Pre-Funded Warrant is being issued together with the same Warrants described above being issued with each share of Common Stock. The assumed combined public offering price for each such Pre-Funded Warrant, together with accompanying Warrants, is $0.4199, which is the combined public offering price per share and Warrants (equal to the last reported sale price of our Common Stock on Nasdaq on January 27, 2026), minus $0.0001. Each Pre-Funded Warrant will be exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and accompanying Warrants are immediately separable and will be issued separately in this offering. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants, Pre-Funded Warrants and Placement Agent Warrants (as defined herein).

There is no established public trading market for the Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants or the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

The securities will be offered at a fixed combined public offering price and are expected to be issued in a single closing. We will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt by us of investor funds. Accordingly, neither we nor the Placement Agent (as defined herein) have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged                      (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no minimum number of securities or amount of proceeds required as a condition to closing in this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. See “Plan of Distribution” on page 103 of this prospectus for more information regarding these arrangements.

Our Common Stock and the warrants issued in connection with the closing of our business combination (the “Public Warrants”) are traded on the Nasdaq Stock Market LLC under the symbol “DAIC” and “DAICW”, respectively. On January 27, 2026, the last reported sale price of our Common Stock on the Nasdaq Stock Market LLC was $0.4200 per share, and the closing price of our Public Warrants was $0.0375 per Public Warrant.

The combined public offering price per share of Common Stock and accompanying Warrants and the combined public offering price per Pre-Funded Warrant and accompanying Warrants we are offering and the exercise price and other terms of the Warrants were negotiated between us and the purchasers, in consultation with the Placement Agent based on the trading of our Common Stock prior to this offering, among other factors. Other factors considered in determining the public offering price of the securities we are offering and the exercise price and other terms of the Warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risks. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 8 of this prospectus under the caption “Risk Factors.”

		Per Share and Accompanying Warrants		Per Pre-Funded Warrant and Accompanying Warrants		Total
Public offering price	$		$		$
Placement Agent’s fees (1)	$		$		$
Proceeds to us, before expenses (2)	$		$		$

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 6.5% of the gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $125,000 and to pay closing costs (including the out-of-pocket cost of any clearing agent) in an amount not to exceed $15,950. In addition, we have agreed to issue to the Placement Agent, or its designees, warrants to purchase a number of shares of our Common Stock equal to 6.5% of the aggregate number of shares of Common Stock and Pre-Funded Warrants being offered at an exercise price equal to 125% of the combined public offering price per share of Common Stock and accompanying Warrants. We refer you to “Plan of Distribution” on page 103 of this prospectus for additional information regarding Placement Agent compensation.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We refer you to “Plan of Distribution” on page 103 of this prospectus for additional information regarding Placement Agent compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the securities to the purchasers in the offering on or about          , 2026, subject to satisfaction of certain conditions.

The date of this prospectus is                  , 2026

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision. You should rely only on the information provided in this prospectus. You should not assume that the information contained in this prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document, even though this prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information that we have included in this prospectus and any related free writing prospectus that we may authorize to be provided to you. Neither we, nor the placement agent, have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained in this prospectus or any related free writing prospectus. This prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

When we refer to “CID HoldCo,” “we,” “our,” “us” and the “Company” in this prospectus, we mean CID HoldCo, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

On June 18, 2025 (the “Closing Date”), the Company consummated the transactions contemplated by that certain Business Combination Agreement, dated March 18, 2024 (the “Business Combination Agreement”), by and among the Company, ShoulderUp Technology Acquisition Corp, a Delaware corporation (“SUAC”), ShoulderUp Merger Sub, Inc., a Delaware corporation (“ShoulderUp Merger Sub”), SEI Merger Sub, Inc., a Delaware Corporation (“SEI Merger Sub”) and SEE ID, Inc., a Nevada corporation (“SEE ID”). Pursuant to the Business Combination Agreement, on the Closing Date, (i) ShoulderUp Merger Sub merged with and into SUAC (the “ShoulderUp Merger”), with SUAC surviving the ShoulderUp Merger as a wholly-owned subsidiary of the Company (“SUAC Surviving Company”); and (ii) simultaneously with the ShoulderUp Merger, SEI Merger Sub merged with and into SEE ID (“the SEE ID Merger”), with SEE ID surviving the SEE ID Merger as a wholly-owned subsidiary of the Company (the “Surviving Company”) (the ShoulderUp Merger and the SEE ID Merger, together the “Mergers” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

On the Closing Date, we consummated the PIPE Financing (as defined below). Pursuant to certain subscription agreement entered into between June 10, 2025 and June 17, 2025 (the “PIPE Subscription Agreements”) by us with certain unaffiliated third-party investors (each, a “PIPE Investor” and collectively, the “PIPE Investors”), pursuant to which, the Company agreed to issue and sell to the PIPE Investors, and the PIPE Investors agreed to subscribe for and purchase an aggregate of 3,323,536 PIPE Shares at a purchase price of $4.00 per share for an aggregate purchase price of $13,294,143, in a private placement (the private placement contemplated by the PIPE Subscriptions Agreements, the “PIPE Financing”). Of the total PIPE Investment, $2,456,500 represents the conversion of bridge loan principal and accrued interest, such that the Company received an additional $10,837,643 from the PIPE Investors at Closing. The PIPE Investment closed substantially concurrently with the Closing.

Concurrently with the Closing, the Company and the persons identified in Schedule A thereto, entered into the Registration Rights Agreement, which provides customary demand and piggyback registration rights. See “Certain Relationships and Related Party Transactions - Registration Rights Agreement.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus contains statements that are forward-looking and as such are not historical facts. These forward-looking statements are based on CID HoldCo, Inc.’s (the “Company”) management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	the outcome of any legal proceedings that may be instituted against the combined company or others following the consummation of the Business Combination and any definitive agreements with respect thereto;

●	the ability to meet stock exchange listing standards following the consummation of the Business Combination;

●	the ability of the Company to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

●	changes in applicable laws or regulations;

●	the possibility that SEE ID or the Company may be adversely affected by other economic, business, or competitive factors;

●	the Company’s estimates of expenses, profitability and preliminary and unaudited financial results for the fourth quarter and fiscal year ended December 31, 2025;

●	ability to raise financing in the future;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	the Company’s public securities’ potential liquidity and trading;

●	the requirements of being a public company, including compliance with the SEC’s requirements regarding internal controls over financial reporting, may strain the Company’s resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination may be greater than anticipated;

●	litigation and the ability to adequately protect the Company’s intellectual property rights; and

●	other factors relating to the business, operations and financial performance of the Company detailed under the section entitled “Risk Factors” herein

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes.

As used in this prospectus, unless the context otherwise requires or indicates, references to “Company,” “we,” “our,” and “us,” refer to CID HoldCo, Inc. and its subsidiaries.

Our Business

Overview

The Company offers a SAAS platform for customer subscription that provides intelligent, real-time tracking and visibility of high value assets from one convenient application. This unique tracking capability is paired with intelligent software algorithms, including machine learning and AI, to provide enhanced safety, assurance and efficiency for important processes in the enterprise.

Real-time asset tracking services allow customers to improve many workflows. For example, inspecting a vehicle as it is approaching to know when a high value asset is on board before it leaves a secure area. This allows operators to respond, halt the vehicle, and investigate. Customer security will know what is leaving and whether it is scheduled to leave. This capability can also be used at gates, docks or storage locations to automatically grant access and record movements for accountability.

Another common application is tracking inventory. We provide a unique capability to dynamically sweep item inventory with roving, inexpensive readers powered by batteries. Due to their low cost and wireless capability, these inexpensive readers can be deployed on pallets, fork trucks, shelves or even people to provide coverage of the location of interest. As a result of this capability, our technology is disruptive to legacy logistics systems which are either inadequate to gather this level of detail or much more expensive and inflexible to deploy.

Our systems automatically process inbound and outbound personnel or items, using RF tags or access cards, while AI-enabled cameras verify the asset is the one expected. This real-time, two-layer authentication streamlines customers’ access control process, allowing them to track assets in real time and identify anything that is not authorized. This capability can be especially valuable when providing edge intelligence to automation or robotics systems.

Another example application is guided spotting and collision avoidance for vehicles. We not only provide a system that can track autonomous or piloted vehicles generally but if desired can overlay a precise tracking implementation that enables collision detection and avoidance. With attachment to a governor on the vehicle, the system can slow or stop the vehicle to prevent collision with another asset or person in real-time.

Using our rules engine, customers can set conditions for automatic alerts or actions to be taken related to specified parameters set by users in their application. Using the system also allows the organization to begin collecting valuable data, which can be analyzed to glean insights for better decision making across any organization or fed into an advanced AI implementation. To the extent customers are comfortable enabling it, we provide the capability to enable machine learning and AI intervention in complex processes to enhance safety, assurance and efficiency.

As a result of the unique process visibility provided by their innovations, we are often implemented as an edge system producing rich data streams for other supervisory systems of record. Powerful commercial partnerships are intended to be formed with large ERP, MES or WMS system players in the targeted vertical markets.

In short, we bring a next generation capability to know when, where and why assets move in the enterprise, providing an opportunity to apply AI to complex edge processes.

Business Combination

On the Closing Date, the Company consummated the transactions contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, on the Closing Date, (i) ShoulderUp Merger Sub merged with and into SUAC, with SUAC surviving the ShoulderUp Merger as a wholly-owned subsidiary of the Company and (ii) simultaneously with the ShoulderUp Merger, SEI Merger Sub merged with and into SEE ID, with SEE ID surviving the SEE ID Merger as a wholly-owned subsidiary of the Company.

Prior to and in connection with the Special Meeting, holders of 2,000 shares of SUAC’s Class A Common Stock sold in its initial public offering exercised their right to redeem those shares for cash at a price of approximately $11.00 per share, for an aggregate of approximately $22,019. The per share redemption price of approximately $11.00 for public shareholders electing redemption was paid out of the Trust Account, which after taking into account the redemptions, had a balance immediately prior to the Closing of approximately $5,577,304.

PIPE Financing

On the Closing Date, we consummated the PIPE Financing. Pursuant to the PIPE Subscription Agreements, the Company agreed to issue and sell to the PIPE Investors, and the PIPE Investors agreed to subscribe for and purchase an aggregate of 3,323,536 PIPE Shares at a purchase price of $4.00 per share for an aggregate purchase price of $13,294,143, in a private placement. Of the total PIPE Investment, $2,456,500 represents the conversion of bridge loan principal and accrued interest, such that the Company received an additional $10,837,643 from the PIPE Investors at Closing.

Equity Line of Credit

At the Closing, the Company entered into that certain Share Purchase Agreement (the “ELOC Agreement”) with New Circle Principal Investments LLC, a Delaware limited liability company (“New Circle”), pursuant to which New Circle has committed to purchase, subject to certain limitations, up to $50 million of the Company’s Common Stock. In connection with the ELOC Agreement, we also entered into a registration rights agreement with New Circle and previously filed a separate resale registration statement covering up to 5,524,624 shares issuable under the ELOC Agreement. No shares under the ELOC Agreement are being offered or sold pursuant to this prospectus.

We may, at our option, direct New Circle to purchase shares from time to time, and we are under no obligation to sell any securities under the ELOC Agreement. Issuances under the ELOC Agreement remain subject to Nasdaq limitations, including a 19.99% cap absent stockholder approval or a Minimum Price exception, and a 4.99% beneficial ownership cap (which New Circle may elect to increase to 9.99% on 61 days’ notice). New Circle has agreed not to engage in short sales or establish a net short position in our common stock during the term of the ELOC Agreement.

Any future use of the ELOC Agreement will depend on market conditions, our trading price and volume, and our liquidity needs, and could be dilutive to existing stockholders and place downward pressure on our stock price. Only 5,524,624 shares are currently registered for resale; we may need to register additional shares to access the full $50 million capacity. The ELOC Agreement automatically terminates upon the earlier of July 18, 2028 or aggregate purchases of $50 million, and may be terminated earlier by us in accordance with its terms. We currently expect that any proceeds from sales under the ELOC Agreement, if made, would be used for working capital and general corporate purposes.

Recent Developments

Senior Secured Convertible Loan Agreement

On December 5, 2025, we entered into a Loan Agreement with J.J. Astor & Co., a Utah corporation (including its successors and assigns, the “Lender”), pursuant to which the Company may borrow up to $5,000,000 in four tranches comprised of an initial $2,000,000 tranche (the “Initial Loan”) borrowed on December 5, 2025 (the “Initial Funding Date”) and up to three additional tranches of $1,000,000 each (the “Additional Loans” and together with the Initial Loan, the “Loans”). The Initial Loan is evidenced by a Senior Secured Convertible Note issued to the Lender for an original principal amount of $2,600,000 (the “Initial Note”), of which $1,840,000 was funded by the Lender at the funding date after deducting the Lender’s origination fees and expenses from the amount of the Initial Loan. The Initial Loan matures on November 30, 2026 and is payable in twelve monthly installments, consisting of an initial installment that was due on December 31, 2025 of $108,334 and the remaining eleven monthly payments of $226,615.18.

Each Additional Loan is subject to the Company’s satisfaction of certain specified conditions, including conditions related to the Company’s ELOC Agreement with New Circle. The Loan Agreement requires the Company to draw on its ELOC Agreement with New Circle to pay monthly installment payments under the Convertible Notes. New Circle has agreed to remit 80% of all ELOC proceeds to the Lender with the remaining 20% to be remitted to the Company within 3 business days following each draw on the ELOC. To the extent that the proceeds of the ELOC remitted to the Lender are not sufficient to cover the then applicable minimum monthly payment due in any month, the Company shall be required to pay the balance of such amount to the Lender on the last business day of such month.

In connection with the Loan Agreement, we issued to the Lender a warrant to purchase up to 230,770 shares of our Common Stock at an exercise price of $1.69 per share, subject to customary adjustments for stock dividends, splits, combinations, reclassifications, and similar events (the “Initial Lender Warrant”). Additional warrants will be issued in connection with any Additional Loans as a condition to funding (the “Additional Lender Warrants” and together with the Initial Lender Warrant, the “Lender Warrants”). The Lender Warrants may not be exercised to the extent the exercise would cause the Lender and its affiliates to beneficially own more than 4.99% of the outstanding Common Stock, subject to the Lender’s written notice and the Company’s agreement to increase such cap up to 9.99%. The conversion of any Convertible Notes and the exercise of the Lender Warrants are subject to applicable Nasdaq rules. We also entered into a registration rights agreement requiring us to file a resale shelf registration statement covering up to 100% of the shares issuable upon conversion of the Initial Note and any Additional Notes. Any Convertible Note is convertible, in whole or in part, only after an Event of Default and the effectiveness of such resale registration statement, at a conversion price equal to 80% of the average of the four lowest volume-weighted average prices of our Common Stock on its principal market over the 20 trading days immediately prior to the Lender’s notice of conversion, and any conversion is also subject to the 4.99% beneficial ownership cap.

The Company’s obligations under the Loan Agreement are guaranteed and secured on a first-priority basis by substantially all assets of the Company and each applicable subsidiary guarantor, subject to customary exclusions. Under the terms of the pledge and security agreement, the Company granted the Lender a continuing first-priority security interest in 100% of the equity interests of the Company’s subsidiaries to secure the obligations under the Loan Agreement and related loan documents.

Preliminary Financial Results for the Three Months and Fiscal Year Ended December 31, 2025

As of the date of this prospectus, the Company expects revenue of approximately $4.3 to $4.6 million for the three months ended December 31, 2025. For the fiscal year ended December 31, 2025, the Company expects revenue of approximately $5.6 to $5.9 million. The growth of the Company’s revenue in the fourth quarter of 2025 reflects the acquisition of some key customers and the shipment of initial hardware platform orders for their programs.

The financial data included in this prospectus has been prepared by, and is the responsibility of, our management. The foregoing information and estimates are subject to revision as we prepare our financial statements as of and for the year ended December 31, 2025, including all disclosures required by GAAP, and as our auditors conduct their audit of these financial statements. Our independent registered public accounting firm, Carr, Riggs & Ingram, LLC, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and, accordingly, Carr, Riggs & Ingram, LLC does not express an opinion or any other form of assurance with respect thereto. Since this information is preliminary and highly subjective, it should not be relied on as indicative of future actual results. We do not intend to update or otherwise revise the preliminary estimates to reflect future events.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As such, we will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following November 23, 2025, the fifth anniversary of the closing of SUAC’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter and we have been subject to the Exchange Act’s reporting requirements for at least 12 months and have filed at least one annual report, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Corporate Information

We were formed as a Delaware corporation on February 27, 2024.

Our principal executive office is located at 5661 S Cameron St, Suite 100, Las Vegas, Nevada 89118 and our telephone number is (303) 332-4122. Our website is https://daic.ai. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

Risk Factors

Risks Associated with the Company

An investment in our Common Stock involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others:

●	We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting.

●	Our success and our ability to grow the Company’s business depends on retaining and expanding the Company’s customer base.

●	We may be unable to maintain and enhance the Company’s brand and reputation.

●	The Company has a limited operating history.

●	Security incidents or real or perceived errors, failures or bugs in the Company’s systems or website could impair its business.

●	The Company’s management team has limited experience managing a public company.

●	The Company’s internal controls over financial reporting may not be effective and the Company’s independent registered public accounting firm may not be able to certify as to their effectiveness.

Risks Relating to this Offering

●	You will experience immediate dilution in the book value per share of the Common Stock purchased in the offering.

●	If you purchase our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

●	A substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.

●	We have broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our operating results or the price of our Common Stock.

●	There is no public market for the Warrants and Pre-Funded Warrants being offered in this offering.

●	The holders of Warrants and Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Warrants and Pre-Funded Warrants and acquire shares of our Common Stock, except as set forth in the Warrants and Pre-Funded Warrants.

You should carefully review and consider the risk factors set forth under the section entitled “Risk Factors”.

THE OFFERING

Common Stock Offered

Up to 23,809,523 shares based on the sale of our Common Stock at an assumed combined public offering price of $0.4200 per share of common stock, which is the closing price of our Common Stock on January 27, 2026, and assuming no sale of any Pre-Funded Warrants.

Pre-Funded Warrants Offered	If the issuance of shares of our Common Stock to a purchaser in this offering would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering or if such purchaser otherwise elects to purchase Pre-Funded Warrants, then such purchaser may purchase, if they so choose, in lieu of the shares of our Common Stock that would result in such excess ownership, a Pre-Funded Warrant to purchase shares of our Common Stock for a purchase price per share of common stock subject to such Pre-Funded Warrant equal to the per share public offering price for the common stock to be sold in this offering less $0.0001. Each Pre-Funded Warrant will have an exercise price of $0.0001 per share, will be exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Purchasers of Pre-Funded Warrants will also receive accompanying Warrants as if such purchasers were buying shares of our Common Stock in this offering. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of these Pre-Funded Warrants.

Warrants Offered	Each share of Common Stock or Pre-Funded Warrant is being sold together with one Series A-1 Warrant to purchase one share of Common Stock and one Series A-2 Warrant to purchase one share of Common Stock. Each Warrant will have an exercise price of $ per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, each Warrant will be exercisable upon issuance (the “Initial Exercise Date”). The Series A-1 Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series A-2 Warrants will expire on the eighteen-month anniversary of the Initial Exercise Date. See the section of this prospectus entitled “Description of Securities We Are Offering” for additional information.

Assumed Public Offering Price	$0.4200 per share

Common Stock issued and outstanding prior to the Offering	29,273,322 shares of Common Stock (as of September 30, 2025, as adjusted for subsequent issuances of shares of Common Stock pursuant to the ELOC Agreement)

Common Stock issued and outstanding after the Offering	53,082,845 shares of Common Stock (assuming the full exercise of any Pre-Funded Warrants issued in this offering and no exercise of the Warrants).

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page 49 of this prospectus.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

Nasdaq ticker symbols

Common Stock: DAIC

Warrants: DAICW

There is no established trading market for the Warrants or Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants or Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

The foregoing discussion and tables above are based on 29,273,322 shares of Common Stock outstanding as of September 30, 2025, adjusted for subsequent issuances disclosed in this prospectus, and excludes:

●	1,797,840 shares of our Common Stock issuable upon the exercise of vested stock options as of September 30, 2025, with a weighted-average exercise price of $0.1008 per share;

●	15,654,983 shares of our Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2025, with a weighted-average exercise price of $11.50 per share; and

●	230,770 shares of our Common Stock issuable upon the exercise of outstanding warrants as of December 31, 2025, with a weighted-average exercise price of $1.69 per share, subject to adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in the registration statement of which this prospectus forms a part, including our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our Common Stock and Warrants. If any of the events or developments described below occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock and Warrants could decline, and investors could lose all or part of their investment. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Notes Regarding Forward-Looking Statements.”

Risks Related to this Offering

We believe that the proceeds of this offering, combined with our limited funds currently on hand, will only be sufficient for us to operate for a relatively limited amount of time. Since we will be unable to generate sufficient funds, if any, to fund our operations for at least several years, we will need to seek additional equity or debt financing to provide the capital required to implement our business plan. If we are unable to raise capital, we could be required to seek bankruptcy protection or other alternatives that would likely result in our securityholders losing some or all of their investment in us.

We believe that the proceeds of this offering, combined with our limited funds currently on hand, will only be sufficient for us to operate for a relatively limited amount of time. Since we will be unable to generate sufficient, if any, revenue or cash flow to fund our operations for at least several years, we will need to seek additional equity or debt financing to provide the capital required to implement our business plan.

Additionally, this offering is being made on a “best efforts” basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital. We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs for the next six to nine months under our current business plan. Without giving effect to the receipt of any proceeds from this offering, we currently estimate that our existing cash and cash equivalents are sufficient to fund business operations into the first quarter of 2026.

We do not currently have any arrangements or credit facilities in place as a source of funds. There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to further delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. Furthermore, if we are unable to raise capital, we could be required to seek bankruptcy protection or other alternatives that would likely result in our securityholders losing some or all of their investment in us. This is a reasonable best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

You will experience immediate dilution in the book value per share of the Common Stock purchased in the offering.

Since the public offering price of our Common Stock in this offering is substantially higher than the net tangible book value per share of our outstanding Common Stock outstanding prior to this offering, you will suffer dilution in the book value of the Common Stock you purchase in this offering. The shares of Common Stock sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our Common Stock in the aggregate offering amount of $10.0 million at an assumed public offering price of $0.4200 per share, and after deducting estimated offering commissions and expenses payable by us, you would suffer immediate dilution of $0.28 per share in the net tangible book value of the Common Stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

If you purchase our securities in this offering you may experience future dilution as a result of future equity offerings or other equity issuances.

We will likely offer and issue additional shares of our Common Stock or other equity or convertible debt securities in order to raise additional capital. Future equity offerings or other equity issuances may be at a price per share that is equal to or greater than the price per share paid by investors in this offering. Future investors in such offerings may have rights superior to existing stockholders, and the price per share at which we sell additional shares of Common Stock or other equity or convertible debt securities in future transactions may be at a higher or lower price per share than the price per share in this offering.

A substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.

The securities offered hereby will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). Sales of a substantial number of shares of our Common Stock in the public market following this offering, or the perception that such sales could occur, could cause the market price of our Common Stock to decline.

We have broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our operating results or the price of our Common Stock.

Our management will have broad discretion over the use of net proceeds from this offering, and we could spend the net proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including costs and expenses associated with being a public company. However, our use of these net proceeds may differ substantially from our current plans. If we do not invest or apply the net proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “[a] broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under FINRA “suitability rules.” FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our Common Stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell our Common Stock.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one year from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for 45 days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

There is no public market for the Warrants and Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Warrants and Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants or Pre-Funded Warrants will be limited.

The holders of Warrants and Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Warrants or Pre-Funded Warrants and acquire shares of our Common Stock, except as set forth in the Warrants and Pre-Funded Warrants.

Until a holder of Warrants and Pre-Funded Warrants acquires the shares of Common Stock upon exercise of the Warrants and Pre-Funded Warrants, as the case may be, such holder will have no rights with respect to the shares of Common Stock underlying such Warrants and Pre-Funded Warrants, except as set forth in the Warrants and Pre-Funded Warrants. Upon exercise of the Warrants and Pre-Funded Warrants, holders will be entitled to exercise the rights of common stockholders only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature.

The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

The Warrants are not exercisable until stockholder approval, provided however, if the Pricing Conditions are met, the Warrants will be exercisable upon issuance.

The Warrants will have an exercise price of $          per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided, however, if the Pricing Conditions are met, the Warrants will be exercisable on the Initial Exercise Date. While we intend to promptly seek Warrant Stockholder Approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Warrants may have no value.

The market price for our Common Stock has been volatile and may continue to fluctuate or may decline significantly in the future.

An active, liquid and orderly market for our Common Stock may not be sustained, which could depress the trading price of our Common Stock or cause it to continue to be highly volatile or subject to wide fluctuations. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Common Stock include, among other things:

●	Our dependence on a limited number of joint design manufacturers and suppliers, component shortages or cost increases, and device quality or recall issues, including firmware update risks, could adversely affect deployments, revenue timing, margins, and investor perceptions.

●	Our cloud platform performance, network outages, and cybersecurity or data incidents could harm customer trust and our results, which could impact our stock price.

●	Our sales cycles are long and our pipeline is immature; revenue forecasts may be volatile, and results may vary significantly period to period.

●	We face complex and evolving regulatory requirements, including privacy and data protection, FCC/telecom rules, export controls and sanctions, environmental requirements (including conflict minerals), and developing AI regulation, any of which could increase costs or constrain our offerings.

●	Our international activities and operations in Puerto Rico expose us to additional risks, including disasters, geopolitical events, currency fluctuations, and differing legal regimes.

●	We rely on third-party technology and open-source software and face intellectual property risks that could lead to disputes, licensing costs, product changes, or service interruptions.

●	The terms of our existing financings and potential future equity or debt issuances, as well as outstanding and potential new warrants, could result in dilution, selling pressure, or perceived overhang, adversely affecting our stock price.

These broad market and industry factors may decrease the market price of our Common Stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

This is a “best efforts” offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available on terms acceptable to us, or at all.

Risks Related to Our Business and Industry

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting.

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. For the quarter ended September 30, 2025, we identified the material weakness in our internal control over financial reporting related to the following as of September 30, 2025:

Costs of Goods Sold. During the preparation of financial statements for the quarter ended June 30, 2025, management identified multiple costs that were improperly included in cost of goods sold in the quarter ended March 31, 2025, as well as for the three and nine months ended September 30, 2024, as disclosed in Note 4 of the condensed consolidated financial statements included elsewhere in this prospectus. The root cause of the error was a lack of preventative control designed to ensure proper categorization of expenses on purchase orders generated by our operating departments. In addition, the Company lacked detective controls to ensure finance management reviewed period-over-period changes in cost of goods sold relative to budgeted and actual production levels. As a result of these control deficiencies, cost of goods sold was overstated by $310,160 for the three months ended March 31, 2025, with a corresponding understatement of total operating expenses, and by $137,204 for the three and nine months ended September 30, 2024, also with a corresponding understatement of total operating expenses. See Note 4 of the condensed consolidated financial statements (unaudited) included elsewhere in this prospectus.

Accounting Personnel and Financial Reporting Controls. Management also identified that the Company does not currently have adequate staffing in its accounting department and has not yet designed and implemented the appropriate processes and internal controls to support accurate and timely financial reporting, which (i) may restrict the Company’s ability to review and approve certain material journal entries which increases the likelihood that a material misstatement of interim or annual financial statements might not be prevented; and (ii) resulted in the Company’s inability to have proper segregation of duties between the preparation, review and approval of certain material reconciliations related to financial reporting in a timely manner.

Fair Value Calculation Controls. In addition, management identified a material weaknesses in the design of internal controls related to the review of the fair value calculation of SAFE notes performed by a third-party valuation specialist. The controls lacked the precision needed to detect inappropriate inputs that could materially impact valuation.

As a result of the identified material weakness, our management concluded that our internal controls over financial reporting was not effective as of September 30, 2025. The Company is actively working to develop and implement remediation plans related to the material weakness identified. Remediation efforts include enhancing the design and implementation of controls over the accounting for financial instruments and hiring additional qualified accounting personnel.

To respond to the material weaknesses, we devoted significant effort and resources to the remediation and improvement of our internal controls over financial reporting, including enhancing the design and implementation of controls over the accounting for financial instruments and hiring additional qualified accounting personnel.

Any failure to maintain such internal controls could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our ordinary shares is listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our ordinary shares.

We can give no assurance that the measures we have taken will remediate the material weaknesses identified or that any additional material weaknesses will not arise in the future due to a failure to implement and maintain adequate internal controls over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2025, we had cash of $1,418,834 and working capital deficit of $5,404,007. Further, we have incurred and expect to continue to incur significant costs in pursuit of our revenue growth but we cannot assure you that our plans will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Funding Requirements and Going Concern.” The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Our rapid growth makes it difficult to evaluate our future prospects and increases the risk that we will not continue to grow at or near historical rates.

We are largely a pre-revenue company, with revenue of $172,661 and $439,640 for the fiscal years ended December 31, 2024 and 2023, respectively, and revenue of $1,257,813 and $183,631 for the nine-month periods ended September 30, 2025 and 2024, respectively. As a result, our ability to forecast our future results of operations is subject to a number of uncertainties, including our ability to effectively plan for and model future growth. Many factors may contribute to declines in our revenue growth rate, including increased competition, slowing demand for our solution from existing and new customers, a failure by us to continue capitalizing on growth opportunities, termination of contracts by our existing customers, and the maturation of our business, among others. Our recent and historical growth should not be considered indicative of our future performance. Even if our revenue continues to increase over the long term, we expect that our revenue growth rate will decline in the future as a result of a variety of factors, including the maturation of our business. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, our growth rates may slow and our business, financial condition, and results of operations could be harmed.

We face risks associated with the growth of our business in new use cases.

Historically, most of our revenue has been derived from sales relating to research and development activities, including proof of concept demonstrations. In 2025, we have invested in driving market demand through expansion of sales and marketing activities. We plan to expand the use cases of our solution, including those where we may have limited operating experience, and may be subject to increased business, technology, and economic risks that could affect our financial results. Entering new use cases and expanding in the use cases in which we are already operating will continue to require significant resources, and there is no guarantee that such efforts will be successful or beneficial to us. Historically, sales to a new customer have often led to additional sales to the same customer or similarly situated customers. To the extent we expand into and within new use cases that are regulated, we will likely face additional regulatory scrutiny, risks, and burdens from the governments and agencies which regulate those markets and industries. It is uncertain whether we will be able to achieve penetration and organic growth with respect to any new use cases that we pursue. Any failure to do so may harm our reputation, business, financial condition, and results of operations.

If we fail to effectively manage our growth, our business and results of operations could be harmed.

We have experienced and expect to continue to experience rapid growth, which has placed, and may continue to place, significant demands on our management, operational, and financial resources. For example, our headcount has grown from our 2 founding employees as of the last business day of the fiscal year ended December 31, 2020 to 68 employees as of the last business day of the fiscal quarter ended December 31, 2025. In addition, we have begun to cultivate channel partners to expand our operations globally and sell our products to customers in Asia and Europe in the short term, and we plan to continue to expand our operations internationally in the future. We have also experienced significant growth in the number of customers, connected assets, transactions, and data supported by our solution and our associated infrastructure, which has placed additional demands on our resources and operations. Our organizational structure is becoming more complex, and we need to scale and adapt our operational, financial, and management controls, as well as our reporting systems and procedures, to manage this complexity. We will require significant expenditures and the allocation of management resources to grow and change in these areas. If we fail to successfully manage our anticipated growth, the quality of our solutions may suffer, which could negatively affect our brand and reputation, harm our ability to retain and attract customers, and adversely impact our business, financial condition, and results of operations.

If we are unable to attract new customers, our future revenue and results of operations will be harmed.

Our future success depends, in part, on our ability to attract new customers. Our ability to attract new customers will depend on the perceived benefits and pricing of our solution and the effectiveness of our sales and marketing efforts. Other factors, many of which are out of our control, may now or in the future impact our ability to attract new customers, including:

●	potential customers’ commitments to or preferences for their existing vendors

●	actual or perceived switching costs

●	potential customers’ inexperience with or reluctance to adopt our solutions in their physical operations;

●	our failure to help potential customers successfully deploy and use our solutions;

●	our failure to develop or expand relationships with existing partners or to attract new partners;

●	our failure to expand into new markets;

●	our failure to expand, retain, and motivate our engineering and research and development, sales and marketing, and other personnel;

●	the adoption of new, or the amendment of existing, laws, rules, or regulations that negatively impact the utility of, or that require difficult-to-implement changes to, our solutions; and

●	general macroeconomic conditions.

If our efforts to attract new customers are not successful, our business, financial condition, and results of operations will suffer.

 If we are unable to retain and expand our relationships with existing customers, our financial position and results of operations will be harmed.

In order for us to maintain or improve our results of operations, it is important that our customers renew their subscriptions to access our Dot Cloud SaaS platform when existing contract terms expire and that we expand our commercial relationships with our existing customers. Our contracts are typically for a subscription term of 3 to 5 years. However, our customers have no obligation to renew their subscriptions after the initial terms expire, and our customers might not renew their subscriptions for a similar contract period, with the same or greater economic terms, or at all. In the past, some of our customers have elected not to renew their subscriptions with us and it is difficult to accurately predict long-term customer retention, in part due to our limited experience with renewal cycles to date. Customers may choose not to renew their subscriptions for many reasons, including the belief that our solution is not required for their business needs or is otherwise not cost-effective, a desire to reduce discretionary spending, our discontinuation of a desired application or a belief that our competitors’ offerings provide better value. Additionally, our customers might not renew for reasons entirely out of our control, such as mergers and acquisitions affecting our customer base, the dissolution of their business or business segment utilizing our solution or an economic downturn affecting their industry. A decrease in our renewal rate would have an adverse effect on our business, financial condition, and results of operations.

A part of our growth strategy is to sell subscriptions to our Dot Cloud SaaS platform and expand use cases with our existing customers. Our ability to sell subscriptions to our Dot Cloud SaaS platform will depend in significant part on our ability to anticipate industry evolution, practices and standards. Additionally, we will need to continue to enhance existing solutions and introduce new solutions and features on a timely basis to keep pace with technological developments both within our industry and in related industries, and to remain compliant with any federal, state, local, or foreign regulations that apply to us or our customers. However, we may prove unsuccessful either in developing new solutions or in expanding the set of third-party applications and devices with which our solutions integrate, particularly as we expand our solutions into use cases that have not been our historical focus and as we continue to refine our efforts to hire, develop, and retain engineering talent. In addition, the success of any enhancement or new solution depends on several factors, including the timely completion, introduction and market acceptance of the enhancement or solution. Any new solutions we develop or acquire might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenue, particularly with respect to use cases that have not been our historical focus. If any of our competitors implements new technologies before we are able to implement them or better anticipates the innovation and integration opportunities in related industries, our business may be adversely affected.

Another part of our growth strategy is to sell additional subscriptions to existing customers as they increase their number of connected assets, such as vehicles, warehouses, and yards. However, our customers may not continue to grow and expand their operations, or may opt not to purchase additional subscriptions from us to cover their expanded operations. A decrease in our ability to sell additional subscriptions to our Dot Cloud SaaS platform to our existing customers could have an adverse effect on our business, financial condition, and results of operations.

Certain estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this prospectus relating to the size and expected growth of our target markets may prove to be inaccurate. Even if the markets in which we compete meet the size estimates and growth forecasted in this prospectus, we may not successfully penetrate these markets and our business could fail to grow at a similar pace, if at all.

We may not be able to successfully execute our strategic initiatives or meet our long-term financial goals.

A significant part of our business strategy is to focus on long-term growth over short-term financial results. We expect to continue making significant expenditures on engineering talent, sales, hiring and marketing efforts and expenditures to develop new features, integrations, capabilities, and enhancements to our solution and further expand the use cases addressed by our solutions. We have been engaged in strategic initiatives to expand the scope of our core business to improve long-term stockholder value, to improve our cost structure and efficiency, and to increase our selling efforts and develop new business. We may not be able to successfully execute these or other strategic initiatives or execute these initiatives on our expected timetable. If we are not successful in expanding our use cases and obtaining operational efficiencies, our business, financial condition, and results of operations could be harmed.

 Our dependence on a limited number of joint design manufacturers and suppliers of manufacturing services and critical components within our supply chain for our IoT devices may adversely affect our results of operations.

Our devices are made using an outsourced manufacturing business model that utilizes joint design manufacturers. We depend on a limited number of joint design manufacturers to allocate sufficient manufacturing capacity to meet our needs, to produce devices, or components thereof, of acceptable quality at acceptable yields, and to deliver those devices or components to us on a timely basis. We are subject to the risk of shortages and long lead times in the supply of these devices and components. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. We may in the future experience component shortages, and the predictability of the availability of these components may be limited. We cannot assure you that our inventory will be sufficient for our needs or that future disruptions to our supply of devices or materials will not occur. Any delay in the shipment of devices or any other necessary materials delays our ability to recognize revenue for subscriptions purchased by our customers.

In addition, some of our suppliers, joint design manufacturers, and logistics providers may have more established relationships with larger volume device manufacturers, and as a result of such relationships, such suppliers may choose to limit or terminate their relationship with us. Developing suitable alternate sources of supply for these devices and components may be time-consuming, difficult, and costly, and we may not be able to source these devices and components on terms that are favorable to us, or at all, which may adversely affect our ability to meet our requirements or provide our customers with needed devices in a timely or cost-effective manner. Because our customers often must install devices before being able to fully utilize our Dot Cloud SaaS platform, any interruption or delay in the supply of any of these devices or components, or the inability to obtain these devices or components from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to onboard new customers. In addition, increased device or component costs would negatively impact our results of operations.

Our dependence on a key supplier in Israel and the possibility of having to switch suppliers may adversely affect our results of operations.

We have a key component for one of our products that is made and supported in Israel. While this supplier has remained stable for us to date, there is a risk that the situation may change. We have developed an alternative path that we can use to obtain similar functionality, but switching costs include delays in delivery and some feature disruption in our operations.

If we are not able to develop and timely introduce new solutions and features for our Dot Cloud SaaS platform that achieve market acceptance, keep pace with technological developments, and meet emerging regulatory requirements, our business, financial condition, and results of operations would be harmed.

Our ability to attract new customers and increase revenue from existing customers depends in large part on our ability to enhance and improve our existing solutions and to introduce compelling new solutions and features that reflect the changing nature of our customers’ needs and the regulations to which they are subject. The success of any enhancement to our Dot Cloud SaaS platform depends on several factors, including timely completion and delivery, competitive pricing, adequate quality testing, integration with existing technologies, and overall market acceptance. Factors outside of our control, such as developing laws and regulations, regulatory orders, competitive product offerings, and changes in demand for our solution may also materially impact the successful implementation of new solutions. Any new solution that we develop may not be introduced in a timely or cost-effective manner, may contain bugs or other defects, or may not achieve the market acceptance necessary to generate significant revenue.

Further, the development of new solutions can be difficult, time-consuming and costly. There are inherent risks and uncertainties associated with offering new solutions, especially when new markets are not fully developed, related technology standards are not mature, or when the laws and regulations regarding a new solution are evolving. If we are unable to successfully develop and timely introduce new solutions, enhance our existing Dot Cloud SaaS platform to meet customer requirements, or otherwise gain market acceptance, our business, financial condition, and results of operations would be harmed.

Our sales pipeline is immature, and as such, revenue forecasts and projections are likely to be unstable through fiscal year 2025 and into fiscal year 2026.

We anticipate typical sales cycles to be nine to twelve months for most of our opportunities and are only six months into an aggressive pivot to active sales and marketing. As such, revenue forecasts and projections are likely to be unstable through fiscal year 2025 and into fiscal year 2026, as we mature our best opportunities and add depth to our pipeline. While we will provide our best forecast and communicate changes as they occur, investors should be warned that this instability in revenue is the nature of emerging from a startup mode into a more mature growth organization.

The length of our sales cycle can be unpredictable, particularly with respect to sales to large customers, and our sales efforts may require considerable time and expense.

It is difficult to predict exactly when, or even if, we will make a sale to a potential customer or if we can increase sales to our existing customers. Customers with substantial or complex organizations may choose to deploy our solutions in large increments on a periodic basis. Accordingly, customers may purchase subscriptions for significant dollar amounts on an irregular and unpredictable basis. Because of our limited operating history and the nature of our business, we cannot predict the timing or cost of these sales and deployment cycles. Variations in the sales cycles among our customers based on the size and complexity of their operations, as well as the possibility that customers may purchase new subscriptions sporadically with short lead times, which may adversely impact our ability to anticipate the timing and amount of revenue and contract value from new customers.

In particular, part of our strategy is to target sales to larger customers. Sales to larger customers involve risks that may not be present or that are present to a lesser extent with sales to smaller organizations, such as longer sales cycles (which typically last several months and in some cases have exceeded one year), more complex customer product requirements and expectations related to invoicing and payment terms, substantial upfront sales costs, and less predictability in completing some of our sales. For example, large customers may require considerable time to evaluate and test our solution prior to purchasing a subscription. A number of factors influence the length and variability of our sales cycle, including the need to educate potential customers about the uses and benefits of our solution, the discretionary nature of purchasing and budget cycles, the competitive nature of evaluation and purchasing approval processes, the customer’s contemplated use case, the specific deployment plan of each customer, the complexity of the customer’s organization, and the difficulty of such deployment, as well as whether a sale is made directly by us or through other partners. Moreover, large customers often begin to deploy our solution on a limited basis but nevertheless may require a greater level of support from our customer support personnel and negotiate pricing discounts, which increases our upfront investment in the sales effort with no guarantee that sales to these customers will justify our substantial upfront investment. If we fail to effectively manage these risks associated with sales cycles, sales timing uncertainty, sales to large customers and collection of payment from our customers, our business, financial condition, and results of operations may be adversely affected.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, or changing customer needs, requirements or preferences, our Dot Cloud SaaS platform may become less competitive.

The industries in which we participate are subject to rapid technological change. The introduction of new technologies will continue to have a significant effect on competitive conditions to which we are subject. In order to continue to provide value for our customers, we must offer innovative solutions that allow our customers to track and manage their equipment, employees, sites and other connected assets on a timely basis. Certain technologies and industry developments may negatively impact our ability to compete within certain industry segments. If we are unable to develop new solutions that provide utility to our customers and provide enhancements and new features for our existing solutions that keep pace with rapid technological and regulatory change, our revenues and results of operations could be adversely affected.

To keep pace with technological and competitive developments, we have in the past invested, and may continue to invest, in complementary businesses, technologies, products, services, and other assets that expand the solutions that we can offer our customers. We may make these investments without being certain that they will result in products or enhancements that will be accepted by existing or prospective customers or that will achieve market acceptance. If we are unable to successfully enhance our Dot Cloud SaaS platform to meet evolving customer requirements, increase adoption and use cases of our solution, and develop new solutions and features, then our business, financial condition, and results of operations would be adversely affected.

We rely on industry standards and technology developed and maintained outside of our control. For example, many of our solutions depend on cellular, GPS, and Wi-Fi technology and are built upon such technologies. We do not control the development of such technologies, and so it may be possible in the future that the components of the underlying technologies that interface with or are built into our solution develop in ways that are not beneficial to our growth and technological capabilities. If these technologies do not continue to be improved or are replaced with alternative technologies that we do not effectively adapt to, our ability to innovate may be diminished and our market appeal and value to customers may be harmed.

We face intense and increasing competition, and we may not be able to compete effectively, which could reduce demand for our solution and adversely affect our business, revenue growth, and market share.

The markets for the solutions and use cases for which we compete are new and rapidly evolving. Our historical competition has been specific to the individual solution sets that we target, or specific to operational groupings. For example, certain of our solution compete with historical RFID and Barcode companies such as Zebra, Honeywell, Smartrac and HID Global.

Competition in these markets is based on several factors, including the comprehensiveness of a solution; feature set breadth and extensibility; analytical capability; ease of adoption; platform reliability, security and scalability; customer support; ability to realize cost savings; brand awareness and reputation; and the strength of sales, marketing and channel partnerships.

Some of our competitors may have greater financial resources, greater brand recognition, larger sales forces and marketing budgets than us, as well as broader distribution networks. Large corporations, in particular, may be able to utilize their distribution networks and existing relationships to offer new solutions, in addition to solutions in other verticals already being provided to customers. We expect additional competition as our market grows and rapidly changes, and we may choose to enter or expand into new markets as well. We expect competition to increase as other established and emerging companies enter the markets in which we compete, as customer requirements evolve and as new products and services and technologies are introduced. Certain of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services, or other resources and greater name recognition than we do. In addition, certain of our current and potential competitors have strong relationships with current and potential customers and extensive knowledge of industries with physical operations. As a result, our current and potential competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or customer requirements or devote greater resources than we can to the development, promotion, and sale of their products and services. Moreover, certain of these companies are bundling their products and services into larger deals or subscription renewals, often at significant discounts as part of a larger sale. In addition, some current and potential competitors may offer products or services that address one or a limited number of functions at lower prices or with greater depth than our solution. Our current and potential competitors may develop and market new technologies with comparable functionality to our solution. As a result, we may experience reduced gross margins, longer sales cycles, and loss of market share. This could lead us to decrease prices, implement alternative pricing structures, or introduce products and services available for free or a nominal price in order to remain competitive. We may not be able to compete successfully against current and future competitors, and our business, financial condition, and results of operations will be harmed if we fail to meet these competitive pressures.

Moreover, current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others, including our current or future channel partners, OEM partners, and other strategic technology companies. By doing so, these competitors may increase their ability to meet the needs of our existing or potential customers. In addition, our current or prospective indirect sales channel partners may establish cooperative relationships with our current or future competitors. These relationships may limit our ability to sell or certify our solution through specific distributors, technology providers, database companies, and distribution channels and allow our competitors to rapidly gain significant market share. These developments could limit our ability to obtain revenue from existing and new customers. If we are unable to compete successfully against current and future competitors, our business, financial condition, and results of operations would be harmed.

If we do not develop devices that are compatible with third-party hardware, software and infrastructure, including the many evolving wireless industry standards, our ability to introduce and sell new subscriptions to access our Dot Cloud SaaS platform could suffer.

In order to support customers’ adoption of our Dot Cloud SaaS platform, we develop devices that are compatible with a wide variety of hardware, software and infrastructure. Not only must we ensure our devices are compatible with applications and technologies developed by our partners and vendors, but we must also ensure that our devices can interface with third-party hardware, software or infrastructure that our customers may choose to adopt. To the extent that a third party were to develop software applications or devices that compete with ours, that provider may choose not to support our solution. In particular, our ability to accurately anticipate evolving wireless technology standards and ensure that our devices comply with these standards in relevant respects is critical to the functionality of our devices. Any failure of our devices to be compatible or comply with the hardware, software, or infrastructure — including wireless communications standards — utilized by our customers could prevent or delay their implementation of our Dot Cloud SaaS platform and require costly and time-consuming engineering changes. Additionally, if an insufficient number of wireless operators or subscribers adopt the standards to which we design our devices, our ability to introduce and sell subscriptions to our Dot Cloud SaaS platform would be harmed.

The competitive position of our Dot Cloud SaaS platform depends in part on its ability to operate with a wide variety of data sources and infrastructure, and if we are not successful in maintaining and expanding the compatibility of our solutions with such data sources and infrastructure, our business, financial condition, and results of operations could be adversely impacted.

The competitive position of our Dot Cloud SaaS platform depends in part on its ability to operate with a wide array of physical sensors and devices — including devices manufactured by us and by third parties, other software and database technologies, and communications, networking, computing and other infrastructure. As such, we must continuously modify and enhance our Dot Cloud SaaS platform to be compatible with evolving hardware, software, and infrastructure that are used by our current and potential partners, vendors and customers. In the future, one or more technology companies may choose not to support the interoperation of their hardware, software, or infrastructure with solutions such as ours, or our solutions may not otherwise support the capabilities needed to operate with such hardware, software, or infrastructure. We intend to facilitate the compatibility of our Dot Cloud SaaS platform with a wide variety of hardware, software, and infrastructure by maintaining and expanding our business and technical relationships. If we are not successful in achieving this goal, our business, financial condition, and results of operations could be adversely impacted.

Our ability to grow our business is dependent in part on strategic relationships we develop and maintain with third parties.

We believe that our ability to increase our sales depends in part on maintaining and strengthening relationships with parties such as channel partners, OEM partners, and other strategic technology companies. Once a relationship is established, we likely will dedicate significant time and resources to it in an effort to advance our business interests, and there is no assurance that any strategic relationship will achieve our business purposes or that the resources we use to develop the relationship will be cost-effective. Parties with whom we establish strategic relationships also work with companies that compete with us. We have limited, if any, control as to whether these parties devote adequate resources to our strategic relationships. Further, companies with whom we maintain strategic relationships may de-emphasize their dealings with us or become competitors in the future. We also have limited, if any, control as to other business activities of these parties and we could experience reputational harm because of our association with such parties if they fail to execute on business initiatives, are accused of breaking the law or suffer reputational harm for other reasons. All of these factors could materially and adversely impact our business and results of operations.

Changes in our subscription or pricing models could adversely affect our business, financial condition and results of operations.

The sales price for subscriptions to access our Dot Cloud SaaS platform may decline for a variety of reasons, including competitive pricing pressures, discounts, anticipation of the introduction of new solutions and features, changes in pricing models for existing solutions and access to our solutions (including changes as to the timing of customers’ payments over the course of their subscriptions) or promotional programs. As we expand our offerings, new competitors introduce new solutions or services that compete with ours, or we enter into new international markets, we may be unable to attract new customers using the same pricing models as we have historically used. Larger competitors, including new entrants to our market, may reduce the price of offerings that compete with ours or may bundle them with other offerings and provide them for free. Any decrease in the sales prices for access to our Dot Cloud SaaS platform, without a corresponding decrease in costs or increase in sales volume, would adversely affect our revenue and gross profit.

We may also have difficulty determining the appropriate price structure for new solutions. Regardless of the pricing model used, larger customers may demand higher price discounts than have been given in the past, or are given to other customers. As a result, we may be required to reduce our prices, offer shorter contract durations or offer alternative pricing models. If we do not maintain our prices and gross profits at levels that will allow us to achieve and maintain profitability, our business, financial condition, and results of operations will be harmed.

Our results of operations and our business metrics are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations.

Our results of operations and business metrics have fluctuated from quarter-to-quarter in the past and may continue to vary significantly in the future so that period-to-period comparisons of our results of operations and business metrics may not be meaningful. Accordingly, our financial results in any one quarter should not be relied upon as indicative of future performance.

Our quarterly results of operations and business metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, may be difficult to predict, and may or may not fully reflect the underlying performance of our business. Among the factors that may cause fluctuations in our quarterly financial results and our business metrics are those listed below:

●	Our ability to attract new customers, particularly large customers;

●	Our ability to retain and expand our relationships with existing customers;

●	Our ability to successfully expand our business domestically and internationally;

●	Our ability to gain new channel partners and retain existing channel partners;

●	Our ability to attract and retain key employees and other qualified personnel;

●	Fluctuations in the growth rate of the overall market that our solution addresses;

●	Our ability to effectively manage our growth;

●	Fluctuations in the mix of our revenue;

●	The amount and timing of operating expenses related to the maintenance and expansion of our business and operations, including continued investments in sales and marketing, research and development and general and administrative resources;

●	Network outages or performance degradation of our cloud service;

●	Information security or cybersecurity breaches;

●	General economic, industry and market conditions;

●	Changes in law and regulations affecting our and our customers’ businesses or product requirements;

●	Increases or decreases in the number of subscriptions or pricing changes upon any renewals of customer agreements;

●	Changes in our pricing policies or those of our competitors;

●	The budgeting cycles and purchasing practices of customers;

●	Decisions by potential customers to purchase alternative solutions from other vendors;

●	Insolvency or credit difficulties confronting our customers, which could adversely affect their ability to purchase or pay for a subscription to use our solution;

●	The cost and potential outcomes of future litigation or other disputes;

●	Future accounting pronouncements or changes in our accounting policies;

●	Our overall effective tax rate, including impacts caused by any reorganization in our corporate tax structure and any new legislation or regulatory developments;

●	Fluctuations in stock-based compensation expense;

●	Trade protection measures (such as tariffs and duties) and import or export licensing requirements;

●	Fluctuations in foreign currency exchange rates;

●	Our timing and success in introducing new features and Applications to the market, including integrations of our solution with additional third-party software and devices;

●	The actions of our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, customers or strategic partners;

●	Our ability to successfully manage and realize the anticipated benefits of any future acquisitions of businesses, solutions, or technologies;

●	The timing of expenses related to the development or acquisition of businesses, solutions, or technologies and potential future charges for impairment of goodwill from acquired companies; or

●	Other risk factors described in this prospectus.

If we are unable to achieve and sustain a level of liquidity sufficient to support our operations and fulfill our obligations, our business, financial condition, and results of operations could be adversely affected.

We actively monitor and manage our cash and cash equivalents so that sufficient liquidity is available to fund our operations and other corporate purposes. In the future, increased levels of liquidity may be required to adequately support our operations and initiatives and to mitigate the effects of business challenges or unforeseen circumstances. If we are unable to achieve and sustain such increased levels of liquidity, we may suffer adverse consequences, including reduced investment in our platform development, difficulties in executing our business plan and fulfilling our obligations, and other operational challenges. Any of these developments could adversely affect our business, financial condition, and results of operations.

Our business is exposed to risks related to third-party financing of our customers’ subscriptions to our Dot Cloud SaaS platform.

Historically, some of our customers have relied on third parties to finance their purchase of subscriptions to our Dot Cloud SaaS platform. This need to arrange third-party credit may lengthen our sales cycles or otherwise lengthen the amount of time required to negotiate customer agreements. Our channel may provide customers seeking financing with contact information for lenders that are known to them through their financing of other customers’ subscriptions. These arrangements can create challenging dynamics for us when disputes arise between a customer and a lender to whom we have introduced a customer. In the event that financing is not available to those of our customers who require it, on commercially reasonable terms or at all, we could experience reduced sales, extended sales cycles, and increased churn. In the event of a dispute between a customer and a lender, we could suffer reputational harm and damage to our relationships with customers and those that provide financing to our customers. The occurrence of any of these would adversely impact our business, financial condition, and results of operations.

We may not be able to maintain and expand our business if we are not able to hire, retain and manage qualified personnel, and in particular, our key personnel.

Our success in the future depends in part on the continued contribution of our executive, technical, engineering, sales, marketing, operations and administrative personnel. Recruiting and retaining skilled personnel in the industries in which we operate, including engineers and other technical staff and skilled sales and marketing personnel, is highly competitive. In addition, the success of any future acquisitions depends in part on our retention and integration of key personnel from the acquired company or business.

Although we may enter into employment agreements with members of our senior management and other key personnel, these arrangements are at-will and do not prevent any of our management or key personnel from leaving the company. If we are not able to attract or retain qualified personnel in the future, or if we experience delays in hiring required personnel, particularly qualified technical and sales personnel, we may not be able to maintain and expand our business.

Further, we rely in part on direct sales employees to sell our products in the United States and internationally. We are focused on increasing the size and effectiveness of our sales force, marketing activities, sales management team and corporate infrastructure, as well as exploring further relationships with third-party resellers. At present, we intend to significantly increase the size of our current direct sales organization and to more efficiently leverage our expanded sales force to increase sales coverage for our solution and to support significant channel growth. We cannot assure you that we will be able to attract and retain the additional personnel necessary to grow and expand our business and operations. Further, we expect that the onboarding of new sales and marketing personnel will take considerable time to enable new employees to ramp up to full productivity. If we are unable to expand our sales force at sufficiently high levels and onboard new sales personnel successfully, our ability to attract new customers may be harmed, and our business, financial condition and results of operations would be adversely affected. In addition, any failure to adequately train our employees on how to communicate the uses and benefits of our solution to potential and existing customers may prevent us from increasing our market share and revenue. If we fail to identify, attract, retain and motivate these highly skilled personnel, we will be unable to achieve our growth expectations, and our business, financial condition, and results of operations may be harmed.

Our ability to achieve customer renewals and increase sales of our products is dependent on the quality of our customer success and support teams, and our failure to offer high quality support would have an adverse effect on our business, reputation, and results of operations.

Our customers depend on our customer support team to resolve issues and our customer success team to realize the full benefits relating to our Dot Cloud SaaS platform. If we do not succeed in helping our customers quickly resolve post-deployment issues or provide effective ongoing support and education on our Dot Cloud SaaS platform, our ability to sell additional subscriptions to, or renew subscriptions with, existing customers or expand the value of existing customers’ subscriptions would be adversely affected and our reputation with potential customers could be damaged. Many large customers have more complex IT environments and require higher levels of support than smaller customers. If we fail to meet the requirements of these larger customers, it may be more difficult to grow sales with them.

Additionally, it can take several months to recruit, hire, and train qualified engineering-level customer support employees. We may not be able to hire such employees fast enough to keep up with demand, particularly if the sales of our products exceed our internal forecasts. To the extent that we are unsuccessful in hiring, training, and retaining adequate customer support employees, our ability to provide adequate and timely support to our customers, and our customers’ satisfaction with our products, will be adversely affected. Our failure to provide and maintain high-quality support services would have an adverse effect on our business, reputation, and results of operations.

If we are not able to maintain and enhance our brand, our business, financial condition, and results of operations may be harmed.

We believe that maintaining and enhancing our reputation as a differentiated and category-defining company is critical to our relationships with our existing customers and to our ability to attract new customers. We also believe that the importance of brand recognition will increase as competition in our market increases, and that brand and reputation are particularly important in the physical operations industry given the potential impact of any failure of our solution on the physical operations of our customers. The successful promotion of our brand attributes will depend on a number of factors, including our and our channel partners’ marketing efforts, our ability to continue to develop high-quality solutions and our ability to successfully differentiate our solutions and devices from those of competitors. In addition, independent industry analysts may provide reviews of our solution and our competitors’ products, which could influence the perception of the relative value of our Dot Cloud SaaS platform in the marketplace. If these reviews are negative, or less positive as compared to those of our competitors’ products, our brand may be harmed.

The promotion of our brand requires us to make substantial expenditures, and we anticipate that the expenditures will increase as our market becomes more competitive, as we expand into new markets, and as more sales are generated through our channel partners. Our brand promotion activities may not generate customer awareness or yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we do not successfully maintain and enhance our brand, our business may not grow, we may have reduced pricing power relative to competitors, and we could lose customers or fail to attract potential customers, any of which would harm our business, financial condition, and results of operations.

If we cannot maintain our company culture as we grow, our success and our business and competitive position may be harmed.

We believe that our success to date has been driven in part by our company’s cultural principles of focusing on customer success, building for the long term, adopting a growth mindset, being inclusive and winning as a team. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important aspects of our culture. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. As a result, if we fail to maintain our company culture, our business and competitive position may be harmed.

We typically provide service-level commitments under our subscription agreements. If we fail to meet these contractual commitments, we could be obligated to provide credits for future service or face subscription termination with refunds of prepaid amounts, which would lower our revenue and harm our business, financial condition, and results of operations.

Our subscription agreements typically contain service-level commitments, and our agreements with larger customers may carry higher service-level commitments than those provided to customers generally. If we are unable to meet the stated service-level commitments, including failure to meet the uptime and response time requirements under our customer subscription agreements, we may be contractually obligated to provide these customers with service credits, which could significantly affect our revenue in the periods in which the failure occurs and the credits are applied. We could also face subscription terminations and a reduction in renewals, which could significantly affect both our current and future revenue. We offer multiple tiers of subscriptions to our products and, as such, our service-level commitments will increase if more customers choose higher tier subscriptions. Any service-level failures could also damage our reputation, which could also adversely affect our business, financial condition, and results of operations.

A real or perceived defect, security vulnerability, error, or performance failure in our Dot Cloud SaaS platform could cause us to lose revenue, damage our reputation, and expose us to liability, and our product liability insurance may not adequately protect us.

Our Dot Cloud SaaS platform is inherently complex and, despite extensive testing and quality control, has in the past contained and may in the future contain defects or errors, especially when first introduced, or not perform as contemplated. These defects, security vulnerabilities, errors, or performance failures could cause damage to our reputation, loss of customers or revenue, order cancellations, service terminations, or lack of market acceptance of our software. Our customers within the physical operations industry are particularly sensitive to the reliability of our products because a failure of a vehicle or piece of machinery connected to our solution could have a significant impact on their business or employees, including leading to death or serious bodily injury. As the use of our solution, including features and solutions that were recently developed, continues to expand to even more sensitive, secure, or mission-critical uses by our customers, we may be subject to increased scrutiny, potential reputational risk, or potential liability should our solution fail to perform as intended in such deployments. We have in the past needed, and may in the future need, to issue corrective releases to fix these defects, security vulnerabilities, errors or performance failures, which could require us to allocate significant research and development and customer support resources to address these problems. When required to correct device bugs or to implement proactive firmware updates to our devices, we have implemented over-the-air firmware updates to devices that are deployed in the field. If such updates do not perform as anticipated, they may prolong interruptions and performance problems and otherwise impact our reputation and relationship with our customers. Additionally, an improperly configured or deployed update may cause performance issues or disable certain devices in the field, as has occurred in the past. Such an error would require us to fix or replace such devices and may harm our relationship with the impacted customer or customers.

In addition, any data that we license from third parties for potential use in our solution may contain errors or defects, which could negatively impact the analytics that our customers perform on or with such data. This may have a negative impact on how our solution is perceived by our current and potential customers and could materially damage our reputation and brand.

Any limitation of liability provisions that may be contained in our customer, user, third-party vendor, service provider, and partner agreements may not be enforceable or adequate or effective as a result of existing or future applicable laws or unfavorable judicial decisions, and they may not function to limit our liability arising from regulatory enforcement or otherwise. The sale and support of our solution entail the risk of liability claims, which could be substantial in light of the use of our solution in enterprise-wide environments.

In addition, our insurance against this liability may not be adequate to cover a potential claim and may be subject to exclusions, including the possibility that the insurer will deny coverage as to any future claim or exclude from our coverage such claims in policy renewals. The denial of our claims by our insurers or the successful assertion of claims by others against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or coinsurance requirements, could have a material adverse effect on our business, financial condition, results of operations and reputation. Further, there are no assurances that adequate product liability insurance will continue to be available to us in the future on commercially reasonable terms or at all.

Challenges in implementation or incorrect use of, or our customers’ failure to update, our solution could result in customer dissatisfaction and negatively affect our business and growth prospects.

Our solution is often operated in large scale, distributed IT environments, including across a wide array of devices and connected assets. Implementing our solutions in such environments can be a complex and lengthy process, particularly for certain of our customers who are less experienced with respect to the implementation of cloud-based platforms such as ours. Our customers and some partners require training and experience in the proper use of and the benefits that can be derived from our solution to maximize its potential. If users of our Dot Cloud SaaS platform do not implement, use, or update our Dot Cloud SaaS platform correctly or as intended, then inadequate performance and/or security vulnerabilities may result. Because our customers rely on our software and hardware to manage a wide range of operations, the incorrect implementation, use of, or our customers’ failure to update, our software and hardware or our failure to train customers on how to use our solution productively may result in customer dissatisfaction and negative publicity and may adversely affect our reputation and brand. Our failure to effectively provide training and implementation services to our customers could result in lost opportunities for follow-on sales to these customers and decreased subscriptions by new customers, which would adversely affect our business and growth prospects.

Acquisitions, strategic investments, partnerships, or alliances could be difficult to identify, pose integration challenges, divert the attention of management, disrupt our business, dilute stockholder value, and adversely affect our business, financial condition, and results of operations.

We have in the past and may in the future seek to acquire or invest in businesses, joint ventures, and technologies that we believe could complement or expand our Dot Cloud SaaS platform, enhance our technology, or otherwise offer growth opportunities. Further, our anticipated proceeds from this offering increase the likelihood that we will devote resources to exploring larger and more complex acquisitions and investments than we have previously attempted. Any such acquisitions or investments may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable opportunities, whether or not the transactions are completed, and may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel, or operations of any acquired companies, particularly if the key personnel of an acquired company choose not to work for us, their software is not easily adapted to work with our solution, or we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise. Any such transactions that we are able to complete may not result in the synergies or other benefits we expect to achieve, which could result in substantial impairment charges. These transactions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our financial position, costs, and financial flexibility.

We may require additional capital to fund our business and support our growth, and any inability to generate or obtain such capital may adversely affect our business and financial condition.

In order to support our growth and respond to business challenges, such as developing new solutions or devices to stay competitive, acquiring new technologies, and improving our infrastructure, we have made significant financial investments in our business and we intend to continue to make such investments. As a result, we may or debt financings to provide the funds required for these investments and other business endeavors. If we raise additional funds through equity or convertible debt issuances, our existing stockholders may suffer significant dilution and these securities could have rights, preferences, and privileges that are superior to that of holders of our common stock. If we obtain additional funds through debt financing, the terms of such indebtedness may involve restrictive covenants making it difficult to engage in capital raising activities and pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired and our business and financial condition may be adversely affected.

We may not generate sufficient cash to service our indebtedness, and the terms of our new senior secured convertible facility could materially and adversely affect us.

Our ability to service, refinance, or otherwise meet our indebtedness depends on our financial condition, operating performance, access to capital markets, and broader economic and market conditions, many of which are beyond our control. There can be no assurance that our cash flows will be sufficient to satisfy scheduled payments as they come due.

On December 5, 2025, we entered into a senior secured convertible facility with upfront fees and immediate monthly amortization. Monthly installments must be funded primarily through draws on our equity line of credit and failure or inability to draw is an event of default. Issuances and sales under the equity line could increase selling pressure on our common stock and reduce our liquidity. Access to additional tranches is at the lender’s election and conditioned on continued exchange listing and specified price and volume thresholds, and therefore may not be available when needed.

Following an event of default and the effectiveness of a resale registration statement, the facility becomes convertible at a discounted, market-price-based formula, and we have issued (and may issue additional) warrants in connection with tranche fundings. Conversions and warrant exercises could be dilutive and push our stock price down. There can be no assurance that the market will absorb any such issuances without adverse price impact or that we will maintain the listing of our Common Stock.

The facility is secured by first-priority liens on substantially all of our assets and a pledge of subsidiary equity and provides accelerated remedies upon default, which could increase our obligations and facilitate enforcement. The facility also contains restrictive covenants that limit additional debt, liens, and securities issuances and require certain extraordinary receipts to prepay the loans, which could constrain our ability to raise capital or execute our strategy. In addition, legal, contractual, tax, or covenant restrictions may limit our subsidiaries’ ability to upstream cash to us.

Any of the foregoing, individually or in the aggregate, could have a material adverse effect on our business, financial condition, results of operations, and cash flows, increase our cost of capital, reduce our financial flexibility, and negatively affect the market price and liquidity of our Common Stock.

We may be subject to product liability, warranty and recall claims that may increase the costs of doing business and adversely affect our business, financial condition, and results of operations.

We are subject to a risk of product liability or warranty claims if our Dot Cloud SaaS platform and our devices actually or allegedly fail to perform as expected or result, or are alleged to result, in bodily injury and/or property damage. Certain technologies incorporated in our devices may increase the risk profile of such devices. While we maintain what we believe to be reasonable insurance coverage to appropriately respond to such liability exposures, large product liability claims, if made, could exceed our insurance coverage limits and insurance may not continue to be available on commercially acceptable terms, if at all. There can be no assurance that we will not incur significant costs to defend these claims or that we will not experience any product liability losses in the future. In addition, if any of our devices are, or are alleged to be, defective, we may be required to participate in recalls and exchanges of such devices or customer claims against us. The future cost associated with providing product warranties and/or bearing the cost of repair or replacement of our products, or a refund of customer expenses, could exceed our historical experience and have a material adverse effect on our business, financial condition, and results of operations.

As we launch our first family of hardware products, there is a heightened risk of product quality issues. As such, we are subject to a risk of product liability or warranty claims if our Dot Cloud Saas platform and our devices actually or allegedly fail to perform as expected or result, or are alleged to result, in bodily injury and/or property damage. Certain technologies incorporated in our devices may increase the risk profile of such devices. Our experienced team is working to mitigate any product quality issues but despite best efforts, it is historically most likely that issues will arise during this initial launch and stabilization period which extends through fiscal year 2025. While we maintain what we believe to be reasonable insurance coverage to appropriately respond to such liability exposures, large product liability claims, if made, could exceed our insurance coverage limits and insurance may not continue to be available on commercially acceptable terms, if at all. There can be no assurance that we will not incur significant costs to defend these claims or that we will not experience any product liability losses in the future. In addition, if any of our devices are, or are alleged to be, defective, we may be required to participate in recalls and exchanges of such devices or customer claims against us. The future cost associated with providing product warranties and/or bearing the cost of repair or replacement of our products, or a refund of customer expenses, could exceed our historical experience and have a material adverse effect on our business, financial condition, and results of operations.

If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.

As we continue to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. Our international customer contracts are denominated in currencies other than the U.S. dollar. Changes in currency exchange rates over the course of customers’ contract terms may impact the amount of revenue we recognize from a customer from period to period, even in the absence of changes to that customer’s subscriptions. Additionally, currency fluctuations in certain countries and regions may negatively impact actual prices that customers and partners are willing to pay in those countries and regions. Further, we incur expenses for employee compensation and other operating expenses at our non-U.S. locations in the local currency. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in the dollar equivalent of such expenses being higher, which could have a negative impact on our results of operations. Although we may in the future decide to undertake foreign exchange hedging transactions to cover a portion of our foreign currency exchange exposure, we currently do not hedge our exposure to foreign currency exchange risks.

Managing the supply of our devices is complex. Insufficient supply and inventory may result in lost sales opportunities or delayed revenue, while excess inventory may harm our gross margins.

Our third-party manufacturers and suppliers procure components for our devices based on our forecasts, and we generally do not hold significant inventory for extended periods of time. These forecasts are based on estimates of future demand for our products, which can be adjusted based on historical trends and analysis and for overall market conditions, and we cannot guarantee the accuracy of our forecasts. In order to reduce manufacturing lead times and plan for adequate component supply, from time to time we may issue forecasts for components and products that are non cancelable and nonreturnable.

Our inventory management systems and related supply chain visibility tools may be inadequate to enable us to forecast accurately and effectively manage supply of our devices. Supply management remains an increased area of focus as we balance the need to maintain supply levels that are sufficient to ensure competitive lead times against the risk of obsolescence because of rapidly changing technology and end-customer requirements. If we ultimately determine that we have excess supply, we may have to record a reserve for excess manufacturing costs or reduce our prices and write-down inventory, either of which in turn could result in lower gross margins. Alternatively, insufficient supply levels may lead to shortages that result in delayed revenue or loss of sales opportunities altogether as potential end customers are unable to access our Dot Cloud SaaS platform and, as a result, turn to competitors’ products that are readily available. Additionally, any increases in the time required to manufacture our devices or ship these devices could result in supply shortfalls. If we are unable to effectively manage our supply and inventory, our results of operations could be adversely affected.

Our business may be materially and adversely impacted by U.S. and global market and economic conditions adverse to industries that depend on physical operations.

We generate our revenue from selling subscriptions to our solutions to industries that depend on physical operations. These industries include transportation, wholesale and retail trade, healthcare, transportation, aviation, construction, field services, logistics, utilities and energy, government, manufacturing, and others. Given the concentration of our business activities in these industries, we will be particularly exposed to certain economic downturns affecting these industries, in particular with respect to our fleet-focused solutions. U.S. and global market and economic conditions have been, and continue to be, disrupted and volatile. General business and economic conditions that could affect us and our customers include fluctuations in economic growth, debt and equity capital markets, liquidity of the global financial markets, the availability and cost of credit, investor and consumer confidence, and the strength of the economies in which we and our customers operate. A poor economic environment could result in significant decreases in demand for our Dot Cloud SaaS platform, including the delay or cancellation of current or anticipated customer engagements.

Operational challenges and volatile economic conditions have presented and may in the future present difficulties in our ability to timely collect accounts receivables from our customers due to their deteriorating financial condition. In addition, our existing customers may be acquired by or merged into other entities that use our competitors’ products, they may decide to terminate their relationships with us for other reasons, or they may go out of business, each of which would have an adverse effect on our future revenue.

Business disruptions could have serious adverse consequences on our future revenue and financial condition and result in losses that may not be covered by insurance.

Our operations, particularly our operations in Puerto Rico, could be subject to the impact of natural or man-made disasters or other business disruptions, which include, but are not limited to, earthquakes, hurricanes, typhoons, floods, water shortages, wildfires and fires, blizzards and other extreme weather conditions as well as power outages, telecommunications, transportation or infrastructure failure, cybersecurity incidents or physical security breaches related to such catastrophes, public health crises, such as pandemics and epidemics, and geopolitical conflicts, including acts of terrorism, war and civil disorder. We carry insurance against certain risks and in such amounts as we believe are customary for businesses of our kind. However, as the costs and availability of insurance change, we may decide not to be covered against certain losses, including losses resulting from such natural and man-made disasters or environmental liabilities where, in the judgment of management, the insurance is not warranted due to cost or availability of coverage or the remoteness of perceived risk. Furthermore, there are certain types of losses that are generally not insured because they are either uninsurable or not economically insurable. Moreover, the cost of insurance has increased significantly, including as a result of the impact of climate change and inflation, and we may not be able to obtain sufficient coverage at a reasonable cost to protect us against losses.

Our current operations are international in scope, and we plan further geographic expansion, creating a variety of operational challenges.

A component of our growth strategy involves the further expansion of our operations and customer base internationally. We are continuing to adapt to and develop strategies to address international markets, but there is no guarantee that such efforts will have the desired effect. For example, we anticipate that we will need to establish relationships with new partners in order to expand into certain countries, and if we fail to identify, establish, and maintain such relationships, we may be unable to execute on our expansion plans. We intend to increase the scope of our international activities as we continue to pursue opportunities in existing and new international markets, which will require significant dedication of management attention and financial resources.

Our current and future international business and operations involve a variety of risks, including:

●	slower than anticipated availability and adoption of cloud and hybrid infrastructures by international businesses;

●	changes in a specific country’s or region’s political, economic, or legal and regulatory environment, including Brexit, pandemics, tariffs, export quotas, custom duties, trade disputes, tax laws and treaties, particularly due to economic tensions and trade negotiations or other trade restrictions, trade wars, or long-term environmental risks;

●	the need to adapt and localize our solution for specific countries;

●	greater difficulty collecting accounts receivable, longer sales and payment cycles, and different pricing environments;

●	new, evolving, potentially inconsistent and often more stringent regulations relating to privacy, data protection and data security and the unauthorized use of, or access to, commercial, biometric, and/or personal information, particularly in Europe;

●	differing labor regulations, including with respect to wage and hour laws, that make it harder to do business in certain regions such as Europe;

●	challenges inherent in efficiently managing, and the increased costs associated with, an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits, and compliance programs that are specific to each jurisdiction;

●	difficulties in managing a business in new markets with diverse cultures, languages, customs, legal systems, alternative dispute systems, and regulatory systems;

●	increased travel, real estate, infrastructure, legal and compliance costs associated with international operations;

●	increased financial accounting and reporting burdens and complexities;

●	currency exchange rate fluctuations and the resulting effect on our revenue and expenses, and the cost and risk of entering into hedging transactions if we chose to do so in the future;

●	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;

●	new and different sources of competition;

●	laws and business practices favoring local competitors or general market preferences for local vendors;

●	limited or insufficient intellectual property protection or difficulties obtaining, maintaining, protecting, or enforcing our intellectual property rights, including our trademarks and patents, or obtaining necessary intellectual property licenses from third parties;

●	political instability or terrorist activities;

●	pandemics or epidemics that could result in decreased economic activity in certain markets, decreased use of our products and services, or in our decreased ability to import, export, or sell our products and services to existing or new customers in international markets;

●	exposure to liabilities under anti-corruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act (FCPA), U.S. domestic bribery laws, the UK Bribery Act, and similar laws and regulations in other jurisdictions;

●	burdens of complying with U.S. and non-U.S. export control laws and regulations, including Export Administration Regulations (EAR); or

●	burdens of complying with laws and regulations related to taxation; and regulations, adverse tax burdens, and foreign exchange controls that could make it difficult to repatriate earnings and cash.

If we invest substantial time and resources to further expand our international operations and are unable to do so successfully and in a timely manner, our business and results of operations will suffer.

Our wholly-owned subsidiary in Puerto Rico has been granted certain incentives under Act 60 (described below), and the validity of these incentives are conditioned on our continuous compliance with the terms and conditions of the grant.

Our Puerto Rican subsidiary has been granted various incentives under Act 60, including a reduced 1% income tax rate on its industrial development income and a 15 year exemption term from (i) December 23, 2024 for income tax purposes, (ii) January 1, 2024 for real and personal property tax purposes, and (iii) January 1, 2025 for municipal license tax purposes.  The validity of these tax incentives is conditioned on our Puerto Rican subsidiary’s continuous compliance with the terms and conditions of the grant.

We have entered into, or expect to enter into, various arrangements with our subsidiary in Puerto Rico regarding the intercompany provision of services. Applicable taxing authorities could challenge the prices for these services.

We have entered into, or intend to enter into, several contractual arrangements with our Puerto Rican subsidiary. We have made, or intend to make, loans to our Puerto Rican subsidiary and charge market-rate interest on those loans. Our Puerto Rican subsidiary is expected to pay us for corporate services and to pay us royalties in exchange for the use of certain intellectual property. We intend to use valid pricing methodologies to establish arm’s length prices for these arrangements. However, a taxing authority could challenge whether the terms of these arrangements are arm’s length and could require us to make a “transfer pricing” adjustment and assess us for additional taxes. Additionally, under applicable United States tax laws, income of the Puerto Rican subsidiary may be taxable to us on a current basis, even if cash is not distributed from the subsidiary. If our “transfer pricing” is challenged, it could increase the amount of such taxable income. Similar concerns should be expected to apply to our planned subsidiaries in Europe and India, if and when established.

Legal, Regulatory or Compliance Risks

Changes in applicable tax laws, regulations or administrative interpretations thereof may materially adversely affect our financial condition, results of operations and cash flows.

We could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”), enacted in December 2017, resulted in fundamental changes to the Code, including, among many other things, a reduction to the federal corporate income tax rate, a limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on the use of net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), enacted on March 27, 2020, relaxed certain of the limitations imposed by the TCJA for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the TCJA and the CARES Act for future years is difficult to quantify, but these changes could materially adversely affect holders of our Common Stock or the Company. In addition, on August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023. The U.S. Department of the Treasury and the Internal Revenue Service have issued final regulations under Section 4501 that, among other things, define the scope of a “repurchase,” set out an exclusive list of section 317(b) redemptions that are not repurchases, identify transactions treated as economically similar, and describe transactions that are not repurchases. Taxpayers are required to apply these rules in determining whether and to what extent any stock buybacks are subject to the excise tax. Other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest or effect other changes that could have a material adverse effect on the Company’s business, results of operations and financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, our effective tax rate and tax liability are based on the application of current income tax laws, regulations, and treaties. These laws, regulations and treaties are complex, and the manner in which they apply to us and our diverse set of business arrangements is often open to interpretation. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. The tax authorities could challenge our interpretation of laws, regulations, and treaties, resulting in additional tax liability or adjustment to its income tax provision that could increase its effective tax rate. Changes to tax laws may also adversely affect our ability to attract and retain key personnel.

Failure to comply with anti-corruption and anti-money laundering laws, including the FCPA and similar laws associated with our activities outside of the United States, could subject us to penalties and other adverse consequences.

We operate a global business and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We are subject to the Foreign Corrupt Practices Act, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act, and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. These laws that prohibit companies and their employees and third-party intermediaries from corruptly promising, authorizing, offering, or providing, directly or indirectly, improper payments or anything of value to foreign government officials, political parties, and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. In many foreign countries, including countries in which we may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA or other applicable laws and regulations. We face significant risks if we or any of our directors, officers, employees, agents or other parties or representatives fail to comply with these laws and governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, results of operations and financial condition.

We have begun to implement an anti-corruption compliance program and policies, procedures and training designed to foster compliance with these laws; however, our employees, contractors, and agents, and companies to which we outsource some of our business operations, may take actions in violation of our policies or applicable law. Any such violation could have an adverse effect on our reputation, business, operating results and prospects.

Any violation of the FCPA, other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal, or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, operating results, and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

The federal government or independent standards organizations may implement significant regulations or standards that could adversely affect our ability to produce or market our products.

Our products transmit radio frequency waves, the transmission of which is governed by the rules and regulations of the Federal Communications Commission (FCC), as well as other federal and state agencies. Our ability to design, develop and sell our products will continue to be subject to these rules and regulations, as well as many other federal, state, local and foreign rules and regulations, for the foreseeable future.

In addition, our Dot Cloud SaaS platform may become subject to independent industry standards. The implementation of unfavorable regulations or industry standards, or unfavorable interpretations of existing regulations by courts or regulatory bodies, could require us to incur significant compliance costs, cause the development of the affected products to become impractical, or otherwise adversely affect our ability to produce or market our solution. The adoption of new industry standards applicable to our products may require us to engage in rapid product development efforts that would cause us to incur higher expenses than we anticipated. In some circumstances, we may not be able to comply with such standards, which could materially and adversely affect our ability to generate revenues through the sale of our products.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various federal, state, local, and foreign governmental agencies, including agencies responsible for monitoring and enforcing compliance with various legal obligations, covering topics including privacy and data protection, telecommunications, intellectual property, employment and labor, workplace safety, the environment, consumer protection, governmental trade sanctions, import and export controls, anti-corruption and anti-bribery, securities, and tax. In certain jurisdictions, these regulatory requirements may be more stringent than in the United States. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our solutions and services;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	loss of intellectual property rights; and

●	temporary or permanent debarment from sales to government organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition, and results of operations could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, financial condition, and results of operations.

Additionally, companies in the technology industry have recently experienced increased regulatory scrutiny. Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new use cases for our solutions could also raise a number of new regulatory issues. These factors could materially and adversely affect our business, financial condition, and results of operations.

Our failure to comply with the requirements of applicable environmental legislation and regulation could have a material adverse effect on our revenue and profitability.

Production and marketing of products in certain states and countries may subject us to environmental and other regulations. In addition, certain states and countries may pass new regulations requiring our products to meet certain requirements to use environmentally friendly components. For example, the European Union has issued two directives relating to chemical substances in electronic products. The Waste Electrical and Electronic Equipment Directive (WEEE) makes producers of certain electrical and electronic equipment financially responsible for the collection, reuse, recycling, treatment and disposal of equipment placed in the European Union market. The Restrictions of Hazardous Substances Directive (RoHS) bans the use of certain hazardous materials in electrical and electronic equipment which are put on the market in the European Union. In the future, various countries, including the United States or other state or local governments, may adopt further environmental compliance programs and requirements. If we fail to comply with these regulations in connection with the manufacture of our devices, we may face regulatory fines, changes to our business practices, and other penalties, and may not be able to sell our devices in jurisdictions where these regulations apply, which could have a material adverse effect on our revenue and profitability.

We are subject to stringent and changing laws, regulations, standards, and contractual obligations related to privacy, data protection, and data security. Any actual or perceived failure to comply with such obligations could harm our business. We receive, collect, store, process, transfer, and use personal information and other data relating to users of our solutions, our employees and contractors, and other persons. For example, certain of our solutions collect and store facial recognition data, which is subject to heightened sensitivity and regulation. We have legal and contractual obligations regarding the protection of confidentiality and appropriate use of certain data, including facial recognition data and other personal information. We are subject to numerous federal, state, local, and international laws, directives, and regulations regarding privacy, data protection, and data security and the collection, storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other data, the scope of which are changing, subject to differing interpretations, and may be inconsistent across jurisdictions or conflict with other legal and regulatory requirements. We are also subject to certain contractual obligations to third parties related to privacy, data protection and data security. We strive to comply with our applicable policies and applicable laws, regulations, contractual obligations, and other legal obligations relating to privacy, data protection, and data security to the extent possible. However, the regulatory framework for privacy, data protection and data security worldwide is, and is likely to remain for the foreseeable future, uncertain and complex, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that we do not anticipate or that is inconsistent from one jurisdiction to another and may conflict with other legal obligations or our practices. Further, any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security or disclosure of data, or their interpretation, or any changes regarding the manner in which the consent of users or other data subjects for the collection, use, retention or disclosure of such data must be obtained, could increase our costs and require us to modify our solutions, possibly in a material manner, which we may be unable to complete, and may limit our ability to store and process user data or develop new solutions and features.

We also expect that there will continue to be new laws, regulations, and industry standards concerning privacy, data protection, and information security proposed and enacted in various jurisdictions. For example, the data protection landscape in Europe is currently evolving, resulting in possible significant operational costs for internal compliance and risks to our business. The European Union adopted the General Data Protection Regulation (GDPR), which became effective in May 2018, and contains numerous requirements and changes from previously existing European Union laws, including more robust obligations on data processors and heavier documentation requirements for data protection compliance programs by companies. Among other requirements, the GDPR regulates the transfer of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States. Failure to comply with the GDPR could result in penalties for noncompliance. The United Kingdom enacted legislation that substantially implements the GDPR and provides for substantial penalties in a manner similar to the GDPR. It is unclear how United Kingdom data protection laws or regulations will develop in the medium to longer term and how data transfers to and from the United Kingdom will be regulated. Further, some countries also are considering or have enacted legislation requiring local storage and processing of data that could increase the cost and complexity of delivering our services.

Various United States privacy laws are potentially relevant to our business, including the Federal Trade Commission Act, Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM Act), and the Telephone Consumer Protection Act. Any actual or perceived failure to comply with these laws could result in a costly investigation or litigation resulting in potentially significant liability, loss of trust by our users, and a material and adverse impact on our reputation and business.

Additionally, in June 2018, California passed the California Consumer Privacy Act (CCPA), which provides new data privacy rights for California consumers and new operational requirements for covered companies. Specifically, the CCPA provides that covered companies must provide new disclosures to California consumers and afford such consumers new data privacy rights that include the right to request a copy from a covered company of the personal information collected about them, the right to request deletion of such personal information, and the right to request to opt-out of certain sales of such personal information. The CCPA became operative on January 1, 2020. The California Attorney General can enforce the CCPA, including seeking an injunction and civil penalties for violations. The CCPA also provides a private right of action for certain data breaches that is expected to increase data breach litigation. The CCPA may require us to modify our data practices and policies and to incur substantial costs and expenses in an effort to comply. A new privacy law, the California Privacy Rights Act (CPRA), was approved by California voters in the November 3, 2020 election and went into effect on January 1, 2023. The CPRA significantly modified the CCPA, resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. A number of other states, such as Illinois, Texas, Washington, Virginia and Colorado, have implemented, or are considering implementing, their own versions of privacy legislation, which could increase our potential liability and cause us to incur substantial costs and expenses in an effort to comply and otherwise adversely affect our business. Some of those laws, including Illinois’ Biometric Information Privacy Act, also provide consumers with a private right of action for certain violations and large potential statutory damages awards.

Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to users or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or data security, may result in governmental investigations or enforcement actions, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise materially and adversely affect our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, other obligations, and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our solution. Additionally, if third parties we work with violate applicable laws, regulations or contractual obligations, such violations may put our users’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise materially and adversely affect our reputation and business. Further, public scrutiny of, or complaints about, technology companies or their data handling or data protection practices, even if unrelated to our business, industry or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

Failure to comply with laws, regulations, or contractual provisions applicable to our business could cause us to lose government customers or our ability to contract with the U.S. and other governments.

As a government contractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts and inclusion on government contract vehicles, which affect how we and our partners do business with government agencies. As a result of actual or perceived noncompliance with government contracting laws, regulations, or contractual provisions, we may be subject to audits and internal investigations which may prove costly to our business financially, divert management time, or limit our ability to continue selling subscriptions to our solution to our government customers. These laws and regulations may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance in the past, could lead to claims for damages from our channel partners, penalties, and termination of contracts and suspension or debarment from government contracting for a period of time with government agencies. Any such damages, penalties, disruption, or limitation in our ability to do business with a government could materially and adversely impact our business, results of operations, financial condition, public perception, and growth prospects.

We are required to comply with governmental export control, economic sanctions and import laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, financial condition, and results of operations.

Exports, reexports and certain transfers of our solution, including the underlying technology and source code and products, may be subject to governmental, including United States and European Union, export control and economic sanctions laws and regulations. Certain of our products, technologies, and services are, and may in the future be, subject to the EAR. U.S. export control laws and regulations and economic sanctions include various restrictions and license requirements, including prohibiting the shipment of certain products, technology, software and services to U.S. embargoed or sanctioned countries, governments, and persons. Complying with export control, economic sanctions and import laws and regulations for a particular sale may be time-consuming and may result in the delay or loss of sales opportunities. While we take precautions to prevent our platform, products, services, technology and software from being exported, reexported or transferred in violation of these laws, if we were to fail to comply with U.S. export laws, U.S. Customs regulations and import regulations, U.S. economic sanctions, and other countries’ import and export laws, we could be subject to substantial civil and criminal penalties, including fines for the company and incarceration for responsible employees and managers, and the possible loss of export privileges.

Additionally, the export control laws and regulations impose licensing, filing and reporting requirements on encryption and products, technologies and software that incorporate or use certain encryption. We incorporate encryption technology into certain of our products and our products, software and technology may require export authorization including by license, a license exception or other appropriate government authorization for export, reexport or transfer outside of the United States. In addition, various countries regulate the import of certain encryption technology, including import permitting and licensing requirements, and have enacted laws that could limit our ability to distribute our products or could limit our customers’ ability to implement our products in those countries. We cannot assure you that inadvertent violations of such laws have not occurred or will not occur in connection with the distribution of our products and services despite the precautions we take. Governmental regulation of encryption technology and regulation of imports or exports, or our failure to obtain any required import or export approval for our products, technology, software, services or platform could harm our international sales and adversely affect our results of operations.

Further, if our channel or other partners fail to obtain any appropriate import, export, or re-export licenses or permits, we may also be harmed, become the subject of government investigations or penalties, and incur reputational harm. In addition, access to our supply chain in China may be further restricted by future U.S. actions taken against China, such as Chinese suppliers being targeted by U.S. sanctions or being added to lists of denied persons maintained by the U.S. Department of Commerce Bureau of Industry and Security (BIS). Changes in our platform, products, services, technology and software or changes in export and import regulations may create delays in the introduction of our Dot Cloud SaaS platform in international markets, prevent our customers with international operations from deploying our platform globally or, in some cases, prevent the export or import of our platform to certain countries, governments, or persons altogether. Any change in export or import laws or regulations, economic sanctions, or related legislation, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons, or technologies targeted by such laws and regulations, could result in decreased use of our platform by, or in our decreased ability to export or sell subscriptions to our platform to, existing or potential customers with international operations. Any decreased use of our platform, products, services, technology and software or limitation on our ability to export or sell our platform would likely harm our business, financial condition, and results of operations.

Regulations related to conflict minerals may cause us to incur additional expenses and could limit the supply and increase the costs of certain metals used in the manufacturing of our products.

We are subject to requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that require us to conduct due diligence on and disclose whether or not our products contain conflict minerals as defined under these provisions. The implementation of these requirements could adversely affect the sourcing, availability, and pricing of the materials used in the manufacture of components used in our devices. In addition, we incur additional costs to comply with the disclosure requirements, including costs related to conducting diligence procedures to determine the sources of minerals that may be used in or necessary for the production of our devices and, if applicable, potential changes to devices, processes, or sources of supply as a consequence of such due diligence activities. It is also possible that we may face reputational harm if we determine that certain of our devices contain minerals not determined to be conflict-free or if we are unable to alter our products, processes, or sources of supply to avoid such materials.

Regulation changes in the use of artificial intelligence are unpredictable and therefore we are not able to accurately predict how potential regulatory changes in artificial intelligence space may affect our current and future offerings.

Artificial intelligence (“AI”) is enabled by or integrated into some of our existing solutions and may play an increased role in our future offerings. The use of AI is a topic that has attracted the attention of lawmakers and regulators recently. It is hard to predict, especially in a presidential election year, what changes may come in this area in the near future. We encourage all investors to be vigilant to public policy developments in this area and will report on applicable constraints as they potentially emerge.

We may face fines, penalties, or other costs, either directly or vicariously, if any of our partners, resellers, contractors, vendors or other third parties fail to adhere to their compliance obligations under our policies and applicable law.

We use a number of third parties to perform services or act on our behalf in areas like sales, network infrastructure, administration, research, and marketing. It may be the case that one or more of those third parties fail to adhere to our policies or violate applicable federal, state, local, and international laws, including but not limited to, those related to corruption, bribery, economic sanctions, and export/import controls. Despite the significant efforts in asserting and maintaining control and compliance by these third parties, we may be held fully liable for third parties’ actions as fully as if they were a direct employee of ours. Such liabilities may create harm to our reputation, inhibit our plans for expansion, or lead to extensive liability either to private parties or government regulators, which could adversely impact our business, financial condition, and results of operations.

Risks Related to Cybersecurity and Technology

Security incidents or real or perceived errors, failures or bugs in our systems or our website could impair our operations, result in loss of personal customer information, damage our reputation, and brand, and harm our business and operating results.

Our continued success is dependent on our systems, applications, and software continuing to operate and to meet the changing needs of our customers and users. We rely on our technology and engineering staff and vendors to successfully implement changes to and maintain our systems and services in an efficient and secure manner. Like all information systems and technology, our website may contain material errors, failures, vulnerabilities or bugs, particularly when new features or capabilities are released, and may be subject to computer viruses or malicious code, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or website or online app shutdowns, or could cause loss of critical data or the unauthorized disclosure, access, acquisition, alteration or use of personal or other confidential information.

If we experience compromises to our security that result in technology performance, integrity, or availability problems, the complete shutdown of our website or the loss or unauthorized disclosure, access, acquisition, alteration or use of confidential information, customers may lose trust and confidence in us, and customers may decrease the use of our website or stop using our website entirely. Because the techniques used to obtain unauthorized access, disable, or degrade service, or sabotage systems change frequently, often they are not recognized until launched against a target, and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Even if we take steps that we believe are adequate to protect us from cyber threats, hacking against our competitors or other companies could create the perception among our customers or potential customers that our website is not safe to use.

A significant impact on the performance, reliability, security, and availability of our systems, software, or services may harm our reputation, impair our ability to operate, retain existing customers or attract new customers, and expose us to legal claims and government action, each of which could have a material adverse impact on our financial condition, results of operations, and growth prospects.

We are fundamentally in the data business, and as such have taken steps to use leading edge encryption and security measures in our IT deployments. However, the risk is real that our systems could be penetrated and cause business disruption and damage our brand in the marketplace.

Our continued success is dependent on our systems, applications, and software continuing to operate and to meet the changing needs of our customers and users. We rely on our technology and engineering staff and vendors to successfully implement changes to and maintain our systems and services in an efficient and secure manner. Like all information systems and technology, our website may contain material errors, failures, vulnerabilities or bugs, particularly when new features or capabilities are released, and may be subject to computer viruses or malicious code, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or website or online app shutdowns, or could cause loss of critical data or the unauthorized disclosure, access, acquisition, alteration or use of personal or other confidential information.

If we experience compromises to our security that result in technology performance, integrity, or availability problems, the complete shutdown of our website or the loss or unauthorized disclosure, access, acquisition, alteration or use of confidential information, customers may lose trust and confidence in us, and customers may decrease the use of our website or stop using our website entirely. Because the techniques used to obtain unauthorized access, disable, or degrade service, or sabotage systems change frequently, often they are not recognized until launched against a target, and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Even if we take steps that we believe are adequate to protect us from cyber threats, hacking against our competitors or other companies could create the perception among our customers or potential customers that our website is not safe to use.

A significant impact on the performance, reliability, security, and availability of our systems, software, or services may harm our reputation, impair our ability to operate, retain existing customers or attract new customers, and expose us to legal claims and government action, each of which could have a material adverse impact on our financial condition, results of operations, and growth prospects.

If we experience a security breach or incident affecting our customers’ assets or data, our data or devices, our Dot Cloud SaaS platform, or other systems, our Dot Cloud SaaS platform may be perceived as not being secure, our reputation may be harmed and our business could be materially and adversely affected.

As part of our business, we process, store, and transmit our customers’ information and data as well as our own, including in our Dot Cloud SaaS platform, networks, and other systems, and we rely on third parties that are not directly under our control to do so as well. We and many of our third-party partners, including our service providers, have security measures and disaster response plans in place to help protect our customers’ data, our data, our solution, and other systems against unauthorized access. However, we cannot assure you that these security measures and disaster response plans will be adequate or effective against all security threats, including those from malicious insiders, ransomware and other malware, denial of service and other attacks, and natural disasters and other sources of disruptions to the operation of our Dot Cloud SaaS platform or our or our third-party partners’ other operations, including power outages and telecommunications and other failures. Our or our third-party partners’ systems and security measures may be breached or otherwise fail as a result of malicious insiders or third-party action, including intentional misconduct by computer hackers, phishing and other means of social engineering, including fraudulent inducement of employees or customers to disclose sensitive information such as usernames or passwords, and employee error or malfeasance. Advances in computer capabilities, new technological discoveries or other developments may result in cyberattacks becoming more sophisticated and more difficult to detect. Any such breach or failure could result in the loss, corruption, or unavailability of data or someone acquiring our or our customers’ data or obtaining unauthorized access to our customers’ data, our data, our Dot Cloud SaaS platform, or other systems. Because a security breach could materialize and techniques used by malicious actors continue to evolve, we and our third-party partners may be unable to anticipate security breaches and implement adequate preventative measures. We incur significant costs in our efforts to detect and prevent security breaches and other security-related incidents and we expect to incur additional costs in connection with improvements to our systems and processes to prevent further breaches and incidents. In the event of a future breach or incident, we could be required to expend additional significant capital and other resources in an effort to prevent further breaches or incidents, which may require us to divert substantial resources. Moreover, we could be required or otherwise find it appropriate to expend significant capital and other resources to respond to, notify third parties of, and otherwise address the incident or breach and its root cause. Each of these could require us to divert substantial resources.

Third parties may also conduct attacks designed to temporarily deny customers access to our Dot Cloud SaaS platform or to disrupt or otherwise impede such access or our solutions’ performance. Any actual or perceived security breach or incident affecting our Dot Cloud SaaS platform or operations, or data we or our service providers process or maintain, denial of service attack or other disruption to our Dot Cloud SaaS platform could result in a loss of customer confidence in the security or integrity of our solution and damage to our brand and reputation, reduce the demand for our solution, disrupt our normal business operations, require us to spend material resources to correct the breach or incident and otherwise respond to it, expose us to legal liabilities including claims and litigation by private parties, regulatory investigations and other proceedings, and indemnity obligations, and materially and adversely affect our financial condition and results of operations. These risks will increase as we continue to grow the scale and functionality of our Dot Cloud SaaS platform and as we process, store, and transmit increasingly large amounts of information and data, which may include proprietary or confidential data or personal or identifying information. Our liability in connection with any security breaches, incidents, cyberattacks or other disruptions to our solution or operations may not be adequately covered by insurance, and such events may result in an increase in our costs for insurance or insurance not being available to us on economically feasible terms, or at all. Insurers may also deny us coverage as to any future claim. Any of these results could harm our growth prospects, financial condition, business and reputation.

Abuse or misuse of our internal platform controls and system tools could cause significant harm to our business and reputation.

In order to provide real-time support to our customers, we have created internal platform controls and system tools that are used by our employees to diagnose and correct customer issues. If our employees were to intentionally abuse these platform controls and system tools, for example, by interfering with or altering our devices or our customers’ connected assets and accessing our customers’ data, or otherwise violate company policies, our customers could be significantly harmed. For example, our employees have historically had access to customers’ data, and although we have implemented greater access controls over time, such controls may not ensure that our employees’ use of customers’ data is in all cases appropriate. Any abuse or misuse by our employees of our internal platform controls and system tools, even if inadvertent, could result in potential legal liability and reputational damage to both our customers and us. Accordingly, any improper conduct, abuse or misuse, intentional or otherwise, of our platform controls and system tools could significantly and adversely harm our business and reputation.

Business disruptions or performance problems associated with our technology and infrastructure, including interruptions, delays, or failures in service from our third-party data center hosting facilities and other third-party services, could adversely affect our results of operations.

Continued adoption of our solution depends in part on the ability of our existing and potential customers to access our solution within a reasonable amount of time. We have experienced, and may in the future experience, disruptions, data loss, outages, and other performance problems with our solution and infrastructure due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints, or other security-related incidents. If our solution is unavailable or if our users and customers are unable to access our solution within a reasonable amount of time, or at all, we may experience a decline in renewals, damage to our brand, or other harm to our business. The impact upon our customers may be further heightened by the nature of our solution connecting to their physical infrastructure, which may impede or harm their fleet, equipment, sites or other physical operations. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition, and results of operations could be adversely affected.

A significant portion of our critical business operations are concentrated in the United States and are supported by third-party hosting facilities. We are an automated business, and a disruption or failure of our systems, or of the third-party hosting facilities and other third-party services that we use, could cause delays in completing sales and providing services. For example, from time to time, our data center hosting facilities have experienced outages. Such disruptions or failures could also include a major earthquake, blizzard, fire, cyber-attack, act of terrorism, or other catastrophic event, or a decision by one of our third-party service providers to close facilities that we use without adequate notice, or other unanticipated problems with the third-party services that we use, including a failure to meet service standards.

Interruptions or performance problems with either our technology and infrastructure or our data center hosting facilities could, among other things:

●	result in the destruction or disruption of any of our critical business operations, controls, or procedures or information technology systems;

●	severely affect our ability to conduct normal business operations;

●	result in a material weakness in our internal control over financial reporting;

●	cause our customers to terminate their subscriptions;

●	result in our issuing credits or paying penalties or fines;

●	harm our brand and reputation;

●	adversely affect our renewal rates or our ability to attract new customers; or

●	cause our solution to be perceived as not being secure.

Any of the above could adversely affect our business, financial condition, and results of operations.

We may be unable to prevent or address the misappropriation of our data.

From time to time, third parties may misappropriate our data through website scraping, robots or other means and aggregate this data on their websites with data from other companies. In addition, copycat websites or online apps may misappropriate data and attempt to imitate our brand or the functionality of our website. If we become aware of such websites or online apps, we intend to employ technological or legal measures in an attempt to halt their operations. However, we may be unable to detect all such websites or online apps in a timely manner and, even if we could, technological and legal measures may be insufficient to halt their operations. In some cases, particularly in the case of websites or online apps operating outside of the United States, our available remedies may not be adequate to protect us against the effect of the operation of such websites or online apps. Regardless of whether we can successfully enforce our rights against the operators of these websites or online apps, any measures that we may take could require us to expend significant financial or other resources, which could harm our business, results of operations or financial condition. In addition, to the extent that such activity creates confusion among consumers or advertisers, our brand and business could be harmed.

We rely on third-party software for certain essential financial and operational services, and a failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We rely on third-party software to provide many essential financial and operational services to support our business, including enterprise resource planning, customer relationship management, and human capital management. Many of these vendors are less established and have shorter operating histories than traditional software vendors. Moreover, many of these vendors provide their services to us via a cloud-based model instead of software that is installed on our premises. As a result, we depend upon these vendors to provide us with services that are always available and are free of errors or defects that could cause disruptions in our business processes. Any failure by these vendors to do so, or any disruption in our ability to access the Internet, would materially and adversely affect our ability to effectively manage our operations.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business and results of operations.

Our success depends to a significant degree on our ability to protect our proprietary technology, methodologies, know-how, and branding. We rely on a combination of trademarks, copyrights, patents, trade secrets and other intellectual property laws, contractual restrictions, and technical organizational security and confidentiality procedures to establish and protect our proprietary rights. However, the steps we take to protect our intellectual property rights may be limited or inadequate. For instance, we will not be able to protect our intellectual property rights if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property rights, or unauthorized or unlawful use of our software, technology or intellectual property rights. We also cannot guarantee that our intellectual property rights will provide competitive advantages to us, that our ability to assert our intellectual property rights against potential competitors or to settle current or future disputes will not be limited by our relationships with third parties, that any of our pending or future patent applications will have the coverage originally sought, or that we will not lose the ability to assert our intellectual property rights against or to license our technology to others and collect royalties or other payments. Further, the laws of some countries may not be as protective of intellectual property rights as those in the United States, and mechanisms for enforcement of intellectual property rights may be inadequate.

In addition, despite our precautions, it may be possible for unauthorized third parties to copy our products, use information that we regard as proprietary to create offerings that compete with ours, or infringe upon or misappropriate our intellectual property. There is also no guarantee that third parties will abide by the terms of our agreements or that we will be able to adequately enforce our contractual rights. We may also be unable to prevent third parties from acquiring or using domain names or trademarks that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights, thereby impeding our ability to build brand identity and possibly leading to potential confusion in the market and damage to our reputation and business.

If we fail to protect our intellectual property rights adequately, our competitors or other third parties may gain access to our proprietary technology and our business may be harmed. In addition, defending our intellectual property rights might entail significant resources and expenses, as detailed below.

There can be no assurance that our patents or patent applications will be enforceable or otherwise upheld as valid.

Any patents, trademarks, or other intellectual property rights that we have obtained or may obtain may be challenged by others or invalidated, circumvented, abandoned or lapse. As of September 30, 2024, our patent portfolio consisted of 2 issued U.S. patents, and 1 U.S. patent applications pending for examination. As of September 30, 2024, we did not have any non-U.S. patents or patent applications. There can be no assurance that our patent applications will result in issued patents. Even if we continue to seek patent protection in the future, we may be unable to obtain further patent protection for our technology. There can also be no assurance that our patents or application will be equally enforceable or otherwise protected by the laws of non-U.S. jurisdictions.

In addition, given the costs, effort, risks and downside of obtaining patent protection, including the requirement to ultimately disclose the invention to the public, we may choose not to seek patent protection for certain innovations; however, such patent protection could later on prove to be important to our business. Further, any patents may not provide us with competitive advantages, or may be successfully challenged by third parties. Furthermore, legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights are uncertain.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

To protect our trade secrets, confidential information and distribution of our proprietary information, we generally enter into confidentiality, non-compete, proprietary, and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with other parties. We also have entered into confidentiality agreements to protect our confidential information delivered to third parties for research and other purposes. No assurance can be given that these agreements will be effective in controlling access to trade secrets, confidential information and distribution of our proprietary information, especially in certain U.S. states and countries that are less willing to enforce such agreements. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products. In addition, others may independently discover our trade secrets and confidential information, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions, and failure to obtain or maintain trade secret protection, or our competitors’ obtainment of our trade secrets or independent development of unpatented technology similar to ours or competing technologies, could adversely affect our competitive business position.

In order to protect our intellectual property rights and proprietary technology, we may be required to spend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our intellectual property rights and proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our products, impair the functionality of our products, delay introductions of new products, result in our substituting inferior or more costly technologies into our products, or injure our brand and reputation.

We may become subject to intellectual property disputes, which are costly and may subject us to significant liability and increased costs of doing business.

Third parties may in the future claim that our operations and solutions infringe their intellectual property rights, and such claims may result in legal claims against our customers and us. These claims may damage our brand and reputation, harm our customer relationships, and result in liability for us. We expect the number of such claims will increase as the number of solutions and the level of competition in our market grows, the functionality of our solution overlaps with that of other products and services, and the volume of issued patents and patent applications continues to increase. We may have agreed in certain customer contracts to indemnify customers, and have accepted tenders for indemnification from certain of such customers, for expenses or liabilities they incur as a result of third-party intellectual property infringement claims associated with our solution. To the extent that any claim arises as a result of third-party technology we use in our solutions, we may be unable to recover from the appropriate third party any expenses or other liabilities that we incur.

Companies in the software and technology industries, including some of our current and potential competitors, own patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them than we do. Furthermore, patent holding companies, non-practicing entities, and other patent owners that are not deterred by our existing intellectual property protections may seek to assert patent claims against us. Third parties may assert patent, copyright, trademark, or other intellectual property rights against us, our channel partners, our technology partners, or our customers. We may be subject to litigation in the future, that claims we have misappropriated, misused, or infringed other parties’ intellectual property rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement claims, which is not uncommon in our industry. These and other possible disagreements could lead to delays in the collaborative research, development or commercialization of our solutions, or could require or result in costly and time-consuming litigation that may not be decided in our favor. Any such event could materially and adversely affect our financial condition and results of operations.

There may be third-party intellectual property rights, including issued or pending patents, that cover significant aspects of our technologies or business methods. In addition, if we acquire or license technologies from third parties, we may be exposed to increased risk of being the subject of intellectual property infringement due to, among other things, our lower level of visibility into the development process with respect to such technology and the care taken to safeguard against infringement risks. These claims may damage our brand and reputation, harm our customer relationships, and create liability for us.

Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate, and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights, and may require us to indemnify our customers for liabilities they incur as a result of such claims. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. Alternatively, we could be required to develop alternative non-infringing technology, which could require significant time, effort, and expense, and may affect the performance or features of our solution. If we cannot license or develop alternative non-infringing substitutes for any infringing technology used in any aspect of our business, we would be forced to limit or stop sales of our solution and may be unable to compete effectively. Any of these results would adversely affect our business operations and financial condition.

Our exposure to risks associated with the use of intellectual property may be increased as a result of acquisitions.

Our exposure to risks associated with the use of intellectual property may be increased as a result of acquisitions, as we have a lower level of visibility into the development process with respect to acquired technology or the care taken to safeguard against infringement risks. Third parties may make infringement and similar or related claims after we have acquired technology that had not been asserted prior to our acquisition. Any of these results would harm our business, results of operations and financial condition. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims.

Issues in the use of artificial intelligence (“AI”) in our solution may result in reputational harm or liability.

AI is enabled by or integrated into some of our existing solutions and may play an increased role in our future offerings. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Datasets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are or are alleged to be deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some AI scenarios may also present ethical issues. Though our business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

Our use of open source software could negatively affect our ability to sell subscriptions to our Dot Cloud SaaS platform and subject us to possible litigation.

Our Dot Cloud SaaS platform incorporates open source software, and we expect to continue to incorporate open source software in our Dot Cloud SaaS platform in the future. Few of the licenses applicable to open source software have been interpreted by courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our solution or other products we may develop in the future. We also rely upon third-party, non-employee contractors to perform certain development services on our behalf, and we cannot be certain that such contractors will comply with our review processes or not incorporate software code made available under open source licenses into our proprietary code base.

We may be found to have used open source software in our software in a manner that is inconsistent with the terms of the applicable license or our current policies and procedures. For example, certain kinds of open source licenses may require that any person who creates a product or service that contains, links to, or is derived from software that was subject to an open source license must also make their own product or service subject to the same open source license. If these requirements are found to apply to our products and we fail to comply with them, we may be subject to certain requirements, including requirements that we offer additional portions of our solutions for no cost, that we make available additional source code for modifications or derivative works we create based upon, incorporating or using the open source software, and that we license such modifications or derivative works under the terms of applicable open source licenses.

If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of our products that contained the open source software, or required to comply with onerous conditions or restrictions on these products, which could disrupt the distribution and sale of these products. In addition, there have been claims challenging the ownership rights in open source software against companies that incorporate open source software into their products, and the licensors of such open source software provide no warranties or indemnities with respect to such claims. Moreover, we cannot assure you that our processes for controlling our use of open source software in our solution will be effective. In any of these events, we and our customers could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products, or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis. We and our customers may also be subject to suits by parties claiming infringement, misappropriation or violation due to the reliance by our solutions on certain open source software, and such litigation could be costly for us to defend or subject us to an injunction.

Some open source projects provided on an “as-is” basis have known vulnerabilities and architectural instabilities which, if used in our product and not properly addressed, could negatively affect the security or performance of our product. Any of the foregoing could require us to devote additional research and development resources to re-engineer our solutions, could result in customer dissatisfaction, and may adversely affect our business, financial condition, and results of operations.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement, misappropriation, violation, and other losses.

Our agreements with customers and other third parties have in some cases included indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, misappropriation or violation, damages caused by us to property or persons, or other liabilities relating to or arising from our solution or other contractual obligations. Large indemnity payments could harm our business, financial condition, and results of operations. Pursuant to certain agreements, we do not have a cap on our liability and any payments under such agreements would harm our business, financial condition, and results of operations. Although we normally contractually limit our liability with respect to some of these indemnity obligations, we may still incur substantial liability related to them. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other existing customers and new customers and harm our business and results of operations.

We rely on the availability of licenses to third-party technology that may be difficult to replace or that may cause errors or delay implementation of our solution should we not be able to continue or obtain a commercially reasonable license to such technology.

Our Dot Cloud SaaS platform relies on software or other intellectual property licensed from third parties. It may be necessary in the future to renew licenses relating to various aspects of these solutions or to seek new licenses for existing or new solutions. There can be no assurance that the necessary licenses would be available on commercially acceptable terms, if at all. Third parties may terminate their licenses with us for a variety of reasons, including actual or perceived failures or breaches of contractual commitments, or they may choose not to renew their licenses with us. In addition, we may be subject to liability if third-party software that we license is found to infringe, misappropriate, or otherwise violate intellectual property or privacy rights of others. The loss of, or inability to obtain, certain third-party licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in product roll-backs or delays in product releases until equivalent technology can be identified, licensed or developed, if at all, and integrated into our solutions, and it may have a material adverse effect on our business, financial condition, and results of operations. Moreover, the use by our solution of software or other intellectual property licensed from third parties on a nonexclusive basis could limit our ability to differentiate our solution from products of our competitors and could inhibit our ability to provide the current level of service to existing customers.

Changes in or the loss of third-party licenses could lead to our solutions becoming inoperable or the performance of our solutions being materially reduced, resulting in the potential need to incur additional research and development costs to ensure continued performance of our solutions or a material increase in the costs of licensing, and we may experience decreased demand for our solutions.

Risks Related to Being a Public Company

The market price and trading volume of our Common Stock and Public Warrants may be highly volatile and could decline significantly.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our Common Stock and Public Warrants in spite of our operating performance. We cannot assure you that the market price of our Common Stock and Public Warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including any of the risks presented under this section entitled “Risk Factors” or presented elsewhere in this prospectus, and, among others, the following:

●	our operating and financial performance, quarterly or annual earnings relative to similar companies;

●	publication of research reports or news stories about the us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	the public’s reaction to our press-releases, other public announcements and filings with the SEC;

●	announcements by us or our competitors of acquisitions, business plans or commercial relationships;

●	any major change in the Board or senior management;

●	sales of Common Stock by the Company, our directors, executive officers, principal shareholders;

●	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

●	short sales, hedging and other derivative transactions in our Common Stock;

●	exposure to capital market risks related to changes in interest rates, realized investment losses, credit spreads, equity prices, foreign exchange rates and performance of insurance-linked investments;

●	our creditworthiness, financial condition, performance and prospects;

●	our dividend policy and whether dividends on our Common Stock have been, and are likely to be, declared and paid from time to time;

●	perceptions of the investment opportunity associated with our Common Stock relative to other investment alternatives;

●	regulatory or legal developments;

●	changes in general market, economic, and political conditions, such as inflationary pressures, rising interest rates, potential recession, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism;

●	conditions or trends in our industry, geographies or customers;

●	changes in accounting standards, policies, guidance, interpretations, or principles; and

●	threatened or actual litigation or government investigations.

In addition, broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly. In addition, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, results of operations or prospects. Any adverse determination in litigation could also subject us to significant liabilities.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq in particular have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us following the business combination could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, results of operations and financial condition.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the trading price of our shares would likely be negatively impacted. In the event securities or industry analysts-initiated coverage, and one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our share price could decline.

As a public company, we are subject to additional laws, regulations, and stock exchange listing standards, which impose additional costs on us and may strain our resources and divert our management’s attention.

As a company with publicly traded securities, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the Nasdaq and other applicable securities laws and regulations.

These rules and regulations require that we adopt additional controls and procedures and disclosure, corporate governance and other practices thereby significantly increasing our legal, financial, and other compliance costs. These obligations make other aspects of our business more difficult, time-consuming, or costly and increase demand on our personnel, systems, and other resources. For example, to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we need to commit significant resources, hire additional staff, and provide additional management oversight. Furthermore, as a result of the disclosure of information in this prospectus and in our Exchange Act and other filings required of a public company, our business and financial condition will become more visible, which we believe may give some of our competitors who may not be similarly required to disclose this type of information a competitive advantage. In addition to these added costs and burdens, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions, other regulatory actions, and civil litigation, any of which could negatively affect the price of our Common Stock.

Failure to meet the continued listing requirements of Nasdaq could result in a delisting of our Common Stock, which could have a material adverse effect on the liquidity of our Common Stock.

Our Common Stock is currently listed on the Nasdaq Capital Market.  Nasdaq has requirements that a company must meet in order to remain listed on Nasdaq. In particular, Nasdaq rules require us to maintain a minimum bid price of $1.00 per share of our Common Stock. If the closing bid price of our Common Stock were to remain below $1.00 per share for 30 consecutive trading days or we do not meet other listing requirements, we would fail to be in compliance with Nasdaq listing standards. There can be no assurance that we will continue to meet the minimum bid price requirement, or any other requirement in the future. If we fail to meet the minimum bid price requirement, The Nasdaq Stock Market LLC may initiate the delisting process. In addition, we may be unable to meet other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our Common Stock in which case, our Common Stock could be delisted. Such a delisting would likely have a negative effect on the liquidity and the market price of our Common Stock. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

Our Charter provides that the Court of Chancery of the State of Delaware, or the federal district courts within the State of Delaware if the Court of Chancery does not have jurisdiction, will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. These exclusive-forum provisions do not apply to claims under the Securities Act or the Exchange Act.

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (3) any action asserting a claim against us or any director or officer arising pursuant to any provision of the DGCL, our Charter or Bylaws, or (4) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act, and accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, unless we consent in writing to the selection of an alternate forum, the federal courts will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our Charter does not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Charter and Bylaws to be inapplicable or unenforceable in such action.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find the choice of forum provision contained in our Charter and Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and operating results. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Our quarterly operating results and other operating metrics may fluctuate from quarter to quarter, which makes these metrics difficult to predict.

Our quarterly operating results and other operating metrics have fluctuated in the past and may continue to fluctuate from quarter to quarter. As a result, you should not rely on our past quarterly operating results as indicators of future performance. You should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our financial condition and operating results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

●	our ability to maintain and attract new customers;

●	the continued development and upgrading of our technology platform;

●	the timing and success of new product, service, feature, and content introductions by us or our competitors or any other change in the competitive landscape of our market;

●	pricing pressure as a result of competition or otherwise;

●	delays or disruptions in our supply chain;

●	errors in our forecasting of the demand for our products and services, which could lead to lower revenue or increased costs, or both;

●	increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

●	successful expansion into international markets;

●	the diversification and growth of our revenue sources;

●	our ability to maintain gross margins and operating margins;

●	constraints on the availability of consumer financing or increased down payment requirements to finance purchases of our products;

●	system failures or breaches of security or privacy;

●	adverse litigation judgments, settlements, or other litigation-related costs, including content costs for past use;

●	changes in the legislative or regulatory environment, including with respect to insurance and consumer product regulations;

●	fluctuations in currency exchange rates and changes in the proportion of our revenue and expenses denominated in foreign currencies;

●	changes in our effective tax rate;

●	changes in accounting standards, policies, guidance, interpretations, or principles; and

●	changes in business or macroeconomic conditions, including lower consumer confidence, recessionary conditions, increased unemployment rates, or stagnant or declining wages.

Any one of the factors above or the cumulative effect of some of the factors above may result in significant fluctuations in our operating results.

The variability and unpredictability of our quarterly operating results or other operating metrics could result in our failure to meet our expectations or those of analysts that cover us or investors with respect to revenue or other operating results for a particular period. If we fail to meet or exceed such expectations, the market price of our Common Stock could fall substantially, and we could face costly lawsuits, including securities class action suits.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting.

Although we are required to disclose changes made in our internal controls and procedures on a quarterly basis, we are not required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. As an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, or operating.

To comply with the requirements of being a public company, we have undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. Additionally, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected. We could also become subject to investigations by the SEC, the stock exchange on which our securities are listed or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate, and we could face restricted access to capital markets.

Taking advantage of the reduced disclosure requirements applicable to “emerging growth companies” may make our Common Stock less attractive to investors.

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

●	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●	be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

●	be exempt from certain disclosure requirements of the Dodd-Frank Act relating to compensation of its executive officers and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act; and

●	be exempt from any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or be required to deliver a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

We currently take advantage of each of the exemptions described above. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find our Common Stock less attractive as a result, which may result in a less active trading market for our Common Stock and higher volatility in our stock price. We could be an emerging growth company for up to five years following the effectiveness of the registration statement for the Business Combination, though we may cease to be an emerging growth company earlier if (1) we have more than $1.235 billion in annual gross revenue, (2) we qualify as a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (3) we issue, in any three-year period, more than $1.0 billion in non-convertible debt securities. We cannot predict if investors will find our Common Stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our Common Stock.

The requirements of being a public company, including maintaining adequate internal control over our financial and management systems, may strain our resources, divert management’s attention, and affect our ability to attract and retain executive management and qualified board members.

As a public company we incur significant legal, accounting, and other expenses that we did not incur as a private company. We are currently subject to or may become subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the rules subsequently implemented by the SEC, the rules and regulations of the listing standards of the Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations will likely strain our financial and management systems, internal controls, and employees.

The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. Moreover, the Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight may be required. If we have material weaknesses or deficiencies in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. Effective internal control is necessary for us to produce reliable financial reports and is important to prevent fraud.

In addition, we will be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act when we cease to be an emerging growth company. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, operating results, and financial condition. Although we have already engaged additional resources to assist us in complying with these requirements, our finance team is small and we may need to hire more employees in the future, or engage outside consultants, which will increase our operating expenses.

We also expect that being a public company and complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantially higher costs to obtain and maintain the same or similar coverage. These factors could also make it more difficult for us to attract and retain qualified members of the Board and qualified executive officers.

Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt, or a combination of both. However, the lapse or waiver of any lock up restrictions or any sale or perception of a possible sale by our stockholders, and any related decline in the market price of our Common Stock, could impair our ability to raise capital. Separately, additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to our Common Stock stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities, existing stockholders will experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Common Stock and diluting their interest.

The forecasts of market growth and other projections included in this prospectus may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you that our business will grow at a similar rate, if at all.

Growth forecasts and projections are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts in this prospectus relating to the expected growth in the direct to consumer vehicle and consumer product protection plan market, including estimates based on our own internal survey data, as well as any corresponding projections related to our potential performance, may prove to be inaccurate. Even if the markets experience the forecasted growth described in this prospectus, we may not grow our business at a similar rate, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth.

Our business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our Common Stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert managements and our Board’s attention and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9.2 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and assuming no exercise of the Warrants being issued in this offering. However, because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

These estimates exclude the proceeds, if any, from the exercise of Warrants issued in this offering. If all of the Warrants issued in this offering were to be exercised in cash at an exercise price of $          per share of common stock, we would receive additional proceeds of approximately $            million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised. Additionally, the Warrants contain a cashless exercise provision that permit exercise of Warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act covering the issuance of the underlying shares.

We intend to use the net proceeds of this offering to repay the amounts then outstanding and due to the Lender under the Initial Loan and the Initial Note (including any mandatory prepayments required by the Loan Agreement and the Initial Note), with any surplus intended to be used for working capital expenditures and general corporate purposes. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors, including the factors described under “Risk Factors” located elsewhere in this prospectus. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Warrants are currently listed on the Nasdaq under the symbols “DAIC” and “DAICW,” respectively. Prior to the consummation of the Business Combination, SUAC’s Common Stock and warrants were listed on the Markets Group, Inc. stock exchange under the symbols “SUAC” and “SUAC.WS,” respectively. As of September 30, 2025, there were 29,273,322 shares of Common Stock issued and outstanding, adjusted for subsequent issuances disclosed in this prospectus, held of record by 285 holders, and warrants to purchase an aggregate of 15,654,983 shares of Common Stock outstanding held of record by 4 holders.

Dividends

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. In addition, we are not currently contemplating and do not anticipate declaring any stock dividends in the foreseeable future as it is currently expected that available cash resources will be utilized in connection with our ongoing operations and development.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025 as follows:

●	on an actual basis; and

●

on a pro forma basis as of September 30, 2025, to give effect to (i) the ELOC funding in 2025 resulting in the issuance of 1,530,000 shares of Common Stock for aggregate gross proceeds of approximately $555,016, before deducting placement agent fees and other offering expenses, (ii) this offering resulting in the issuance of 23,809,523 shares of Common Stock for aggregate net proceeds of approximately $9.2 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and (iii) the application of $2.6 million of proceeds to repay outstanding indebtedness, as if such events had occurred on September 30, 2025.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes and the other financial information appearing elsewhere in this prospectus. The information presented in the capitalization table has been adjusted to reflect the effect of this current offering.

	As of September 30, 2025
	Actual (Unaudited)	ELOC Funding	Offering	Loan Repayment	As Adjusted
Cash and cash equivalents	$1,418,834	$555,016	$9,225,000	$(2,600,000)	$8,598,850
Stockholders’ Equity:
Common stock, par value $0.0001 per share; 300,000,000 shares authorized as of September 30, 2025; 27,743,322 shares issued and outstanding, actual; 29,273,322 shares issued and outstanding, adjusted for ELOC Funding; 53,082,845 shares issued and outstanding, as adjusted	2,774	153	2,381	-	5,308
Additional paid-in capital	56,972,621	554,863	9,222,619		66,750,103
Accumulated deficit	(59,093,579)	-	-	-	(59,093,579)
Total shareholders’ equity (deficit)	$(2,118,184)	$555,016	$9,225,000	-	$7,661,832
Total capitalization	$(2,118,184)	$555,016	$9,225,000	-	$7,661,832

The foregoing discussion and tables above are based on 29,273,322 shares of Common Stock outstanding as of September 30, 2025, adjusted for subsequent issuances disclosed in this prospectus, and excludes the following:

●	1,797,840 shares of our Common Stock issuable upon the exercise of vested stock options as of September 30, 2025, with a weighted-average exercise price of $0.1008 per share;

●	15,654,983 shares of our Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2025, with a weighted-average exercise price of $11.50 per share; and

●	230,770 shares of our Common Stock issuable upon the exercise of outstanding warrants as of December 31, 2025, with a weighted-average exercise price of $1.69 per share, subject to adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

DILUTION

If you purchase securities in this offering, your ownership interest will be diluted to the extent of the difference between the assumed public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

Our net tangible book value as of September 30, 2025 after giving effect to the subsequent issuances of shares of Common Stock pursuant to the ELOC Agreement, was (1,563,168), or $(0.05) per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets minus total liabilities. Net tangible book value per share as of September 30, 2025, is our net tangible book value divided by the number of shares of Common Stock outstanding as of September 30, 2025.

The information below is illustrative only. Our dilution following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in our Annual Report on Form 10-K and subsequent quarterly reports.

After giving effect to the sale of the maximum number of shares of Common Stock offered hereby, or shares in this offering at an assumed public offering price of $0.4200 per share of Common Stock, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025, would have been approximately $7.7 million, or approximately $0.15 per share of Common Stock. This amount represents an immediate increase in as adjusted net tangible book value of $0.20 per share of Common Stock to our existing stockholders and an immediate dilution of $0.28 per share of Common Stock to investors participating in this offering. We determine dilution per share of Common Stock to investors participating in this offering by subtracting as adjusted net tangible book value per share of Common Stock after giving effect to this offering from the assumed public offering price per share of Common Stock paid by investors participating in this offering.

The following table illustrates this per share dilution to the new investors purchasing shares of Common Stock in this offering:

Assumed combined public offering price per share of Common Stock and accompanying Warrants		$0.4200
Historical net tangible book value (deficit) per share as of September 30, 2025(1)	$(0.05)
As adjusted net tangible book value per share as of September 30, 2025 after this offering(2)	$0.15
Increase in net tangible book value per share attributable to investors purchasing in this offering		$0.20
Dilution per share to investors purchasing in this offering		$0.28

(1)	Our net tangible book value as of September 30, 2025 was approximately $(1,563,168), or $(0.05) per share based on 29,273,322 shares of Common Stock outstanding, adjusted for subsequent issuances disclosed in this prospectus. Net tangible book value represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of Common Stock outstanding as of that date.

(2)

The as adjusted tangible book value represents our net tangible book value, as described in note (1) above, after giving effect to the sale by us of shares of Common Stock in this offering for aggregate gross proceeds of $10.0 million at an assumed combined public offering price of $0.4200 per share of Common Stock and accompanying Warrants, after deducting Placement Agent fees of 6.5% and estimated offering expenses payable by us, and assuming no exercise of the Warrants offered hereby. The number of shares outstanding after this offering is based on 29,273,322 shares of Common Stock outstanding as of September 30, 2025, adjusted for subsequent issuances disclosed in this prospectus, and excludes the following:

●	1,797,840 shares of our Common Stock issuable upon the exercise of vested stock options as of September 30, 2025, with a weighted-average exercise price of $0.1008 per share;

●	15,654,983 shares of our Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2025, with a weighted-average exercise price of $11.50 per share; and

●	230,770 shares of our Common Stock issuable upon the exercise of outstanding warrants as of December 31, 2025, with a weighted-average exercise price of $1.69 per share, subject to adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

To the extent that any outstanding options or warrants are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares in the future, there will be further dilution to new investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Please read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes included in this filing. Some of the information contained in the following discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. When reviewing the discussion below, you should keep in mind the substantial risks and uncertainties that could impact our business. In particular, we encourage you to review the risks and uncertainties described in “Risks Relating to CID HoldCo, Inc.” or included elsewhere in this Report. These risks and uncertainties could cause actual results to differ materially from those projected in forward-looking statements contained in this Report or implied by past results and trends. Forward-looking statements are statements that attempt to forecast or anticipate future developments in our business, financial condition, or results of operations. These statements, like all statements in this report, speak only as of their date (unless another date is indicated), and we undertake no obligation to update or revise these statements in light of future developments.

This section generally discusses our financial condition and results of operations for fiscal years 2023 and 2024, and year-to-year comparisons between Q3 results in 2024 and 2025 in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A discussion of our financial condition and results of operations and our liquidity and capital resources for fiscal year 2024, and year-to-year comparisons between fiscal years 2023 and 2024 can be found under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the fiscal year ended December 31, 2024 and for the three and nine months ended September 30, 2025.

Overview

CID Holdco, Inc. (the “Company”, “CID” or “CID Holdco”), formerly known as SEE ID Inc, dba Dot AI (the “Legacy Company” or “SEE ID”), was incorporated in Delaware with the headquarters in Las Vegas, Nevada. CID helps businesses digitally transform their operations using IoT and AI technology. With significant innovations in radio frequency networking, use of vision system overlays and a cloud-based AI engine, the Company offers a differentiated asset tracking and workflow management solutions for industrial enterprises. Through its technological solutions, CID serves multiple industries including aviation, construction, delivery, military, mining, retail, seaports, medical logistics, warehousing and manufacturing.

We are headquartered in Las Vegas, NV with our management and administrative staff located in Bethesda, MD for East Coast customer engagements and government lobbying activity. We also manufacture hardware in Puerto Rico through our wholly owned subsidiary Dot Works. Our embedded development team and Design for Manufacturing (“DFM”) capability is built around our CTO in Worcester, MA and our core software team is in Bangalore, India.

Throughout the notes to the condensed consolidated financial statements, unless otherwise noted or otherwise suggested by context, the “Company”, “we”, “us”, “our” refers to the Legacy Company prior to the consummation of the Business Combination, and the Company after the consummation of the Business Combination.

Business Combination

On June 18, 2025 (the “Closing Date”) the Company consummated the Business Combination transactions by and among the Company, ShoulderUp Technology Acquisition Corp (“SUAC” or “ShoulderUp”), ShoulderUp Merger Sub, Inc., SEI Merger Sub, Inc., and SEE ID, Inc. Pursuant to the Business Combination Agreement, on the Closing Date, (i) ShoulderUp Merger Sub merged with and into SUAC (the “ShoulderUp Merger”), with SUAC surviving the ShoulderUp Merger as a wholly-owned subsidiary of the Company (“SUAC Surviving Company”); and (ii) simultaneously with the ShoulderUp Merger, SEI Merger Sub merged with and into SEE ID (“the SEE ID Merger”), with SEE ID surviving the SEE ID Merger as a wholly-owned subsidiary of the Company (the “Surviving Company”) (the ShoulderUp Merger and the SEE ID Merger, together the “Mergers” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

In connection with the Business Combination, CID Holdco filed a registration statement on Form S-4 (File No. 333-282600) (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). On June 18, 2025, the Registration Statement was declared effective by the SEC. At Closing, the assets and liabilities of Legacy Company were combined with the assets and liabilities ShoulderUp Technology Acquisition Corp on a historical cost basis. All Legacy Company common stock was exchanged for common stock of the Company based upon the exchange ratio as defined in the Business Combination Agreement as Aggregate Merger Consideration (13,000,000 CID Holdco shares) divided by the Company Fully Diluted Common Stock (160,015,641) or 8.124% Stock options of Legacy Company were not exercised and remain outstanding after giving into effect the exchange ratio. In connection with the Business Combination, we incurred transaction costs, settled certain SUAC related party notes through the issuance of common shares, converted SAFE notes into common stock of the Company, and raised cash proceeds from PIPE investors. Additional information regarding the Business Combination and Reverse Recapitalization is provided in Note 3 to the unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2025.

Factors Affecting Our Performance

Acquiring New Customers

We believe that we have a substantial opportunity to grow our customer base. We intend to drive new customer acquisition by continuing to invest significantly in sales and marketing to engage our prospective customers, increase brand awareness, and drive adoption of our Dot Cloud platform. Our ability to attract new customers depends on a number of factors, including the effectiveness of our sales and marketing efforts, macroeconomic factors and their impact on our customers’ businesses, and the success of our efforts to expand internationally.

Expanding Within Our Existing Customer Base

We believe that there is a significant opportunity to expand sales to existing customers following their initial adoption of our Dot Cloud. We will expand our customer base by selling more applications and expanding use of existing applications across geographies and divisions. Our ability to expand within our customer base will depend on a number of factors, including our customers’ satisfaction, pricing, competition, macroeconomic factors, and changes in our customers’ spending levels. While there are many factors involved in this expansion, the Customer Success department will be the key internal driver to retention and expansion of customer revenue. At this juncture, it is not a significant part of our operational expense but will be built out as our bookings increase and our channel support requirements come online.

Investments in Innovation and Future Growth

Our market leadership is supported by continuous innovation in our Dot Cloud, our inventions in IoT data collection and our advances in applying AI to our customer problem sets. We continuously invest in adding new applications and methods to our solution. As such, spending on research and development will always be an important part of our strategy.

However, the driving force that will fuel our company is market growth. Our recent pivot to move most of our spending to Sales and Marketing shows a commitment to our go-to-market strategy. We recognize the need to grow adoption and expand brand awareness as we rise in the space. This fiscal year is a critical period to add productive resources to ensure success is sustained.

Adding additional compliance and oversight resources as we grow and especially as we make a public offering, is a natural and essential step. In addition, our small operations team will continue to grow as the demand increases from our maturing sales pipeline.

Components of Results of Operations

Revenue

We will provide access to our Dot Cloud through subscription arrangements, where the customer is charged a per-subscription fee for access for a specified term. Subscription agreements will contain multiple service elements for one or more of our cloud-based Applications via mobile app(s) or a website that enable data collection and provide access to the cellular network, IoT devices (which we also refer to as connected devices), and support services delivered over the term of the arrangement. Our subscription contracts will typically have an initial term of three to five years and are generally non-cancellable and non-refundable, subject to limited exceptions under our standard terms of service and other exceptions for public sector customers, who are often subject to annual budget appropriations cycles. Our Connected Dot Cloud and IoT devices are highly integrated with the subscription service and together will represent a single performance obligation. Revenues attributable to this combined performance obligation are recognized over time as the services are delivered.

We also provide professional services including onboarding (implementation) services, marketing services, and product consulting. These services were evaluated to be distinct and are treated as separate performance obligations from the subscription services. Revenue related to these services are recognized over time as services are performed.

Currently, revenues are primarily related to the delivery of feasibility study reports to customers seeking to gain insight into how data driven tracking could improve their business, which is recognized upon acceptance of the feasibility report.

Allocation of Overhead Costs

Overhead costs that are not substantially dedicated for use by a specific functional group are allocated based on headcount. Such costs include costs associated with office facilities, depreciation of property and equipment, IT and security expenses, and other expenses, such as corporate software, subscription services, and insurance. Manufacturing overheads are allocated to production based on volume.

Cost of Sales

Cost of sales will consists primarily of cellular-related costs, third-party cloud infrastructure expenses, customer support costs, warranty charges, employee-related costs directly associated with our customer support and operations, including salaries, employee benefits and stock-based compensation, amortization of internal-use software development, certain cloud computing implementation costs, expenses related to shipping and handling, packaging, fulfillment, warehousing, write-downs of excess and obsolete inventory, and allocated overhead costs.

As our customers expand and increase, the use of our Dot Cloud driven by additional IoT devices and Applications, our cost of revenue may vary from quarter to quarter as a percentage of our revenue due to the timing and extent of these expenses. We intend to continue to invest additional resources in our Dot Cloud and customer support and operations personnel as we grow our business. The level and timing of investment in these areas will affect our cost of revenue in the future.

Operating Expenses

Research and development

Research and development expenses consist primarily of employee-related costs, including salaries, employee benefits and stock-based compensation, depreciation and other expenses related to prototyping IoT devices, product initiatives, software subscriptions, hosting used in research and development, and allocated overhead costs. We continue to focus our research and development efforts on adding new features and products and enhancing the utility of our Dot Cloud. We capitalize the portion of our internal-use software development costs that meets the criteria for capitalization. We expect our research and development expenses to generally increase in absolute dollars for the foreseeable future as we continue to invest in research and development efforts to enhance our Dot Cloud. Our research and development expenses may fluctuate as a percentage of our revenue from period to period due to the timing and extent of these expenses.

Sales and marketing

Sales and marketing expenses consist primarily of employee-related costs directly associated with our sales and marketing activities, including salaries, employee benefits and stock-based compensation, and sales commissions. Sales and marketing expenses also include expenditures related to advertising, media, marketing, promotional costs, free trial expenses, brand awareness activities, business development, corporate partnerships, travel, conferences and events, professional services, and allocated overhead costs. We also have a heavy reliance on contracted services in these areas which are reflected in the department spend. We plan to continue to invest in sales and marketing to grow our customer base and increase our brand awareness. As a result, we expect our sales and marketing expenses to increase in absolute dollars for the foreseeable future. Our sales and marketing expenses may fluctuate as a percentage of our revenue from period to period due to the timing and extent of these expenses.

General and administrative

General and administrative expenses consist of employee-related costs for executive, finance, legal, human resources, facilities, and certain IT personnel, including salaries, employee benefits and stock-based compensation, professional fees for external legal, accounting, recruiting and other consulting services, bad debt, allocated overhead costs, and unallocated lease costs. We expect our general and administrative expenses to continue to increase in absolute dollars for the foreseeable future to support our growth and because of additional costs associated with legal, accounting, compliance, insurance, investor relations, and other areas associated with being a public company. Our general and administrative expenses may fluctuate as a percentage of our revenue from period to period due to the timing and extent of these expenses.

Interest expense

Interest expense consists primarily of interest incurred for our short term bridge loans.

Change in fair value of SAFE agreements

The change in the fair value of SAFE agreements represents the unrealized gains or losses resulting from the fluctuations in the estimated value of the outstanding SAFE agreements, or reevaluation of updated market conditions and company-specific factors.

Transaction costs expensed

The Company accounts for transaction costs incurred in connection with the Business Combination that occurred in June 2025, and therefore transaction costs expensed were not a component of our results of operations during 2024. Costs that are directly attributable to the issuance of equity instruments, such as legal, accounting, and advisory fees related to the merger and recapitalization, are recorded as a reduction to additional paid-in capital.

Loss from extinguishment of debt

Prior to the Closing of the Business Combination, one lender elected to convert a portion of its outstanding principal and accrued interest into shares of Common Stock. In connection with the bridge loan conversion, the Company derecognized the liability, issued shares of Common Stock and recognized a loss on debt extinguishment, based on the fair value of the Common Stock at the date of Closing.

Results of Operations

Comparison of Three and Nine Months Ended September 30, 2025 and 2024

Revenue, Cost of Revenue, Gross Profit, and Gross Margin

Our total revenue, cost of revenue, gross profit, and gross margin for the three and nine months ended September 30, 2025 and 2024 are summarized as follows:

	For the three months ended September 30,
	2025	2024 (As Restated)	$ Change	% Change
Revenue	$778,482	$81,636	$696,846	853.6%
Cost of goods sold	488,286	7,997	480,289	6,005.9%
Gross profit	$290,196	$73,639	$216,557	294.1%
Gross margin %	37.3%	90.2%	31.1%	34.5%

	For the nine months ended September 30,
	2025	2024 (As Restated)	$ Change	% Change
Revenue	$1,257,813	$183,631	$1,074,182	585.0%
Cost of goods sold	572,558	18,006	554,552	3,079.8%
Gross profit	$685,255	$165,625	$519,630	313.7%
Gross margin %	54.5%	90.2%	48.4%	53.6%

For the three months ended September 30, 2025, total revenue increased by approximately $697 thousand, or 853.6%, to $778 thousand compared to $82 thousand for the same period in 2024. The increase was primarily attributable to product revenue recognized during the current quarter from sales of bridges, gateways, and labels to existing customers, partially offset by a $196 thousand revenue reversal tied to an updated estimate based on the timing of actual revenue recognized compared to the estimate utilized related to the $2 million exclusivity client payment. Based on expected $175 million client spend over the 5-year term to retain exclusivity, the Company refined its estimate to recognize the exclusivity payment as revenue across the full 5 years.

Total cost of goods sold increased by $480 thousand, or 6,005.9%, to $488 thousand, reflecting higher material and labor costs associated with increased product sales. As a result, gross profit increased by $217 thousand, or 294.1%, to $290 thousand, compared to $74 thousand for the same period in 2024. Gross margin decreased to 37.3% from 90.2%, primarily due to the higher proportion of product sales, which generally carry lower margins.

For the nine months ended September 30, 2025, total revenue increased by approximately $1,074 thousand, or 585.0%, to $1,258 thousand compared to $184 thousand for the same period in 2024. The increase was primarily attributable to product revenue recognized during the current period from sales of bridges, gateways, and labels to existing customers. Total cost of goods sold increased by $555 thousand, or 3,079.8%, to $573 thousand, reflecting higher material and labor costs associated with increased product sales. As a result, gross profit increased by $520 thousand, or 313.7%, to $685 thousand compared to $166 thousand for the same period in 2024. Gross margin decreased to 54.5% from 90.2%, primarily due to the higher proportion of product sales, which generally carry lower margins.

Research and Development

Research and development expenses for the three and nine months ended September 30, 2025 and 2024 is summarized as follows:

	For the three months ended September 30,
	2025	2024 (As Restated)	$ Change	% Change
Research and development	$397,135	$186,678	$210,457	112.7%
Percentage of revenue	51.0%	228.7%

	For the nine months ended September 30,
	2025	2024 (As Restated)	$ Change	% Change
Research and development	$972,640	$459,991	$512,649	111.4%
Percentage of revenue	77.3%	250.5%

Research and development (“R&D”) expenses were $397 thousand for the three months ended September 30, 2025, an increase of $210 thousand, or 112.7%, compared to $187 thousand for the same period in 2024. The increase was primarily driven by the onboarding of additional software and hardware development contractors, as well as higher personnel-related and prototype development costs to support new product initiatives. Our spending for research and development reflects our growing capacity to satisfy customer feature requests and continued investment in our technology roadmap. As a percentage of revenue, R&D expenses decreased to 51.0% from 228.7%, primarily due to significantly higher revenue in the current period.

For the nine months ended September 30, 2025, research and development (“R&D”) expenses increased by $512 thousand, or 111.4%, to $973 thousand compared to $460 thousand in the prior-year period. The year-to-date increase was primarily driven by onboarding additional development contractors and expanding engineering activities in support of the Company’s long-term product innovation goals. R&D expenses represented 77.3% of total revenue for the nine months ended September 30, 2025, compared to 250.5% in the same period of 2024, reflecting improved operating leverage as revenue expanded.

Sales and Marketing

Sales and marketing expenses for the three and nine months ended September 30, 2025 and 2024 is summarized as follows:

	For the three months ended September 30,
	2025	2024 (As Restated)	$ Change	% Change
Sales and marketing	$1,111,895	$638,584	$473,311	74.1%
Percentage of revenue	142.8%	782.2%

	For the nine months ended September 30,
	2025	2024 (As Restated)	$ Change	% Change
Sales and marketing	$2,564,891	$1,763,170	801,721	45.5%
Percentage of revenue	203.9%	960.2%

For the three months ended September 30, 2025, sales and marketing expenses totaled $1,112 thousand, an increase of $473 thousand, or 74.1%, compared to $639 thousand for the same period in 2024. The increase was primarily driven by enhanced functionality in our customer relationship management software, as well as additional investment in customer support to expand our sales and marketing capabilities We expect to further increase spending in the following quarter to leverage additional public investment and strengthen this department to drive growth.

For the nine months ended September 30, 2025, sales and marketing expenses totaled $2,565 thousand, an increase of $802 thousand, or 45.5%, compared to $1,763 thousand in the same period of 2024, demonstrating the Company’s ongoing commitment to market expansion and revenue growth.

General and Administrative

General and administrative expense for the three and nine months ended September 30, 2025 and 2024 is summarized as follows:

	For the three months ended September 30,
	2025	2024 (As Restated)	$ Change	% Change
General and administrative	$2,742,753	$506,886	$2,235,867	441.1%
Percentage of revenue	352.3%	620.9%

	For the nine months ended September 30,
	2025	2024 (As Restated)	$ Change	% Change
General and administrative	$4,184,688	$1,064,461	$3,120,227	293.1%
Percentage of revenue	332.7%	579.7%

For the three months ended September 30, 2025, general and administrative expenses totaled $2,743 thousand, an increase of $2,236 thousand, or 441.1%, compared to $507 thousand in the same period last year. The increase is primarily driven by labor costs related to the ramp-up of operations, higher administrative support for business functions, and increased back-office headcount. For the nine months ended September 30, 2025, general and administrative expenses totaled $4,185 thousand, up $3,120 thousand, or 293.1%, compared to $1,064 thousand in the prior year, reflecting the continued expansion of operational infrastructure to support company growth.

Acquisition and integration

Acquisition and integration expense for the three and nine months ended September 30, 2025 and 2024 are summarized as follows:

	For the three months ended September 30,
	2025	2024	$ Change	% Change
Acquisition and integration	$243,230	$635,459	$(392,229)	(61.7)%
Percentage of revenue	31.2%	778.4%

	For the nine months ended September 30,
	2025	2024	$ Change	% Change
Acquisition and integration	$1,154,857	$1,501,261	$(346,404)	(23.1)%
Percentage of revenue	91.8%	817.5%

For the three months ended September 30, 2025, acquisition and integration expenses were $243 thousand, a decrease of $392 thousand, or 61.7%, compared to $635 thousand in the same period of 2024. The decrease reflects lower professional and consulting costs as the Company completed the Business Combination on June 18, 2025. For the nine months ended September 30, 2025, acquisition and integration expenses totaled $1,155 thousand, a decline of $346 thousand, or 23.1%, compared to $1,501 thousand in the prior year period. These expenses primarily consisted of accounting, auditing, and legal fees incurred in connection with the Business Combination, as well as other costs related to transaction execution and post-acquisition integration activities.

Other expenses – SAFE agreements

The tables below summarize the change in the fair value of SAFE agreements and the SAFE agreements activity for the three and nine months ended September 30, 2025 and 2024:

	For the three months ended September 30,
	2025	2024	$ Change	% Change
Change in fair value of SAFE notes	$-	$(764,446)	$764,446	-100%

	For the nine months ended September 30,
	2025	2024	$ Change	% Change
Change in fair value of SAFE notes	$(17,368,415)	$(14,227,156)	$(3,141,259)	22%

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024 (As Restated)
SAFE agreements at fair value, beginning of period	$-	$21,200,160	$23,334,626	$4,602,950
SAFE agreements issued for cash	-	700,000	23,752	3,834,500
Change in fair value	-	764,446	17,368,415	14,227,156
SAFE notes converted into shares	-	-	(40,726,793)	-
SAFE agreements at fair value, end of period	$-	$22,664,606	$-	$22,664,606

For the three months ended September 30, 2025, there was no change in the fair value of SAFE notes, compared to a decrease of $0.8 million in the same period of 2024, representing a 100% decline. For the nine months ended September 30, 2025, the Company recorded a decrease in fair value of $17.4 million, compared to a decrease of $14.2 million in the prior year, an increase of $3.1 million, or 22%.

At the beginning of the three-month period, no SAFE agreements were outstanding, compared to $22.7 million at the same point in 2024. During the nine months ended September 30, 2025, SAFE agreements at fair value decreased from $23.3 million to zero, following the conversion of all outstanding notes into 2,909,057 shares of Common Stock. No new SAFE agreements were issued for cash during the three months ended September 30, 2025. The change in fair value of $17.4 million for the nine months ended September 30, 2025, was based on the fair value of Common Stock at closing of $14.00 per share.

The decrease in the balance of SAFE agreements was primarily driven by the increased estimated fair value of the Company and the higher probability of the Business Combination, which closed on June 18, 2025, qualifying as an “Equity Financing” under the terms of the Company’s SAFE agreements. As a result, all outstanding SAFE notes were converted into Common Stock, and no SAFE notes remained outstanding as of September 30, 2025.

Comparison of years ended December 31, 2024 and 2023

Revenue, Cost of Revenue, Gross Profit, and Gross Margin

Our total revenue, cost of revenue, gross profit, and gross margin for the years ended December 31, 2024 and 2023 are summarized as follows:

	For the year ended December 31,
	2024	2023	$ Change	% Change
Revenue	$172,661	$439,640	$(266,979)	(60.7)%
Cost of goods sold	343,889	86,888	257,001	295.8%
Gross (loss) profit	$(171,228)	$352,752	$(523,980)	(148.5)%
Gross margin %	(99.2)%	80.2%	(179.4)%	(223.6)%

Revenue decreased by $266,979, or 60.7%, for the year ended December 31, 2024 compared to the year ended December 31, 2023. The decrease in revenue is primarily due to a decrease in feasibility studies to new and existing customers.

Cost of goods sold increased by $257,001, or 295.8%, for the year ended December 31, 2024 compared to the year ended December 31, 2023. The increases are primarily due to additional support staff salaries, compliance cost and cloud hosting cost.

Our gross margin was (99.2%) for the year ended December 31, 2024 compared to 80.2% for the year ended December 31, 2023. The decrease in gross margin is primarily due to additional support staff salaries, compliance cost and cloud hosting cost.

Research and Development

Research and development expenses for the years ended December 31, 2024 and 2023 is summarized as follows:

	For the year ended December 31,
	2024	2023	$ Change	% Change
Research and development	$759,967	$837,453	$(77,486)	(9.3)%
Percentage of revenue	440.1%	190.5%

Research and development expense decreased by $77,486, or 9.3%, for the year ended December 31, 2024 compared to the year ended December 31, 2023. The decreases are primarily driven by reduced utilization of software and hardware development contractors.

Sales and Marketing

Sales and marketing expenses for the years ended December 31, 2024 and 2023 is summarized as follows:

	For the year ended December 31,
	2024	2023	$ Change	% Change
Sales and marketing	$2,524,930	$449,936	$2,074,994	461.2%
Percentage of revenue	1,462.4%	102.3%

Sales and marketing expenses increased by $2,074,994, or 461.2%, for the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase reflects our continued pivot toward the market and was primarily driven by higher spending on digital marketing services and additional modules and users in our customer relationship management software.

General and Administrative

General and administrative expenses for the years ended December 31, 2024 and 2023 are summarized as follows:

	For the year ended December 31,
	2024	2023	$ Change	% Change
General and administrative	$3,588,548	$742,041	$2,846,507	383.6%
Percentage of revenue	2,078.4%	168.8%

General and administrative expense increased by $2,846,507, or 383.6%, for the year ended December 31, 2024 compared to the year ended December 31, 2023. The increases are primarily due to additional labor costs pertaining to the ramp up of the business.

Other expenses – SAFE agreements

The tables below summarize the change in the fair value of SAFE agreements and the SAFE agreements activity for the year ended December 31, 2024 and 2023:

	For the year ended December 31,
	2024	2023	$ Change	% Change
Change in fair value of SAFE notes	$14,492,176	$263,239	$14,228,937	5,405%

	For the year ended December 31,
	2024	2023
SAFE agreements at fair value, beginning of period	$4,602,950	$2,219,711
SAFE agreements issued for cash	4,239,500	2,120,000
Change in fair value	14,492,176	263,239
SAFE agreements at fair value, end of period	$23,334,626	$4,602,950

The increase in the liability balance of SAFE agreements for the year ended December 31, 2024, compared to December 31, 2023, was primarily driven by the higher estimated fair value of the Company and the issuance of additional SAFE notes during the year ended December 31, 2024. A corresponding increase in the change in fair value of SAFE notes other expense line items was recorded.

Liquidity and Capital Resources

Funding Requirements and Going Concern

Liquidity is a measure of our ability to access sufficient cash flows to meet the short-term and long-term cash requirements of our business operations. To date, we have funded our operations primarily with proceeds from the issuance of common shares to PIPE investors contemporaneously with the close of the Business Combination. Our future capital requirements will depend on many factors, including, but not limited to, our growth, our ability to attract and retain customers, the continued market acceptance of our solution, the timing and extent of spending necessary to support our efforts to develop our Dot Cloud and meet our performance obligations related to subscription sales of the same, the expansion of sales and marketing activities, and the impact of macroeconomic conditions on us and our customers’ and partners’ businesses. Further, we may enter into arrangements to acquire or invest in businesses, products, services, and technologies. We will need to raise additional capital in the future to finance our operations and expand our business.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” management anticipates the Company will continue to incur substantial operating losses for the next several years and will need to obtain additional near-term financing in order to continue its research and development activities. Our ability to continue as a going concern is dependent on its ability to raise additional capital to fund research and development activities and meet obligations on a timely basis. However, there can be no assurance that sufficient funding will be available to allow us to successfully continue our research and development activities and commercialize our products.

If the Company is unable to obtain necessary funds through its business operations and the proceeds realized through the business combination, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on our business, results of operations, and prospects. These conditions raise substantial doubt about our ability to continue as a going concern within one year from the date these interim unaudited consolidated financial statements are issued.

As of September 30, 2025 and December 31, 2024, we had cash of $1,418,834 and $721,032, respectively, and working capital deficit of $5,404,007 and $1,215,988, respectively.

Sources of Liquidity

To date, we have funded our operations primarily with proceeds from the issuance of common shares to PIPE investors contemporaneously with the close of the Business Combination in the amount of $10,837,643 and proceeds from the issuance of bridge loans. As of September 30, 2025, we had cash of $1,418,834. In the future, we expect to finance our cash needs through a combination of equity, debt financings, and improvement of cash from operations derived from selling subscriptions to our platform.

As part of its funding efforts, on June 18, 2025, the Company entered into the ELOC Agreement with New Circle Principal Investment LLC (“New Circle”), which provides the Company the right, but not the obligation, to direct New Circle from time to time to purchase up to $50 million of the Company’s Common Shares during the commitment period ending June 18, 2028, at a discount of the volume-weighted average price (VWAP) over a defined pricing period. Under the ELOC Agreement, the Company may sell shares to the New Circle at a price based on either: option 1 – 97% of the lowest daily VWAP over the three trading days following the purchase notice, or option 2 – the greater of 85% of the VWAP or the lowest sale price on a specific trading day determined by the timing of the notice.

Any purchase would be subject to certain limitations, including that New Circle shall not purchase any shares that would result in it and its affiliates beneficially owning more than 4.99% of the then outstanding voting power or number of shares of Common Stock or any shares that would exceed 19.99% of all shares of Common Stock of the Company outstanding on the date of the ELOC Agreement, unless Company shareholder approval was obtained allowing for issuances in excess of such amount (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including where the average purchase price of all applicable sales of Common Shares equals or exceeds the lower of (i) the Nasdaq Official Closing Price immediately preceding the Effective Date; or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the Effective Date.

The Company had the option to satisfy the $350,000 commitment fee under the ELOC Agreement through the issuance of a variable number of shares of Common Stock or by payment in cash. On September 24, 2025, the Company paid the commitment fee through the issuance of 106,383 shares of Common Stock, valued at $3.29 per share, which was determined based on the closing price of the Common Stock on September 18, 2025, the date the Form S-1 was declared effective by the SEC. The commitment fee of $350,000 was expensed in September 2025.

Before the Company elects to sell shares by issuing a purchase notice, the ELOC Agreement represents a purchased put option on the Company’s equity. Once the Company delivers a purchase notice under the ELOC Agreement, the related number of shares to be issued constitutes a forward contract to issue common stock. As the feature is embedded in an equity host, meets the definition of a derivative, and does not qualify for the equity scope exception under ASC 815 Derivatives and Hedging, it must be bifurcated and accounted for separately as a derivative asset or liability, depending on changes in the underlying stock price relative to the pegged discounted VWAP. The derivative is measured at fair value, with changes in fair value recognized in net income. The fair value of the purchased put option was determined to be de minimis as of September 30, 2025, and therefore was not recorded on the Company’s balance sheet as of that date.

Cash Flows

Comparison of Nine Months Ended September 30, 2025 and 2024

The following table shows a summary of our cash flow for the periods presented:

	For the nine months ended September 30,
	2025	2024
Net cash (used in) operating activities	$(8,197,830)	$(3,099,229)
Net cash (used in) investing activities	(1,382,522)	(579,327)
Net cash provided by financing activities	$10,278,154	$3,834,500

Comparison of years ended December 31, 2024 and 2023

The following table shows a summary of our cash flow for the periods presented:

	For the year ended December 31
	2024	2023
Net cash (used in) operating activities	$(3,290,008)	$(1,668,503)
Net cash (used in) investing activities	(834,220)	(672,319)
Net cash provided by financing activities	$4,239,500	$2,120,000

Operating Activities

Our largest source of operating cash is investments made by our shareholders. Our primary uses of cash from operating activities are for employee-related expenditures, sales and marketing expenses, inventory purchases, and research & development activities. We generated negative cash flows from operations in the preceding two fiscal years. We have supplemented working capital through net proceeds from the sale of equity securities and bridge loans.

Cash used in operating activities was $8.2 million for the nine months ended September 30, 2025. This consisted of a net loss of $34.4 million, adjusted for non-cash charges of $18.6 million, and changes in our operating assets and liabilities of $7.6 million. The non-cash charges were primarily composed of change in fair value of SAFE note expense of $17.4 million and loss on extinguishment of debt of $5.7 million.

Cash used in operating activities was $3.1 million for the nine months ended September 30, 2024. This consisted of a net loss of $18.9 million, adjusted for non-cash charges of $14.4 million, and changes in our operating assets and liabilities of $1.3 million. The non-cash charges were primarily composed of change in fair value SAFE note expense of $14.2 million.

Cash used in operating activities was $3.3 million for the year ended December 31, 2024. This consisted of a net loss of $21.5 million, adjusted for non-cash charges of $14.7 million, and changes in our operating assets and liabilities of $3.5 million. The non-cash charges were primarily composed of change in fair value SAFE note expense of $14.5 million.

Cash used in operating activities was $1.7 million for the year ended December 31, 2023. This consisted of a net loss of $1.9 million, adjusted for non-cash charges of $325 thousand, and changes in our operating assets and liabilities of $54 thousand. The non-cash charges were primarily composed of change in fair value SAFE note expense of $263 thousand.

Investing Activities

Cash used in investing activities was $1.4 million for the nine months ended September 30, 2025, which primarily consisted of $484 thousand of property and equipment purchases and $899 thousand of capital expenditures for internal-use software development costs.

Cash used in investing activities was $579 thousand for the nine months ended September 30, 2024, which consisted of capital expenditures for internal-use software development costs.

Cash used in investing activities was $834 thousand for the year ended December 31, 2024, which consisted of capital expenditures for internal-use software development costs.

Cash used in investing activities was $672 thousand for the year ended December 31, 2023, which consisted of capital expenditures for internal-use software development costs.

Financing Activities

Cash provided by financing activities was $10.3 million for the nine months ended September 30, 2025, which primarily consisted of $10.8 million in proceeds from PIPE investors.

Cash provided by financing activities was $3.8 million for the nine months ended September 30, 2024, which consisted of $3.8 million of proceeds from issuance of SAFE notes.

Cash provided by financing activities was $4.2 million for the year ended December 31, 2024, which consisted of proceeds from issuance of SAFE agreements for cash.

Cash provided by financing activities was $2.1 million for the year ended December 31, 2023, which consisted of proceeds from issuance of SAFE agreements for cash.

Contractual Obligations and Commitments

Our estimated future obligations consist of leases and non-cancelable purchase commitments as of September 30, 2025. For additional discussion on our leases and other commitments, refer to Note 12 – Leases and Note 14 – Commitments and Contingencies to our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2025 included elsewhere in this prospectus.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2025, we believe that the following accounting policies are the most critical to fully understanding and evaluating our financial condition and results of operations.

Accounting for SAFE Agreements

In accordance with FASB ASC 815 40, Contracts in Entity’s Own Equity, the Company determined the SAFE agreements are freestanding financial instruments and accordingly are classified as “liabilities” in the accompanying condensed consolidated balance sheets. The SAFE agreements are carried at estimated fair value determined by the Company using a probability weighted expected return method.

Revenue Recognition

Revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services.

We determine revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer;

2.	Identification of the performance obligations in the contract;

3.	Determination of the transaction price;

4.	Allocation of the transaction price to the performance obligations in the contract; and

5.	Recognition of revenue when, or as, we satisfy a performance obligation.

We offer feasibility studies which allow customers to gain insight into how data driven tracking could improve their business. As part of our studies, off-the-shelf components are installed on customer-owned assets which enable data to be captured by our beta Zero Infrastructure Mesh (“ZIM”) technology network. These feasibility studies allow the refinement of our software protocols and provide essential information for the continued development of our solution. Customers receive the information captured in our feasibility study reports. These feasibility study reports are the only performance obligation in our contracts.

We determined that the single promise to our customers is satisfied at a point in time. In reaching this conclusion, we considered the context of the contract and the nature of our promise to provide the customer with actionable insights to improve the management of their operations in a feasibility report.

The single performance obligation is satisfied at a point in time, as our customers do not consume the benefits of our studies until their feasibility report is delivered. Accordingly, the fixed consideration related to the performance obligation is recognized on when control of the feasibility report is transferred to the customer which is upon acceptance.

The estimates involved in revenue recognition pertain to determination of standalone selling price. Management considered the data inputs for the standalone selling price and determined that the adjusted market assessment approach provided the best estimate of the standalone selling price. The estimates applied have been reasonable in the past and the likelihood of change in estimate to impact the standalone selling price is remote.

Internal-Use Software Development

In accordance with FASB ASC Topic 350 40, Intangibles Goodwill and Other Internal Use Software, we capitalize software development costs incurred on new applications or enhancements to applications during the application development phase of software for internal use to provide services to customers. These capitalized costs include certain payroll and payroll related costs for employees and costs for outside consultants who are directly associated with and who devote time to internal use software projects. Costs incurred prior to the application development phase and after the market release are expensed as incurred.

Internal use software is amortized on a straight-line basis over its estimated useful life from the date the project is substantially complete and ready for its intended use. The estimated useful life will be determined based on management’s judgment on how long the core technology and functionality serves internal needs and the customer base. Once projects are substantially complete, management will evaluate the useful lives of these assets on an annual basis and will test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. These costs are not yet amortized as our SaaS solution has not been deployed.

Management considers use of estimates in determining the appropriate allocation of personnel costs (including fringe benefits and stock compensation) and software development consultants’ costs to software capitalization. Such costs were analyzed for reasonableness and the current basis (evaluation of project plans and stage) is determined to be the best estimate of the costs capitalized during the period. The estimates applied have been reasonable in the past and the likelihood of change in estimate to impact the software cost capitalized is remote.

Recently Issued and Adopted Accounting Pronouncements

We describe the recently issued accounting pronouncements that apply in Note 2 of the unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2025.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

OUR BUSINESS

Industry Background

Digital transformation is imperative for companies to compete in the current commercial environment. Those companies that successfully transform their businesses through modern applications, digital workflows, and intuitive user experiences often benefit from loyal customers, innovative offerings, and scalable business models that drive greater profitability and dominate competition. The proliferation of smart devices, growth in cloud applications, increasingly disparate user bases, Artificial Intelligence (AI) and heightened customer expectations are together driving digital adoption. This transformation has already happened across many large industries. In the retail, advertising, media, and information technology industries, for example, innovative, digital-first entrants have disrupted older business models, fundamentally changing the way they operate. Many industries that depend on physical operations, however, have been slower to adopt digital transformation. Despite their size and critical position in the worldwide economy, many companies in industries that depend on physical operations, such as logistics, manufacturing, construction, mining, health care and others still largely rely on manual processes, siloed data, spreadsheets, and legacy software. These industries represent a massive, underpenetrated market for digital transformation.

The State of Operations Today

Many operations-intensive businesses rely on high-value assets and equipment, deploy large field workforces that need coordination, manage complex logistics that require precision, and navigate industry-specific workflows that call for specialized knowledge. These businesses prioritize safety, efficiency and sustainability, while needing to adhere to a myriad of regulatory requirements. Businesses that depend on physical operations are in a unique position to leverage connected IoT assets to generate real-time operational data and deploy AI to drive insights, pursue automation, and improve efficiency in their business processes. For operations-intensive businesses to stay competitive and agile, there is an imperative to adopt digital technologies, and a significant business risk from complacency. Yet the industrial market has been slow to adopt IoT technology or AI advances in their operations.

Challenges with Operations include:

●	Lack of Data Access and Siloed Systems. Many assets used for physical operations, such as vehicle fleets, machinery, factories, and remote equipment generate enormous amounts of operational data which often cannot be accessed. Even when the data can be accessed, it resides in multiple siloed systems made up of software and hardware components from various vendors. Lack of data access and siloed systems make it difficult to unify data in the cloud and develop actionable business insights.

●	Breadth and Diversity of Data. The breadth and diversity of data collected from physical operations limits the ability for users to consolidate different data types and make better operational decisions. This data, which can be both structured and unstructured, can be challenging to cleanse and normalize before analysis.

●	Reliance on Legacy Tools. Many operations-intensive businesses run on legacy software designed to manage and monitor individual tasks. Others still rely on spreadsheets and paper. These legacy tools were built decades ago and are not designed for scalable analytics.

●	Limited In-House Innovation. Businesses with physical operations typically have limited engineering personnel, IT resources, and funds dedicated to identifying causes of inefficiency and opportunities to avoid future safety, security or sustainability issues. These businesses have traditionally relied on third-party vendors to seek ways to improve their business processes.

●	Compliance Burden. Businesses with extensive physical operations are subject to an increasingly complex patchwork of regulations that cover the range of their physical operations footprint, from environmental conditions to workplace safety and employee monitoring. Compliance with these regulations can be complicated, costly, and time-consuming.

●	Rugged Environments and Uses. Industrial processes often operate in rugged environments, including both indoor and outdoor settings. Many IoT implementations are made first for consumers and office spaces, where devices do not need to meet these standards. The environment and rough handling of the industrial market makes adoption harder.

Use of IoT in Connected Operations

Technological advances have made it possible for companies to visualize their operations digitally in the cloud in real time. These advances include:

●	Proliferation of Connected Physical Assets. According to data from IDC, the number of connected IoT assets, such as machinery, vehicles, warehouses, and factories, is expected to significantly increase, from approximately 33 billion in 2021 to 39 billion by 2024.

●	Advances in Cloud-Based Big Data. The cloud has significantly lowered computing and storage costs, which has enabled massive amounts of data to be processed and analyzed efficiently. With these advances, more businesses are transitioning to the cloud, which simplifies data extraction and data integration.

●	Faster and Cheaper Wireless Capabilities. The proliferation of Bluetooth Low Energy and advances in cellular technology have increased the bandwidth and lowered the cost of wireless connectivity. These improvements enable more IoT devices to cost-effectively connect to the cloud, making it feasible to stream real-time data and high-definition video. The 5G rollout in the U.S. and around the world will continue to further these advancements.

●	Improvements in Camera and Sensor Technology. Cameras and other sensor technology have experienced rapid innovation, with improvements in capture quality at lower cost. Cameras and other sensors have become smaller, more affordable, more energy-efficient, and more sensitive, resulting in their widespread proliferation.

●	More Powerful Artificial Intelligence. AI algorithms are becoming increasingly accurate and flexible, while AI processing capabilities at the edge and in the cloud are growing. The resulting AI capabilities make it possible to analyze quantities of operations and IoT data too voluminous for ordinary human analysis or legacy software, and to distill it down in real-time.

Our Company

CID Holdco, Inc., a Nevada corporation, helps businesses digitally transform their operations using IoT and AI technology. With significant innovations in RF networking, use of vision system overlays and a cloud-based AI engine, the company offers a differentiated asset tracking and workflow management solution for operations intensive enterprises.

Overview

CID Holdco offers a SAAS platform for customer subscription that provides intelligent, real-time tracking and visibility of high value assets from one convenient application. This unique tracking capability is paired with intelligent software algorithms, including machine learning and AI, to provide enhanced safety, assurance and efficiency for important processes in the enterprise.

Real-time asset tracking services allow customers to improve many workflows. For example, inspecting a vehicle as it is approaching to know when a high value asset is on board before it leaves a secure area. This allows operators to respond, halt the vehicle, and investigate. Customer security will know what is leaving and whether it is scheduled to leave. This capability can also be used at gates, docks or storage locations to automatically grant access and record movements for accountability.

Another common application is tracking inventory. CID Holdco provides a unique capability to dynamically sweep item inventory with roving, inexpensive readers powered by batteries. Due to their low cost and wireless capability, these inexpensive readers can be deployed on pallets, fork trucks, shelves or even people to provide coverage of the location of interest. As a result of this capability, CID Holdco technology is disruptive to legacy logistics systems which are either inadequate to gather this level of detail or much more expensive and inflexible to deploy.

CID Holdco systems automatically process inbound and outbound personnel or items, using RF tags or access cards, while AI-enabled cameras verify the asset is the one expected. This real-time, two-layer authentication streamlines customers’ access control process, allowing them to track assets in real time and identify anything that is not authorized. This capability can be especially valuable when providing edge intelligence to automation or robotics systems.

Another example application is guided spotting and collision avoidance for vehicles. CID Holdco not only provides a system that can track autonomous or piloted vehicles generally but if desired can overlay a precise tracking implementation that enables collision detection and avoidance. With attachment to a governor on the vehicle, the system can slow or stop the vehicle to prevent collision with another asset or person in real-time.

Using the CID Holdco rules engine, customers can set conditions for automatic alerts or actions to be taken related to specified parameters set by users in their application. Using the system also allows the organization to begin collecting valuable data, which can be analyzed to glean insights for better decision making across any organization or fed into an advanced AI implementation. To the extent customers are comfortable enabling it, CID Holdco provides the capability to enable machine learning and AI intervention in complex processes to enhance safety, assurance and efficiency.

As a result of the unique process visibility provided by their innovations, CID Holdco is often implemented as an edge system producing rich data streams for other supervisory systems of record. Powerful commercial partnerships are intended to be formed with large ERP, MES or WMS system players in the targeted vertical markets.

In short, CID Holdco brings a next generation capability to know when, where and why assets move in the enterprise, providing an opportunity to apply AI to complex edge processes.

The following table is a summary of the state of development of each of our software products and services offerings:

Software Capitalization	Description	Currently under development	Timing for commercial release	Remaining estimated costs
BLE Protocol	Software protocol development for communication between bridges	1.4 in progress	2026 Q2	$347,000
Locating Protocol	Software protocol development for locating items	1.4 in progress	2026 Q2	$312,000
Web Backend	Software infrastructure to support web services	3.0 in progress	2026 Q1	$249,600
Rest API	RestFull interface development for 3rd party software connection	3.0 in progress	2026 Q1	$146,800
Web Front End	User interface to web services	3.0 in progress	2026 Q1	$249,600
AWS Services	Development of structure to use AWS service modules	3.0 in progress	2026 Q1	$112,000
CI/CD Pipelines	Integration and deployment tool development	3.0 in progress	2026 Q1	$57,200
LORA LoRa & Reliability	Long range communication protocol development	1.4 in progress	2026 Q2	$154,000
Total Projected Software Development Cost				$1,628,200

The costs shown in the table above are largely the cost of human resources associated with the project, with some additional minor costs related to use costs for infrastructure, tools and platforms that support the development. Each module has a team dedicated to the release of the next version of the module. The time of team members spent on the projects are pro-rated against salary levels and attributed to the module capitalization. Time is spent on development, test, compliance and commercialization activities to prepare modules for sale to the general market.

The time of team members spent on the projects are pro-rated against salary levels and attributed to the module capitalization. Time is spent on development, test, compliance and commercialization activities to prepare modules for sale to the general market. Commercialization activities include installers and scripts required for future customers to activate their license and commercially use the software product. The development stage costs are a.) direct costs incurred from external consultants in developing the internal-use software and b.) direct costs incurred from payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software projects. The cost of these commercialization activities are included in the capitalization.

Real-Time Location Systems (“RTLS”)

RTLS is a real-time indoor and outdoor location tracking system that locates and monitors any person, asset or vehicle within a defined zone covered by a radio frequency (“RF”) network.

RTLS tags are made up of a small antenna, motion sensors, RTLS microprocessor, and a battery. Most batteries on RTLS tags can last for months (continuous movement) or many years (occasional movement) before needing to be recharged or replaced. The tags transmit a few times in a second or once every few seconds or minutes, depending on how often customers need to refresh the location data for their application.

Customers can utilize UWB or BLE indoors; LORA, GPS and 4G/5G outdoors. Using combinations of these technologies CID Holdco can bridge the gap between inside and outside to give customers a comprehensive tracking solution for their yard, cross dock, airport, sea port, warehouse or distribution center — anywhere they need to track people, assets or vehicles — whether indoors or outside. CID Holdco employs tags and readers from many other vendors as part of their system when appropriate for the application.

A unique aspect of CID Holdco is that they provide passive (battery free) transponders at BLE frequencies, in fact they are the only company offering an industrial passive BLE transponder. Using this capability, CID Holdco can deploy systems that combine inexpensive passive tags on general items with more expensive battery powered tags on items of greater interest to create a cost-effective tracking system.

It is also uncommon for tracking companies to use RF and Vision systems in combination. With the advent of inexpensive AI cameras, it has become cost effective for CID Holdco to pair these vision systems with their RF tracking systems to provide comprehensive coverage.

Tracking Services

CID Holdco provides personnel tracking enabled with passive or wireless rechargeable ID badges or belt clips, allowing data-driven efficiency and safety. Both indoor and outdoor tracking capabilities are supported by CID Holdco innovative technology.

Personnel and vehicles can often be tracked with vision systems as well. In many instances, tracking through key POI (Points of Interest) with RF and vision is essential to provide enhanced safety or assurance for the organization.

In addition, CID Holdco utilizes vehicle telematics systems where appropriate to track vehicles over wide areas.

Sensors (temperature, motion, pressure etc.) are also often deployed as part of the system to track key process parameters and can be inputs into the rules engine.

Solutions

For customers that need to know when, where and why assets and personnel are moving, and to have assurance that orders are progressing, CID Holdco provides a variety of solutions, including the following:

Inventory Management and Control

Warehouses and cross docks are a primary use case for the tracking and process control features of the CID Holdco system. Real-time Inventory, Picking, Packing and Putting are all applications supported by the system and to which CID Holdco provides disruptive, next generation capability.

Manufacturing

Any operation where material, manpower and machines are working in concert is a primary area where CID Holdco offers comprehensive solutions. Tracking inventory levels in supermarkets, picking areas or assembly sites are typical applications. Solutions for transportation and fulfillment between work cells, managing RTIs and providing data for automated material systems and robotics are also offered. The CID Holdco solution extends across campus manufacturing and can tie tracking between multiple buildings, outdoor storage areas and work cells together.

Mining and Construction

The dynamic nature of these sites makes them particularly good areas for CID Holdco battery powered and long-range wireless solutions. Solutions include machine and material inventory tracking, personnel tracking, guided spotting and collision avoidance. Vision systems are often combined with tracking at these sites to manage contractors and access control.

Military Operations and Logistics

Supporting primarily material flow and security applications, CID Holdco provides the military with an easy to deploy, dynamic and secure means of tracking material and important workflows. Inventory applications include munitions, materials, consumable supplies and many classes of assets and equipment. Visitor and contractor check-in, base-wide tracking as well as selected personnel applications in the battlefield are also of interest. Vehicles, safety equipment and tool tracking are also important applications.

Airport and Aviation Ground Support Management

CID Holdco solutions allow customers to create a connected network of vehicles, ground support equipment (“GSE”) and personnel with more control over the coordination of airport services.

Many customers have large, outdoor areas where asset tracking in open space is very helpful. Traditional infrastructure is often too dense and expensive to install in this use case, but the CID Holdco outdoor tracking solution meshes seamlessly with its indoor tracking solutions to provide a comprehensive solution that compliments customers’ existing systems. This helps avoid common problems, including lost or stolen assets, delays in locating GSE and inefficient use of resources.

The CID Holdco solution is designed to improve efficiency and optimize workflows by providing real-time tracking and control over all the resources at terminals and in cargo areas. With automated asset tracking solutions for aviation, customers can track employees enterprise-wide (indoors and outdoors), maximize the utilization of GSE assets, and track line maintenance teams, parts, tools and kits to maximize productivity.

Forklift Collision Warning

The forklift collision avoidance solution is simple, promotes compliance and is flexible with the needs of customers. The solution involves minimal infrastructure investment and can be connected through the CAN bus port, allows customers to improve their regulatory compliance by having control over forklift movements for collision warning, and can be bundled with a forklift tracking system for a more comprehensive indoor location solution.

Medical Logistics

The RTLS healthcare system includes a comprehensive digital pattern of human and asset movement and their use and interaction, so that customers get actionable insights to improve patient experience and outcome while optimizing internal logistics.

CID Holdco provides a comprehensive solution that compliments customers’ existing systems. Customers can track staff and patients enterprise-wide, and maximize the utilization of medical equipment and supplies in hospitals, austere medical environments or medical and emergency vehicles. The solution improves efficiency and optimizes workflows by providing real-time tracking and control. This helps avoid common problems including lost or stolen assets, delays in locating critical medical supplies and inefficient use of resources. Not only do CID Holdco solutions allow for the tracking of medical and emergency vehicles, they also provide item-level tracking within vehicles, trailers or any kind of storage or transportation container.

Yard Management

Yard management RTLS systems enable improved material handling processes, security, safety, and turnaround times. By providing a bridge between what’s happening inside the facility and transportation, yard management systems (“YMS”) create valuable opportunities for businesses to improve their yard processes and profitability.

YMS are a combination of software and hardware working together to oversee the movement of trucks and trailers within manufacturing, distribution, warehousing and delivery facilities. The primary goal of yard management is to make business operations more efficient. Yard management systems help improve efficiency, safety, and ease of inventory loading/unloading, transportation management, and warehouse management. YMS provides real-time location information of trailers in the yard so employees can stage trailers to docks and fulfill orders efficiently.

Artificial Intelligence

Our solution operates as an edge execution and intelligence module, almost always integrated with an enterprise software (ERP, MES, WMS, etc.) system of record. Traditionally these enterprise software packages have relied on training personnel to execute orders and workflows, with little or no tracking of the interim steps between significant process milestones.

We track and direct actions with much more detail than historical systems, due largely to our advanced IoT data collection capabilities. This additional data not only fills in gaps in the enterprise workflow records to create a more complete digital thread of the process, it provides a rich data source for enhancing enterprise execution through the use of AI. There are three primary ways that AI technology is applied in our solution:

1)	We use AI Cameras as one of our means of data collection. This means that one or more cameras may be installed in the enterprise to monitor designated areas of interest. We capture the data streams from these cameras and use AI algorithms to recognize various objects moving in frame. Algorithms used are currently simple object recognition, i.e. we determine the object is a box, a person, a forklift, etc. Where a trackable tag has been applied to the object (RFID, Barcode, etc.), we correlate the image seen with the trackable information recorded and use probability filters to overlay the trackable information with the observed object. This enables enhanced intelligent tracking of assets using the overlay of digital image capture and the tracking information (identification number of the asset, parameter fields, location information and date and time stamps generated during associated movements) stored in our database. We anticipate that our AI Camera module will likely be enhanced in the future to include more advanced object recognition, such as long-range symbology (barcode) reading, facial recognition for personnel and greater learning capabilities to distinguish between various packages, tools or equipment in a given enterprise.

2)	We use a Rules Engine to allow our administrative users to set rules that should not be violated in their particular application. Examples of typical rules may include constraints such as not loading through a certain dock door after 4:00 pm, always having two bins worth of material in every pick station, restricting aisle access to one machine at a time, etc. Our Rules Engine uses real-time tracking information as input to monitor and enforce the rules set by the user. Alarms can be set to inform supervisors to intervene and I/O devices can be triggered to prevent violation of the rules. The data set for this AI action includes the digital image capture and the tracking information (identification number of the asset, parameter fields, location information and date and time stamps generated during associated movements) stored in our database.

3)	We use AI to implement Enhanced Workflows. Our software supports common material handling workflows including Pick, Put, Pack, Inventory and Inspect. In performing these tasks, operators in the future can be assisted by intelligent algorithms that work in the background to provide context, meaning and analysis of the data supporting the action they are being asked to do. For example, a picker can have his jobs prioritized in real-time to meet timelines the AI system calculates are required for upstream operators, an inspector can have suspected batches flagged based on a combination of parameters observed by the system or a forklift operator can be directed to put material in a bay that is optimized for quickest access for a future action. This enhanced function can be displayed as suggestions for the operator to consider or enabled to act directly on the order being executed to direct the operator. The AI engine has a learning element that allows it to assist more effectively over time as it learns the workflows of the particular enterprise.

The data sets used to enhance workflows include the same digital image capture and tracking information (identification number of the asset, parameter fields, location information and date and time stamps generated during associated movements) stored in our database as our other AI implementations. However this feature also depends on a meta-data object we call a Recipe. The Recipe encodes the concept that any action in tracking, transforming or transporting an asset requires specified conditions, time and resources to be accomplished. In the future, the AI algorithms will attempt to optimize all aspects of the recipe to most effectively achieve the outcome required by the enterprise management system.

In connection with developing and implementing our AI algorithms, we use the following third-party toolkits:

AWS Services:

—	AWS KVS: Used for video streaming, not inherently AI, but can be integrated with AI for video analysis in the future.

Libraries:

—	YOLOv8 & YOLOv10: These are object detection models specifically used for AI purposes, particularly computer vision.

—	open-cv: An open-source library used for computer vision tasks, commonly used in AI applications.

—	deepsort: Used for tracking objects, often paired with AI models like YOLO for real-time AI-based tracking.

—	pytorch: A deep learning library, essential for AI and machine learning model development.

—	numpy: A fundamental library for numerical computations, frequently used in AI tasks for handling data arrays.

AI Tools & Data:

—	Stable Diffusion: An AI model for generating images.

—	Midjourney: An AI tool for generating images from text prompts.

—	Adobe Firefly: AI-powered creative tools for image and video editing.

—	Roboflow: A platform that assists in building computer vision models, supporting AI workflows.

Tools:

—	labelImg: Used for labeling images, an important step in AI model training, especially for computer vision.

Corporate Structure

As of December 31, 2025, the company has 68 full-time equivalent employees. These resources are organized into five major departments, each headed by an executive: Sales, Marketing, Customer Success, Research & Development and General & Administrative which include manufacturing and operations.

The company is based in the United States with four existing or planned locations of activity:

Las Vegas, Nevada — hosts our Go-To-Market team including our Sales, Marketing and Professional Services leadership, a Western Experience Center for demonstrations as well as customer and channel training facilities.

Bethesda, Maryland — hosts our General & Administration leadership team, an Eastern Experience Center for demonstrations as well as customer and channel training facilities.

Worcester, Massachusetts — hosts our R&D group, including a lab space with testing equipment and meeting facilities to host customer integration meetings. Note that while our US-based developers are clustered around this location, a significant portion of our R&D developers are located in Bangalore, India and access the lab equipment remotely to conduct tests and validation.

Manati, Puerto Rico — the site of our hardware manufacturing, a small factory producing selected tags and bridges that are specific to the unique tracking system of the company.

Competition

The asset, personnel and material flow management industry is highly fragmented, with most vendors offering software and/or hardware solutions addressing specific industry verticals or specific solution sets. Our competition can be described from several perspectives as follows:

Market Leaders in Tracking and AutoID Systems

Zebra — Zebra Technologies Corporation is a mobile computing company based in San Francisco, California, specializing in technology used to sense, analyze, and act in real time. The company manufactures and sells marking, tracking, and computer printing technologies. Its products include mobile computers and tablets, software, thermal barcode label and receipt printers, RFID smart label printers/encoders/fixed & handheld readers/antennas, autonomous mobile robots (AMR’s) & machine vision (MV), and fixed industrial scanning hardware & software. As the largest incumbent in the US market, with a legacy in printer manufacturing and barcode systems, its business model is focused on growing and developing new technology via acquisition, including a $3.5B deal to buy Motorola Solutions business in 2014.

Samsara — Samsara Inc. is an IoT company headquartered in San Francisco, California, that provides software and insights for physical operations. The company reports over 20,000 customers across North America and Europe. Samsara developed a connected operations cloud platform that provides insights to physical operations organizations in the transportation, construction, energy, utilities, public sector and retail industries, and supports the safety and efficiency of those operations. The company’s initial public offering raised $805 million in December 2021. They use a SAAS model with most of their revenue in ARR software subscriptions.

HID Global — Originally a German multinational, they were purchased by a Swedish company and relocated their corporate headquarters to Texas. The company is known for its Access Control and Security products and services and have expanded to all aspects of RFID and barcoding, including real-time tracking and AI.

Niche or Regional Tracking System Players

The market is crowded with small players as is typical in periods of generational transition. Many are attempting to apply IoT technology in a specific way or focused on a particular vertical application.

Company	Location	Notes
Link Labs	Annapolis, MD	BLE with a patented overlay protocol XLE (extreme low energy). Phase-ranging with 3 – 7 years battery life and accuracy in asset location to within a meter. Use pRFID too.

Cognosos	Atlanta, GA	BLE with Location AI technology, LoRA distance backhaul using Semtech LPWA, 1-3m accuracy. Use pRFID too.

True Spot	Irving, TX	BLE system, focused on Health Care market

Blueiot	Beijing, China	They claim to have done a BLE implementation with accuracy to 10cm.

Dusun	Hangzhou, China	Lorawan and BLE, some zigbee, broad hardware offer.

Mokosmart	Shenzen, China	Big hardware maker, #1 in our space for private labelling

Milesight	Xiamen, Fujian, China	Use Lora, BLE and video feeds in their system

Digital Matter	Perth, AUS	Telematics and tracking systems, LoRA and BLE

Abeeway	Biot, France	Lorawan and BLE, indoor and outdoor capability

Kontakt.io	Krakow, Poland	Initially a hardware vendor, have grown into full solution with hardware as a key element

Ubisense	Cambridge, UK	UWB high precision tracking is the focus, also have a line of BLE tracking solutions.

Radiant RFID	Austin, Texas	UHF RFID systems, attempting to migrate to next generation technology

Sensolus	Ghent, Belgium	Tracking and workflow systems

Litum	Izmir, Turkey	UWB high precision tracking is the focus, also have a line of BLE tracking solutions.

Savi	Alexandria, VA	Military supplier, long range tracking tags for containers and pallets. ISO 18000-7

Inpixion	Palo Alto, CA	Use of BLE and UWB as needed. Open architecture. Inpixon is a business unit of XTI Aerospace, Inc.

Combined, these smaller players represent approximately $350M in annual sales. Most are using a transactional model, selling software and hardware bundled into a solution with a one-time fee, often with a maintenance fee for each year of operation.

There are industry specific players, particularly in Health Care, where the requirements can be quite specific and the use cases focused.

Competition is from all over the word, with many of the most important competitors centered in the US market, although China is a big part of this list even if they are not explicitly identified. Many of the devices designed by these players are made in China via contractors.

There is also a wide technology spread. Some specialize in precise location services using UWB. Some are strictly BLE or LoRA shops.

Note that this list does not include all of the passive RFID and barcode system companies also active in the market. Their legacy footprint represents one of the best market opportunities to convert.

Company	Location	Notes
Link Labs	Annapolis, MD	BLE with a patented overlay protocol XLE (extreme low energy). Phase-ranging with 3 – 7 years battery life and accuracy in asset location to within a meter. Use pRFID too.

Cognosos	Atlanta, GA	BLE with LocationAI technology, LoRA distance backhaul using Semtech LPWA, 1-3m accuracy. Use pRFID too.

True Spot	Irving, TX	BLE system, focused on Health Care market

Blueiot	Beijing, China	They claim to have done a BLE implementation with accuracy to 10cm.

Dusun	Hangzhou, China	Lorawan and BLE, some zigbee, broad hardware offer.

Mokosmart	Shenzen, China	Big hardware maker, #1 in our space for private labelling

Milesight	Xiamen, Fujian, China	Use Lora, BLE and video feeds in their system

Company	Location	Notes
Digital Matter	Perth, AUS	Telematics and tracking systems, LoRA and BLE

Abeeway	Biot, France	Lorawan and BLE, indoor and outdoor capability

Kontakt.io	Krakow, Poland	Initially a hardware vendor, have grown into full solution with hardware as a key element

Ubisense	Cambridge, UK	UWB high precision tracking is the focus, also have a line of BLE tracking solutions.

Radiant RFID	Austin, Texas	UHF RFID systems, attempting to migrate to next generation technology

Sensolus	Ghent, Belgium	Tracking and workflow systems

Litum	Izmir, Turkey	UWB high precision tracking is the focus, also have a line of BLE tracking solutions.

Savi	Alexandria, VA	Military supplier, long range tracking tags for containers and pallets. ISO 18000-7

Inpixion	Palo Alto, CA	Use of BLE and UWB as needed. Open architecture. Inpixon is a business unit of XTI Aerospace, Inc.

Airista	Timonium, Maryland	Partnership with Cisco, wifi and BLE product line with good software interfaces

Centrak	Newtown, PA	Health care focus, Indoor location using wifi and BLE VA contract win was very large.

Company	Location	Notes
Pozyx	Ghent, Belgium	Indoor and outdoor rtls. Use of GPS BLE and other technologies opportunistically

Sewio	Brno, Czech Republic	Primarily a UWB player, competing in the precision location space. Some edge cases with BLE

Ekahau	Reston, VA	Wifi and BLE locating health care and indoor focus

Stanley Healthcare	Litchfield, UK	Health care focus, Indoor location using wifi and BLE

Automation and Sensor Companies

Large automation players such as Honeywell, Siemens, Rockwell Automation, Mitsubishi, Panasonic, Omron, Sick, Schneider Electric and their peers are adept at selling hardware and software solutions to improve operations in the target markets of the company. Many of them are involved in IoT/AI and have incubators or have acquired small companies that are direct competitors to the company. While they can compete in specific applications, this group are more often seen as complimentary to the solutions of the company. Their channel partners are prime targets to take on the solution set provided by the company to augment existing offerings from their primary line card.

ERP, MES or WMS Players

This group includes Korber, SAP, Microsoft, Oracle, Blue Yonder, Infor, Manhattan Associates etc. and can compete with the company in some applications but are most often commercial partners in the solution. SEE ID will act as an edge module that is integrated into their platform for enhanced visibility, safety, assurance, or execution in the system.

Infrastructure and Integrator Vendor Consultants

IBM, CiscoJuniper Networks, JMA, Sirerra Wireless, Dell, Arista, HPE have some extensive infrastructure and software of their own to enhance systems processes. This group can be very competitive with the company in capturing enterprise digital migration adoption, they have a primary mission of being the “pipe” that the enterprise looks to for the future. Once they have mindshare in an account, they often play a primary role in specifying other systems (particularly hardware) with the customer to enhance the process over time, leveraging their position, AI and workflow software can be competitive but are not the focus of their mission, often providing only general solutions. They are complementary at the edge level and may be cultivated as channel partners for our solutions.

Workflow Automation, Integration & AI Vendor Consultants

Microsoft, Appian, SS&C Blue Prism, Pegasystems, Automation Anywhere, UiPath have some extensive software to enhance systems processes. This group can be very competitive with the company in capturing enterprise digital migration adoption, they have a primary mission of being the “pane of glass” that the enterprise looks to for the future of their digital enterprise. Once they have mindshare in an account, they often play a primary role in specifying other systems with the customer to enhance the process over time, leveraging their position. Their dashboard, AI and workflow software are competitive, but they are complementary at the edge level and may be cultivated as channel commercial partners for our hardware solutionsIoT system.

Competitive Factors

The principal competitive factors in the markets in which we operate include:

●	AI Implementation — while this is an emerging area, we are investing heavily in this battleground feature. We believe that soon the most important aspect of the buying decision will be the extent to which AI has been implemented to simplify the complex logistics processes and intervene when needed to enable greater enterprise performance.

●	TCO (Total Cost of Ownership) — Our systems are intended to run for decades in an enterprise, with costs over that time playing a key role in the buying decision. The ability for the customer to extend the system easily, not be subject to custom programming charges, avoid proprietary devices and keep pace with data structure and security changes is an important competitive advantage.

●	ROI (Return on Investment) — Our value to the enterprise vs the benefit is part of every buy decision. This includes the total cost of ownership over time and the installation costs borne by the customer during adoption of the system. The impact we have on key workflows (inventory, order processing, picking, packing, putting etc) is measurable and significant. Our unique ability to use low-cost passive transponders (less than a tenth of the cost of the active transponders used by almost every other competitor) is a key factor in our success. The long-range nature of our radio network (up to 15 miles) also impacts this equation by lowering the infrastructure required for operation.

●	Accuracy and Reliability — many competitors advertise pinpoint location accuracy to win customers. However, most processes do not need location accuracy better than a couple of meters to direct and execute their operations. What is more important for the enterprise, is the reliability of the identification of the asset. Since our patented mesh system can normally identify the presence of an asset at two sigma (95%) for very minimal cost or three sigma (99.7%) at a somewhat higher cost, we are in an enviable market leadership position relative to customer need.

●	Support Services — The processes that we impact are critical to the functioning of an enterprise. To commit to this new technology, users need to know they will have support when things inevitably go wrong. Use of an extensive channel partner network means they will have a trusted local partner to assist them, with a powerful technology vendor behind them. Backing the channel with high-availability support lines and customer service is essential.

●	Friendly country sourcing — So many competitors rely on Chinese or Taiwan sourcing, excluding them from consideration for USA Government or Military contracts and making them less desirable for private sector selection. Sourcing from DFAR compliant countries and making our core components in the USA positions us particularly well for the crucial US market.

Based on these factors, we believe we are positioned favorably against our competitors. However, some of our competitors have substantially greater financial resources, greater brand recognition, larger sales forces and marketing budgets, as well as broader distribution networks. Large corporations may be able to utilize their distribution networks and existing relationships to offer new solutions in addition to solutions already being provided to customers. We expect additional competition as our market grows and rapidly changes, and we may choose to enter or expand into new markets as well.

Growth Strategies

We intend to pursue the following growth strategies:

Focused Customer Acquisition: With a rapidly digitizing market, we believe that there is a significant opportunity to continue to grow our customer base as we promote our capabilities. We plan to continually invest in our sales and marketing coverage, including channel partners, and leverage our go-to-market model to continue acquiring new customers.

Expand Within Our Existing Customer Base.  Once we solve the first problem for our customers, we see a significant opportunity to expand application adoption within that same account. This includes increasing the number of physical assets enrolled as well as expanding across our customers’ multiple sites and divisions.

Customer-centric Innovation and Rapid Product Releases. Our architecture was designed as a platform from the beginning to enable fast turns and parallel development. This means we can move at a faster cadence than anyone else in bringing enhanced products to market and in enhancing our products as customer needs emerge. Our goal is to continue to add market-driven capabilities and product features on at least a quarterly basis.

Channel development.  Our vision is to be a channel focused company. Rapid acquisition of targeted channel partners in all of the global markets will be a primary metric. Our unique technology, very attractive commercial model, as well as the training and support capability we offer will drive channel acquisition.

Expand Technology Partnerships and Integrations. Our use of COTS devices and integration with existing software for many of our solutions makes us useful collaborators in our markets. We leverage the combined expertise of multiple partners, each looking at specific technical and commercial areas to ensure we are at the forefront. This solutions stance also enables commercial growth, as we are referenced into accounts and opportunities by our partners. Our backend software integrations are especially important here. Continued growth in integrations will strengthen our ecosystem, further increasing the opportunity to attract customers that prioritize interoperability with their existing applications. We also believe that additional partnerships will further enhance our distribution capabilities.

Expand Internationally. A key focus of our company is to continue to expand our global reach. In the short term we are already expanding channel in Europe and expect to form a sales company in Southern Germany or Northern Switzerland next year. To support our offshore engineering team, add customer support capability and some sales opportunities already emerging in the region, we also plan to form an Indian subsidiary in 2025. Note that our product platforms were designed from the outset to meet international standards and regulations.

Monetizing data streams. As a data producer, the company has access to valuable data that is of interest to industry analysts, financial markets, insurance providers, Equipment OEMs, regulatory bodies and many other stakeholders. Current EULAs and contracts allow the company to use non-PII data for any purpose, including for sale. This emerging opportunity to monetize the data streams can be significant in the future.

Acquisitions. Note that it is likely that we will also look to accelerate growth by acquisition. Potential targets are being evaluated based on the extent to which they can help us in one or more of the strategies’ above.

Risk Factors Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”. These risks include the following:

●	We have a history of operating losses as we have built our technology and market position, and we may not be able to achieve or sustain profitability on a consistent basis for an extended period of time.

●	Our rapid growth makes it difficult to evaluate future prospects and increases the risk that we will not continue to grow at or near projected rates. Forecasts may be unreliable.

●	While this has not happened in our history to date, our emerging technology may encounter failures, up to and including broad recalls, as we continue to product maturity and beyond. With this comes the threat of financial penalties and legal action from customers.

●	Regulatory uncertainty, particularly in the AI space, makes it difficult to anticipate potential impacts on the business of the company.

●	The IoT and AI spaces already have a history of IP challenges and litigation. Our patents may be challenged, and suits may be brought against us, especially as we gain momentum and public success. This may result in unexpected legal costs, settlements, license fees and barriers to growth.

Material Supply Agreements

We have agreements in place with Wiliot, the company which provides our chip and passive labels for tracking and ARSHON, the company which helped create our initial PCB board. However, the remaining individual components are purchased using purchase orders and are not yet subject to supplier agreements. Following our initial production runs, we plan to implement a dual source policy for our components wherever possible so we’re not reliant on one provider. For example, we are ordering PCB boards from both AET and ARSHON. We’re ordering chips from Wiliot and from Identiv. Identiv is recognized as one of the world’s largest producers of specialty RFID tags, inlays and labels. In fact, Identiv is the main supplier for Wiliot.

The agreement between CID Holdco, Inc. (Client) and Arshon Technology (Contractor) outlines several material terms, including the rights and obligations of both parties, as well as termination and payment provisions. The Contractor is responsible for providing services such as designing and developing Perth PCBs, including schematics, prototypes, production boards, and test jigs. Deliverables include Gerber files, BOM, schematics, and PCBs. These services are to be performed independently, with the Contractor taking responsibility for reporting compensation as income and complying with all applicable laws. The Client is obligated to provide payments as outlined in the Statement of Work (SOW) and reimburse pre-approved travel and related expenses. Intellectual property rights for all deliverables created during the performance of services are assigned to the Client, and the Contractor is required to maintain confidentiality of all Client-provided information, returning or destroying such information upon termination of the agreement.

The agreement may be terminated for breach if the defaulting party does not remedy the breach within 10 days of notice. Additionally, it can be terminated immediately in cases involving fraud, misconduct, tax violations, or bankruptcy. Either party may also terminate the agreement for convenience with at least 10 days’ written notice, and the agreement automatically terminates if the Deel platform terms are terminated or if either party loses access to Deel. Upon termination, the Contractor is required to return all work products and confidential information, while the Client must pay any accrued but unpaid fees.

The material terms of the agreement between Wiliot Ltd. and CID Holdco Inc. dba Dot AI Corporation (the “Partner”) include key rights, obligations, termination provisions, and payment terms. Under the agreement, Wiliot grants the Partner non-exclusive rights to promote, market, and resell Wiliot’s IoT Pixels, Hardware, and Cloud subscriptions as part of an Integrated Solution. The Partner also has the right to provide professional services related to Wiliot’s products. The Partner is required to maintain certification and compliance with integration requirements while ensuring customer relationships align with the agreement’s terms. Intellectual property rights remain with Wiliot for its products and solutions, while the Partner retains rights to its own developments based on Wiliot’s intellectual property with proper attribution.

The agreement can be terminated under several conditions, including mutual convenience with 90 days’ notice, material breach not remedied within 30 days, insolvency, or bankruptcy. Upon termination, the Partner must cease use of Wiliot’s branding and fulfill existing purchase orders. Wiliot retains discretion over customer approvals and the supply chain, and the Partner cannot market or distribute Wiliot products outside the agreed-upon territory and vertical without prior consent.

Payment provisions include milestone-based invoicing, with 50% due upon purchase order acceptance and the remainder upon delivery. Wiliot Cloud subscriptions are billed monthly or annually, with fees based on the chosen functionalities. Payments must be made in U.S. dollars and within specified timeframes, and are non-refundable. Pricing adjustments require 30 days’ notice, and taxes and additional charges are the Partner’s responsibility. Overall, the agreement emphasizes a collaborative yet clearly delineated partnership, protecting both parties’ intellectual property and operational interests.

Payments under the agreement are milestone-based, tied to the completion of specific deliverables as outlined in the SOW. The Client is also responsible for reimbursing reasonable, pre-approved expenses incurred by the Contractor during service performance. All payments are processed through the Deel platform in accordance with Deel’s terms and conditions, ensuring compliance with their payment facilitation processes.

Facilities

We are headquartered in Las Vegas, Nevada, where we also host a Customer Experience Center in the warehouse area of one of our channel partners. Our management and administrative staff are in Bethesda, MD where we maintain an office for east coast customer engagement, government meetings and supporting lobbying activity. Our embedded development team and DFM capability is built around our CTO in Worcester, MA and our core software team is in Bangalore India. Our manufacturing subsidiary with assembly and test lines in Puerto Rico is managed on site by our COO/CFO.

	Admin	Corporate HQ	Systems Lab	Assembly & Test	EU Subsidiary	India Subsidiary
Location	Bethesda, Maryland	Las Vegas, Nevada	Worcester, Massachusetts	Manati, Puerto Rico	Germany or Switzerland	Bangalore, India
Size (sq ft)	2,969	2,000	600	800
Terms	63 months	annual sub-lease	monthly lease	monthly sub-lease	TBD
Lessor	IN-REL 7500 OGR, LLC	POPE TECHNOLOGIES	WORCLAB	ENZYMATIC
Monthly Cost	$7,051.38	$3,500	$650	$1,250

We do not own any real property. We believe that these facilities are suitable to meet our needs in the short term, and that, when needed, suitable additional or alternative space will be available to accommodate any expansion of our operations.

Intellectual Property

Intellectual property rights are important to the success of our business. We rely on a combination of patent, copyright, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements, confidentiality procedures, non-disclosure agreements with third parties, and other contractual protections, to protect our intellectual property rights, including our proprietary technology, software, know-how and brand.

Although we rely on intellectual property rights, including patents, copyrights, trademarks and trade secrets, as well as contractual protections to establish and protect our proprietary rights, we believe that factors such as the technological and creative skills of our personnel, creation of new services, features and functionality, and frequent enhancements to our offerings are equally important to establishing and maintaining our technology position.

We control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers and partners. We generally require our employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements and we control and monitor access to our software, documentation, proprietary technology and other confidential information. Our policy is to require all employees and independent contractors to sign agreements assigning to us any inventions, trade secrets, works of authorship, developments, processes and other intellectual property generated by them on our behalf and under which they agree to protect our confidential information. In addition, we generally enter into confidentiality agreements with our customers and partners. See the section titled “Risk Factors — Intellectual Property” for a discussion of risks related to our intellectual property.

Regulatory Environment

We are subject to a wide variety of laws and regulations in the United States and other jurisdictions and devote considerable resources to compliance with these laws and regulations.

We are subject to laws and regulations governing issues such as privacy, data security, telecommunications, the use of biometric data, labor and employment, anti-discrimination, whistleblowing and worker confidentiality obligations, product liability, consumer protection and warnings, marketing, taxation, competition, arbitration agreements and class action waiver provisions, and terms of service, among other issues. We could become subject to additional legal or regulatory requirements if laws, regulations, or guidance change in the jurisdictions in which we operate. This could include the need to obtain new and different types of licenses or certifications to offer certain products or functionalities. Overall, we are committed to complying with, and helping our customers comply with, applicable regulations and requirements, and we will continue to devote significant internal resources to these efforts.

See the section titled “Risk Factors — Risks Related to Government Regulation” for additional information about the laws and regulations to which we are subject and the risks to our business associated with such laws and regulations.

Data Protection and Privacy Program

We are dedicated to protecting and securing the data of our customers as part of our overall data protection and privacy program.

In addition to the privacy and security measures that we incorporate into the design, engineering, and testing processes for our solution, we have company-wide policies that describe how we collect, use, protect and disclose data. We provide ongoing training to our employees to appropriately handle and secure data. We are also able to assist our customers in demonstrating their compliance with applicable data protection and privacy regulations through the use of template accountability documentation (e.g., data protection impact assessments and supporting policies), which can be configured and tailored by customers to address their particular use cases and organizational requirements. We offer EU Model Clauses, also known as Standard Contractual Clauses, for the purpose of helping enable our customers’ continued compliance with the changing regulatory landscape in connection with transferring personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States, highlighting a commitment to protect personal information in accordance with a set of privacy principles that offer meaningful privacy protections and recourse for EU individuals. We also maintain a self-certification under EU-US and Swiss-US Privacy Shield. We hold our service providers and sub processors to the same high data-protection and privacy standards to which we hold ourselves, including through contractual commitments and periodic reviews and audits.

See the section titled “Risk Factors — Risks Related to Government Regulation” for additional information about the laws and regulations to which we are subject and the risks to our business associated with such laws and regulations.

Material Legal Proceedings

From time to time, we may become involved in litigation or other legal proceedings. Other than as described below, we are not currently a party to any litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

The Company has been made aware of a complaint (the “Complaint”) filed by William Reny (“Plaintiff”), a greater than ten percent (10%) holder of the Company’s outstanding common stock, par value $0.0001 per share, against SEE ID, Charles Maddox and Ed Nabrotzky, each a director of SEE ID, and Does 1-20 (collectively with SEE ID, Mr. Maddox and Mr. Nabrotzky, the “Defendants”), in the District Court of Clark County, Nevada.

The Complaint alleges, among other things, (a) breach of Plaintiff’s employment agreement, and an implied covenant of good faith and fair dealing in respect thereof, by SEE ID by (i) terminating Mr. Reny’s employment for “cause,” (ii) not paying Plaintiff certain compensation and benefits, (iii) not permitting Plaintiff to transfer shares to a third party, and (iv) otherwise harming Plaintiff; (b) tortious interference with a contract, tortious interference with prospective economic advantage and conspiracy/concert of action by Messrs. Maddox and Nabrotzky with respect to a contract Plaintiff had with a third party to purchase a home by not permitting Mr. Reny to transfer shares to a third party; (c) conversion, failure to produce business records under NRS chapter 78 or unjust enrichment by one or more of the Defendants. Plaintiff seeks direct damages, interest, statutory damages and penalties, records production, injunctive relief as appropriate, an accounting, reasonable attorney’s fees and costs and punitive damages in excess of $50,000.00.

The Company previously moved to dismiss the Complaint and the Court granted the motion in part and ordered the Plaintiff to file an amended complaint, which the Plaintiff has now filed. The Company and the Defendants continue to vigorously defend the action and are pursuing available legal remedies, including seeking dismissal of claims. Except as required by law, the Company does not intend to comment further on this matter.

MANAGEMENT

Executive Officers and Directors.

Executive Officers	Age	Positions
Edmund Nabrotzky	59	Chief Executive Officer, Director (Class III)
Charles Maddox	43	Chief Financial Officer and Chief Operating Officer
Vijayan Nambiar	48	Chief Technology Officer
Directors
Dr. Sheldon Paul	58	Director (Class I)
Phyllis Newhouse	62	Director (Class I)
Janice Bryant Howroyd	72	Director (Class II)
Walter Skowronski	76	Director (Class II)
Dr. David Carlson	66	Director (Class III)
Jeff Saling	68	Director (Class III)

Set forth below is biographical information about each of the individuals named in the tables above:

Executive Officers

Ed Nabrotzky.  Mr. Nabrotzky is the co-founder and Chief Executive Officer of CID Holdco. Mr. Nabrotzky previously served as the President of Litum from January 2022 to August 2022, served as an Adjunct Faculty Member at the Simon Business School, University of Rochester from December 2019 to June 2022, and served as the Director, Sales & Strategy at Panasonic North America from January 2019 to October 2021. From September 2011 to January 2019, Mr. Nabrotzky served as the Chief Solutions Officer at Omni-ID. Mr. Nabrotzky also served as the President of Dynamic e-Horizons Inc. from August 2009 to March 2012. Prior to that, he was with Molex as the Group Product Marketing from January 2006 to December 2009. Mr. Nabrotzky started his career with Woodhead Industries Inc. in April 1998 and served the company until December 2006 as the VP & General Manager. Mr. Nabrotzky is preparing to defend his dissertation in completing a PhD in Technology Management from Indiana State University, an MBA from Ivey Business School at Western University, and a B.Sc. in Computer Science from Western University. Mr. Nabrotzky has been selected to serve as a member of the Board of Directors of the Company because of the perspective and experience he brings as our co-founder and Chief Executive Officer as well as his management experience.

Charlie Maddox.  Mr. Maddox serves as the Chief Financial Officer and Chief Operating Officer of CID Holdco. A seasoned entrepreneur and leader, Charlie has co-founded multiple startups valued collectively at over $300M and has raised more than $8M in seed capital for CID Holdco. Leveraging over 20 years of experience in finance, operations, and strategic planning, he has been instrumental in scaling technology-driven businesses and driving operational efficiency as CID Holdco transitions to a publicly traded company. Mr. Maddox holds an MBA from Worcester Polytechnic Institute (WPI) and a B.Sc. in Computer Science from Florida State University (FSU).

Before his tech career, Charlie served as a USAF C-17 pilot and Director of Operations, managing the continuous global deployment of $11.12B in assets. His disciplined, data-driven leadership style has been honed through years of managing high-stakes operations and advising early-stage companies as an angel investor. At CID Holdco, Charlie aligns operational excellence with long-term strategic goals, ensuring robust financial performance while supporting the company’s innovative plug-and-play tracking solutions and mission to streamline operations through AI-powered insights.

Vijayan Nambiar.  Mr. Nambiar is Chief Technology Officer of CID Holdco. Ms. Nambiar brings over 24 years of experience in leading product development from conception to field rollout for a variety of next-gen embedded real-time hardware & cloud solutions. Ms. Nambiar holds a Masters in Computer Science and an MBA, showcasing a solid educational foundation in both technical and business domains. As a former Senior Manager of Strategy at Verizon, Mr. Nambiar managed the 5G device ecosystem and the Fios Wi-Fi router teams. During his tenure at Verizon, Mr. Nambiar successfully shipped over 5 million devices and generated more than $1.5 billion in revenue, underscoring his ability to drive substantial business growth and innovation. Mr. Nambiar’s entrepreneurial spirit is evidenced by his involvement in three startups as part of the founding engineering team. Notably, his work at SimpliVity culminated in a significant achievement when the company was acquired by HP for $650 million. Mr. Nambiar’s deep understanding of the startup environment and strategic execution has been pivotal in driving technological advancements and successful exits.

Non-Employee Directors

Jeff Saling is a serial entrepreneur, seasoned executive, and prolific investor with over 30 years of experience in launching, scaling, and exiting startups in the SaaS and cloud domains. He is currently the executive director and co-founder of StartUpNV, Nevada’s non-profit statewide startup accelerator, where he leads the vision, strategy, and operations to support and accelerate the growth of Nevada-based startups. Jeff is also an active angel investor and co-president of Sierra Angels, one of the longest running angel groups in the US, and a general partner of 1864 Fund, a seed-stage venture capital fund that invests in high-potential startups outside of traditional venture enclaves. He is passionate about creating a vibrant and diverse startup ecosystem in Nevada, and he leverages his extensive network, expertise, and resources to connect founders with mentors, customers, talent, and capital. In addition, Jeff is an adjunct professor in the College of Engineering at the University of Nevada, Reno, where he teaches entrepreneurship and innovation courses.

Janic Bryant Howroyd has more than 40 years of experience as a director and executive of not-for-profit and for profit companies. Since September 1978, Ms. Howroyd has served as the founder and chief executive officer of the ActOne Group, an international talent and technology enterprise focusing on employment, talent management and digital solutions. Ms. Howroyd has served as a board member of ShoulderUp Technology Acquisition Gorp., the Los Angeles Economic Development Corporation, Women’s Business Enterprise National Counsel Global Business Committee, and most recently has joined the global board of directors of United Way. Ms. Howroyd previously served on the Board of Advisors for the White House Initiative on Historically Black Colleges and Universities during the Obama Administration. Ms. Howroyd also served on the Federal Communications Commission’s Advisory Committee on diversity and digital empowerment to encourage new entrepreneurs to create digital enterprises during the first Trump administration. Ms. Howroyd attended North Carolina A&T State University from which she received one of several honorary doctorates she holds. Ms. Howroyd is well-qualified to serve on our Board because of her employment and talent management experience, as well as her extensive leadership roles within government entities.

Dr. Sheldon W. Paul is an obstetrician-gynecologist in Las Vegas, Nevada and is affiliated with Summerlin Hospital Medical Center. He received his medical degree from University of Nevada Reno School of Medicine and has been in practice for more than 25 years. Dr. Paul has developed, owned and operated multiple clinics over his years of practice. He has also branched into other several other successful businesses and investments, including early investments in Dot Ai. Dr. Paul is a founder and controlling member of Pope Technologies LLC, which is SEE ID’s primary distributor and currently subleases office space to SEE ID. He brings unique practical entrepreneurial experience to the board.

David Carlson, DO, MBA has been the Chief Medical Officer in South King County for Virginia Mason Franciscan Health since 2023. He recently served as a medical director for Seamar Community Health Centers in Pierce and Thurston Counties during 2023. Prior to joining VMFH, Dr. Carlson served as chief physician officer for Multicare from 2017 to 2022, chief physician executive for Hospital Sisters Health System from 2014 to 2017, and chief medical officer for Conemaugh Health System in Johnstown, PA from 2007 to 2014. Previous leadership roles also include Ochsner Clinic Foundation in Baton Rouge, LA; Summit Health System in Chambersburg, PA; and Lovelace Health Systems in Albuquerque, NM. Dr. Carlson is a member and is currently Chairman of the Board for the Physician Insurance Company, and has been a board member of United Way Pierce County since 2018. He has also served on the boards of the Washington Healthcare Alliance and Physicians of Southwest Washington. Dr. Carlson is a board-certified family practice physician, with a subspecialty in geriatrics. He earned his Bachelor of Science degree from Pennsylvania State University, his medical degree from Philadelphia College of Osteopathic Medicine, and his Master of Business Administration from Alvernia University.

Walter Skowronski has more than 40 years of experience as a senior financial executive of NYSE-listed public companies. From July 2023 through December 30, 2024, Mr. Skowronski served as a director of Coliseum Acquisition Corp., which completed a business combination with Rain Enhancement Technologies (NASDAQ: RAIN, RAINW) in December of 2024. From 2003 to his retirement in 2009, Mr. Skowronski served as Senior Vice President of The Boeing Company and President of Boeing Capital Company, a wholly-owned Boeing subsidiary responsible for arranging, structuring and providing financing for Boeing’s commercial airplane and space and defense products and services. While at Boeing, Mr. Skowronski instituted new risk management, customer relations and investor outreach programs. Previously, he served as Senior Vice President of Finance and Treasurer of Boeing from 1999 to 2003. Mr. Skowronski joined Lockheed Corp. in 1990, where he served as Vice President and Treasurer and Vice President of Investor Relations. Mr. Skowronski became Vice President and Treasurer of Lockheed Martin in March 1999 upon the merger of Lockheed Corp. and Martin Marietta Corp. and developed the new finance and treasury function for the organization. Mr. Skowronski is a former director of the National Investor Relations Institute, serving as its chairman and chief executive officer in 1989. He previously served on the board of Physicians Insurance Company and was a member of the board of directors of United States Enrichment Corp. (USEC) from 2011 to the company’s emergence from Chapter 11 bankruptcy in September 2014. He was also the Lockheed Martin-designated director on the board of directors of Calcomp Corp. from 1997 to 1999. Mr. Skowronski holds a Bachelor’s of Electrical Engineering from Northeastern University and a Master’s degree in Corporate Finance from Boston University.

Phyllis Newhouse previously served as Chief Executive Officer of ShoulderUp Technology Acquisition Corp. Ms. Newhouse is known as a pioneer in cybersecurity. Ms. Newhouse is an entrepreneur, retired military senior non-commissioned officer, mentor, founder and Chief Executive Officer of XtremeSolutions, Inc., an Atlanta-based cybersecurity firm (“XSI”), and a founder, Chief Executive Officer and Director of Athena Technology Acquisition Corp., a blank check company focused on identifying acquisitions of business in technology, direct to consumer and fintech industries. While serving in the United States Army on various assignments, Ms. Newhouse focused on national security and worked on several projects, which outlined the Cyber Espionage Task Force. After her service in the army, Ms. Newhouse founded XSI in 2002, which offers a wide range of IT expertise and provides industry leading, state-of-the-art information technology and cybersecurity services and solutions. XSI has employees in 42 states, with 40% of its workforce made up of veterans. In 2019, Ms. Newhouse founded ShoulderUp, a nonprofit dedicated to connecting and supporting women in their entrepreneurial journeys. Ms. Newhouse currently serves on the board of directors of the Technology Association of Georgia, is a member of the Business Executives for National Security, and since April 2021, has served on the Board of Directors of the Sabre Corporation. She also serves on the executive board and is a member of the Women President Organization. Ms. Newhouse also serves on the Board of Directors of Girls Inc., a nonprofit organization that encourages all girls to be “Strong, Smart, and Bold.” Ms. Newhouse received her B.A. in Liberal Arts Science from Saint Leo College in 1986, she is a graduate of the Institute of Entrepreneurial Leadership program sponsored by John F. Kennedy University, and she received an Honorary Doctor of Philosophy from CICA International University.

Family Relationships

There are no family relationships between any of our executive officers and directors.

Board Composition

Our business and affairs are organized under the direction of our board of directors. Our board of directors currently consists of seven members. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required.

Our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Currently, our board of directors is divided into the following classes:

●	Class I, which consists of Dr. Sheldon Paul and Phyllis Newhouse, whose terms will expire at the first annual meeting of stockholders to be held in 2026;

●	Class II, which consists of Janice Bryant Howroyd and Walter Skowronski whose term will expire at the Company’s second annual meeting of stockholders to be held in 2027; and

●	Class III, which consists of Edmund Nabrotzky, Dr. David Carlson and Jeff Saling, whose terms will expire at the Company’s third annual meeting of stockholders to be held in 2028.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

We adhere to the rules of Nasdaq in determining whether a director is independent. The Board consults with its counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards generally define an “independent director” as a person that, in the opinion of the issuer’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Board has determined that each of the directors on the Board (other than Edmund Nabrotzky) are independent as defined under the listing standards of Nasdaq. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

The Board oversees the risk management activities designed and implemented by our management. The Board does not anticipate having a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. The Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with operation and business of the company and provide appropriate updates to the Board and the Audit Committee. The Board delegates to the Audit Committee oversight of its risk management process, and our other Board committees also consider risks as they perform their respective committee responsibilities. All board committees report to the Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk.

Board Committees

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below.

Audit Committee

Our Audit Committee is responsible for, among other things:

evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;

●	reviewing the Company’s financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of the Company’s internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function;

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;

●	obtaining and reviewing at least annually a report by the Company’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

●	monitoring the rotation of partners of the Company’s independent auditors on the Company’s engagement team as required by law;

●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the Company’s independent auditor;

●	reviewing the Company’s annual and quarterly financial statements and reports, including the disclosures contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such periodic reports, and discussing the statements and reports with the Company’s independent auditors and management;

●	reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of the Company’s financial controls and critical accounting policies;

●	reviewing with management and the Company’s auditors any earnings announcements and other public announcements regarding material developments;

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting, auditing or other matters;

●	preparing the report that the SEC requires in the Company’s annual proxy statement;

●	reviewing and providing oversight of any related party transactions in accordance with the Company’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Company’s code of ethics;

●	reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

●	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Our Audit Committee consists of Janice Bryant Howroyd, Walter Skowronski and Dr. David Carlson, with Walter Skowronski serving as the audit committee chair. The Board has affirmatively determined that Janice Bryant Howroyd, Walter Skowronski and Dr. David Carlson, each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of the Nasdaq listing standards. The Board has adopted a written charter for the Audit Committee, which is available on our corporate website. The information contained on our website is not incorporated by reference into this prospectus.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

●	reviewing and approving the compensation and other terms of employment of the Company’s executive officers;

●	reviewing and approving performance goals and objectives relevant to the compensation of the Company’s executive officers and assessing their performance against these goals and objectives;

●	making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;

●	reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to the Company’s non-employee board members;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	administering the Company’s equity incentive plans, to the extent such authority is delegated by the Board;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for the Company’s executive officers;

●	reviewing with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” in the Company’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such periodic report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in the Company’s annual proxy statement; and

●	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Board.

Our compensation committee consists of Jeff Saling, and Dr. David Carlson, with Jeff Saling serving as chairman. Our board of directors has determined that each of the members of the compensation committee is a non- employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the Nasdaq. The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website. The information contained on our website is not incorporated by reference into this prospectus.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on the Board;

●	evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

●	evaluating nominations by stockholders of candidates for election to the Board;

●	evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals;

●	developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

●	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends; and

●	reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the Board, including undertaking an annual review of its own performance

Our Nominating and Corporate governance committee consists of Dr. David Carlson, Janice Bryant Howroyd, and Walter Skowronski, with Dr. David Carlson serving as chairman. Our board of directors has determined that each of the members of nominating and corporate governance committee satisfies the independence requirements of Nasdaq and the SEC. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website. The information contained on our website is not incorporated by reference into this prospectus.

Limitation on Liability and Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation limits the Company’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL allows for directors of a corporation to not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and our Bylaws provide that the Company will, in certain situations, indemnify the Company’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Amended and Restated Certificate of Incorporation and Bylaws and the indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Code of Business Conduct and Business Ethics for Employees, Executive Officers, and Directors

The Company has adopted a Code of Conduct and Business Ethics applicable to its directors, executive officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that complies with the rules and regulations of the Nasdaq. The Code of Conduct and Business Ethics codifies the business and ethical principles that govern all aspects of the Company’s business. A copy of the Code of Conduct and Business Ethics has been filed with the SEC and is provided on our website, https://daic.ai/. The Company will disclose on its website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to or waivers of certain provisions of its Code of Conduct and Business Ethics. The information on any of our websites is deemed not to be incorporated in this prospectus.

Director Compensation

We have entered into service agreements with each of our non-employee directors pursuant to which they are eligible to receive the following cash and equity incentive payments.

●	Annual Cash Fee: Each non-employee director receives an annual cash fee of $50,000, payable quarterly in arrears.

●	Equity Awards: Each non-employee director is eligible to receive quarterly stock options awards with a fair value of $20,000 for each of the first three fiscal quarters and a fair value of $40,000 for the fourth fiscal quarter. The option awards will be granted quarterly with the number of shares subject to each award determined by dividing the dollar value of the grant by the closing price of our common stock on the grant date, rounded down to the nearest whole share. All option awards have an exercise price equal to the fair market value of a share of our common stock on the date of grant and are 100% vested on the date of grant, unless otherwise specified in the award agreement.

●	Additional Chair Equity Award: In addition to the quarterly stock option awards, any director serving as the chair of a committee of the board of directors will receive an additional annual grant of stock options with a number of shares subject to the options determined by dividing $25,000 by the closing price of our common stock on the date of grant.

●	Expense Reimbursement: We will reimburse all of our non-employee directors for all reasonable business expenses incurred in in the performance of their services in accordance with our expense reimbursement guidelines.

We did not grant any option awards to our non-employee directors during 2025. The following table provides information related to the compensation of each of our non-employee directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Sheldon Paul, M.D	37,500	-	37,500
Phyllis Newhouse	37,500	-	37,500
Janice Bryant Howroyd	37,500	-	37,500
Walter Skowronski	37,500	-	37,500
David Carlson, D.O.	37,500	-	37,500
Jeff Saling	37,500	-	37,500

(1)	Includes the value of the annual retainers payable to our non-employee directors.

(2)	We did not grant any option awards to our non-employee directors during 2025.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended, which require compensation disclosure for our principal executive officer and our next two most highly compensated executive officers (other than our principal executive officer (collectively, the “Named Executive Officers” or “NEOs”). Also, as an emerging growth company, we are not required to include, and have not included, a Compensation Discussion and Analysis (CD&A) and certain of the other compensation tables required by Item 402 of Regulation S-K in this prospectus.

The following executives are our Named Executive Officers:

●	Ed Nabrotzky, Chief Executive Officer;

●	Charles Maddox, Chief Financial Officer/Chief Operations Officer; and

●	Vijayan Nambiar, Chief Technology Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation of SEE ID’s named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Nonequity Incentive Compensation	Bonus ($)	All Other Compensation ($)		Total ($)
Ed Nabrotzky	2025	$285,384	—	—	—	$357,500	(1)	$642,884
Chief Executive Officer	2024	$230,000	—	—	—	$5,821		$235,821
Charles Maddox	2025	$263,958	—	—	600	250,000	(2)	$514,558
Chief Financial Officer/Chief Operations Officer	2024	$230,000	—	—	—	—		$230,000
Vijayan Nambiar	2025	$276,154	—	—	—	200,000	(2)	$476,154
Chief Technology Officer	2024	$230,000	—	—	—	—		$230,000

(1)	Amounts include $320,000 transaction bonus paid in connection with the closing of the Business Combination, and $37,500 in fees for service as a member of the Board of Directors.

(2)	Amounts include transaction bonuses paid in connection with the Business Combination.

Narrative Disclosure to the Summary Compensation Table

Executive Employment Agreements

We have entered into employment agreements with each of our NEOs, each of which provides for at-will employment and provides for no specified term of employment. The employment agreements are described more fully below under the heading entitled “— Employment and Termination Arrangements.”

Annual Base Salaries

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Our Compensation Committee reviews the base salaries of our named executive officers each year (or otherwise at the time of a new hire or promotion). Effective as of July 15, 2025, Mr. Nabrotzky’s base salary was increased to $350,000, Mr. Maddox’s base salary was increased to $300,000 and Mr. Nambiar’s base salary was increased to $330,000.

Incentive Bonus Compensation

Each Named Executive Officer was eligible to receive a target annual incentive bonus during 2025 at the discretion of the Board of Directors. Pursuant to their individual employment agreements, effective as of September 5, 2025, each of our NEOs is eligible to earn annual incentive bonus compensation of $50,000 per year, payable $10,000 for the first through third calendar quarters and $20,000 for the fourth calendar quarter, based upon achievement of certain performance metrics determined by the Board of Directors. No incentive compensation was paid to our NEOs during 2025 other than a $600 incentive bonus paid to Mr. Maddox, which was made to maintain consistency with our Puerto Rico employees’ statutory Christmas bonus requirements.

Business Combination Change of Control Payments

In recognition of their efforts on the Business Compensation, the Board approved the following change in control transaction bonuses, which paid to our NEOs during 2025, subject to the closing of the Business Combination. The actual cash bonuses awarded to the NEOs in respect of 2025 are set forth in the “All Other Compensation” column of the Summary Compensation Table above.

●	Edmund Nabrotzky (Chief Executive Officer): $320,000

●	Charles Maddox (Chief Financial Officer/Chief Operations Officer): $250,000

●	Vijayan Nambiar (Chief Technology Officer): $200,000

Equity Incentive Awards

SEE ID previously granted stock options to our NEOs, all of which are currently vested and were assumed by us and converted into options to purchase common shares of CID Holdco, Inc. in connection with the Business Combination. We maintain the CID Holdco, Inc. 2024 Equity Incentive Plan (the “Equity Incentive Plan”) to provide long-term incentive awards in order to retain talented members of our team, and to motivate eligible executives to achieve long-term financial and strategic objectives. The Equity Incentive Plan is an omnibus plan that permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The Board of Directors or its Compensation Committee did not grant any awards under the Equity Incentive Plan during 2025. However, pursuant to their respective employment agreements, Mr. Nabrotzky is eligible to receive a stock option award with a grant date value of $550,000, Mr. Maddox is eligible to receive a stock option award with a grant date value of $400,000 and Mr. Nambiar is eligible to receive a stock option award with a grant date value of $330,000. These options will vest in four equal annual installments on the anniversaries of the grant dates, and the number of shares subject to the option will be determined by dividing the dollar amount of the grant by the fair value of a share of our common stock on the date of grant.

Other Compensation

Retirement

We currently do not maintain a 401(k) or any other retirement savings plan for our employees.

Employee Benefits and Perquisites

All of our full-time employees, including the NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, flexible spending accounts, long-term disability insurance and life insurance. We do not provide any perquisites to the NEOs.

Employment and Termination Arrangements

Set forth below is a description of the employment agreements with the NEOs during 2025. Each employment agreement does not have a specific term and provides that the applicable named executive officer is an at-will employee.

Edmund Nabrotzky

Agreement between Edmund Nabrotzky and SEE ID

At the time of the Business Combination, Mr. Nabrotzky was employed by SEE ID for the position of Chief Executive Officer (CEO), and his duties were those normally associated with his position and such duties as were assigned to him from time to time, subject to the oversight and direction of the Board of Directors of SEE ID or its designee. Mr. Nabrotzky’s annual base salary at the time of the Business Combination was $230,000 and he was entitled to receive a cash bonus from SEE ID as incentive for key performance milestones, to be paid in amounts and at such times as are reasonably determined by the Board of Directors of SEE ID.

Agreement between Edmund Nabrotzky and SEE ID Holding Corp

SEE ID Holding Corp, a wholly-owned subsidiary of CID Holdco, entered into an employment agreement with Mr. Nabrotzky, dated September 5, 2025, for the position of Chief Executive Officer and President, which superseded the agreement with SEE ID. Pursuant to Mr. Nabrotzky’s employment agreement, he is entitled to a base salary of $350,000 (as may be adjusted by the company in its sole discretion, provided that any decrease will require Mr. Nabrotzky’s prior written consent), additional cash incentive bonuses of up to $50,000 per calendar year, payable quarterly in $10,000 installments except for the fourth quarter which target amount is $20,000, based on achievement of performance metrics determined by the Board of Directors. The employment agreement provides that Mr. Nabrotzky is eligible to receive a stock option award with a grant date value of $550,000. The stock options will vest as to 25% of the shares on each of the first, second, third and fourth anniversaries of the grant date. If Mr. Nabrotzky’s employment is terminated by the company without Cause or if Mr. Nabrotzky resigns for Good Reason, as such terms are defined in the employment agreement, and he executes a binding waiver and release of claims, then he is entitled to the following severance benefits: (i) twelve months of continued base salary, (ii) a one-time termination bonus equivalent to 100% of the quarterly bonuses Mr. Nabrotzky may earn during a calendar year ($50,000), (iii) accelerated vesting of any unvested stock options or other equity incentive awards held by Mr. Nabrotzky at the time of termination, and (iv) payment by the company for COBRA coverage for six months following termination of employment. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Mr. Nabrotzky’s base salary or target bonus opportunity, a material diminution of Mr. Nabrotzky’s title, role, duties or responsibilities, or the company’s material breach of his employment agreement. Under the terms of Mr. Nabrotzky’s employment agreement, he is subject to restrictive covenants regarding non-competition and non-solicitation of employees while employed by us and for one year following his termination of employment.

Charles Maddox

Agreement between Charles Maddox and SEE ID

At the time of the Business Combination, Mr. Maddox was employed by SEE ID for the positions of Chief Operating Officer and Chief Financial Officer, and his duties were those normally associated with his position and such duties as are assigned to him from time to time, subject to the oversight and direction of the CEO or his designee. Mr. Maddox’s annual base salary at the time of the Business Combination was $230,000 and he was eligible to receive an annual cash bonus from SEE ID’s net income, to be paid in amounts and at such times as are reasonably determined by the Board of Directors of SEE ID.

Agreement between Charles Maddox and SEE ID Holding Corp

SEE ID Holding Corp, a wholly-owned subsidiary of CID Holdco, entered into an employment agreement with Mr. Maddox, dated September 5, 2025, for the positions of Chief Operating Officer and Chief Financial Officer, which superseded the agreement with SEE ID. Pursuant to Mr. Maddox’s employment agreement, he is entitled to a base salary of $300,000 (as may be adjusted by the company in its sole discretion, provided that any decrease will require Mr. Maddox’s prior written consent), additional cash incentive bonuses of up to $50,000 per calendar year, payable quarterly in $10,000 installments except for the fourth quarter which target amount is $20,000, based on achievement of performance metrics determined by the Board of Directors. The employment agreement provides that Mr. Maddox is eligible to receive a stock option award with a grant date value of $400,000. The stock options will vest as to 25% of the shares on each of the first, second, third and fourth anniversaries of the grant date. If Mr. Maddox’s employment is terminated by the company without Cause or if Mr. Maddox resigns for Good Reason, as such terms are defined in the employment agreement, and he executes a binding waiver and release of claims, then he is entitled to the following severance benefits: (i) twelve months of continued base salary, (ii) accelerated vesting of any unvested stock options or other equity incentive awards held by Mr. Maddox at the time of termination, and (iii) payment by the company for COBRA coverage for six months following termination of employment. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Mr. Maddox’s base salary or target bonus opportunity, a material diminution of Mr. Maddox’s title, role, duties or responsibilities, or the company’s material breach of his employment agreement. Under the terms of Mr. Maddox’s employment agreement, he is subject to restrictive covenants regarding non-competition and non-solicitation of employees while employed by us and for one year following his termination of employment.

Vijayan Nambiar

Agreement between Vijayan Nambiar and SEE ID

At the time of the Business Combination, Mr. Nambiar was employed by SEE ID for the position of Chief Technology Officer, and his duties were those normally associated with his position and such duties as are assigned to him from time to time, subject to the oversight and direction of the CEO or his designee. Mr. Nambiar’s annual base salary as of the Business Combination was $230,000.

Agreement between Vijayan Nambiar and SEE ID Holding Corp

SEE ID Holding Corp, a wholly-owned subsidiary of CID Holdco, entered into an employment agreement with Mr. Nambiar, dated September 5, 2025, for the positions of Chief Technology Officer, which superseded the agreement with SEE ID. Pursuant to Mr. Nambiar’s employment agreement, he is entitled to a base salary of $330,000 (as may be adjusted by the company in its sole discretion, provided that any decrease will require Mr. Nambiar’s prior written consent), additional cash incentive bonuses of up to $50,000 per calendar year, payable quarterly in $10,000 installments except for the fourth quarter which target amount is $20,000, based on achievement of performance metrics determined by the Board of Directors. The employment agreement provides that Mr. Nambiar is eligible to receive a stock option award with a grant date value of $330,000. The stock options will vest as to 25% of the shares on each of the first, second, third and fourth anniversaries of the grant date. If Mr. Nambiar’s employment is terminated by the company without Cause or if Mr. Nambiar resigns for Good Reason, as such terms are defined in the employment agreement, and he executes a binding waiver and release of claims, then he is entitled to the following severance benefits: (i) twelve months of continued base salary, (ii) accelerated vesting of any unvested stock options or other equity incentive awards held by Mr. Nambiar at the time of termination, and (iii) payment by the company for COBRA coverage for six months following termination of employment. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Mr. Nambiar’s base salary or target bonus opportunity, a material diminution of Mr. Nambiar’s title, role, duties or responsibilities, or the company’s material breach of his employment agreement. Under the terms of Mr. Nambiar’s employment agreement, he is subject to restrictive covenants regarding non-competition and non-solicitation of employees while employed by us and for one year following his termination of employment.

Policies and Practices Related to the Grant of Certain Equity Awards

We grant equity awards to our executives, including stock options, as part of their total compensation. In 2025, we did not grant stock options on any date that, in relation to our disclosure of material nonpublic information, would require us to provide the tabular disclosures of Item 402(x)(2) of Regulation S-K. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the compensation committee will evaluate the appropriate steps to take in relation to the foregoing. Our insider trading policy also provides guidelines around the repurchases of our securities, which are generally only made pursuant to a Rule 10b5-1 trading plan established when we are not in possession of material nonpublic information.

Clawback Policy

We have adopted a clawback policy intended to comply with Section 10D of the Exchange Act, Rule 10D-1 thereunder and the applicable rules of any national securities exchange on which the Company’s securities are listed. The clawback policy applies to all Affected Officers of the Company. Affected Officers means any current or former “officer” as defined in Exchange Act Rule 16a-1, and any other senior executives as determined by the Compensation Committee. This policy ensures that in the event of an accounting restatement due to material non-compliance with financial reporting requirements, the Company can recover erroneous incentive-based compensation received by an Affected Officers.

Outstanding Equity Awards at December 31, 2025

The following table sets forth information regarding outstanding option awards held by the Company’s named executive officers as of December 31, 2025.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date
Edmund Nabrotzky	09/01/2021	136,572	(1)(2)	34,143	0.1758	09/01/2031
Chales Maddox	09/01/2021	136,572	(1)(2)	34,143	0.1758	09/01/2031
Vijayan Nambiar	05/07/2022	518,242	(1)	—	0.0516	05/07/2032
Vijayan Nambiar	05/07/2022	518,242	(1)	—	0.0516	05/07/2032
Vijayan Nambiar	11/21/2023	359,721	(1)	—	0.0516	11/21/2033

(1)	The options were originally granted by SEE ID, Inc. pursuant to the SEE ID, Inc. 2021 Equity Incentive Plan. The options were assumed and converted into options to purchase shares of common stock of CID Holdco, with the number of shares subject to the options and exercise price adjusted based on the conversion ratio applicable to the conversion of common stock of SEE ID, Inc. in shares of common stock of CID Holdco in connection with the Business Combination.

(2)	20% of the shares subject to the option vest on each of the five anniversaries of the grant date.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are exempt from certain disclosure requirements related to executive compensation, including the requirement to hold advisory votes on the executive pay of our NEOs, as well as the requirement to disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of our employee who is paid at the median of our employee group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Warrant Assumption Agreement

At Closing, Continental Stock Transfer & Trust Company (the “Transfer Agent”), SUAC and the Company entered into the Warrant Assumption and Assignment Agreement (the “Warrant Assumption Agreement”), pursuant to which, among other things, SUAC assigned to the Company all of SUAC’s right, title and interest in and to, and the Company assumed all of SUAC’s liabilities and obligations under the certain Warrant Agreement, dated as of November 16, 2021, between SUAC and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”). As a result, each Warrant automatically ceased to represent a right to acquire SUAC Class A Common Stock and instead represents a right to acquire shares of the Company’s Common Stock pursuant to the terms and conditions of the Existing Warrant Agreement (as amended by the Warrant Assumption Agreement).

Related Party Policy

The audit committee of our board of directors has adopted a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

Other Related Party Transactions

The Company had entered into SAFE agreements with Charles Maddox, the Chief Financial Officer and a stockholder, for proceeds totaling $28,833. On June 18, 2025, in connection with the Business Combination, these SAFE agreements converted into 2,156 Common Stock of the Company.

In August 2024, the Company entered into a $1,500,000 purchase order with Pope Technologies LLC for certain products, hardware, installation, programming, subscription, and training services. As of December 31, 2024, $750,000 had been received and recorded as deferred revenue in the accompanying condensed consolidated balance sheets. During the three and nine months ended September 30, 2025, the Company delivered a portion of the products and recognized $24,750 of revenue from the deferred revenue balance. Pope Technologies LLC is owned by a director of the Company.

Effective January 1, 2022, the Company entered into a customer agreement with PRB Transportation, LLC, a related party owned in part by Charles Maddox, the Company’s Chief Financial Officer and a stockholder, and Jeff Andersen, a stockholder. Revenues recognized from this agreement totaled $11,737 and $3,445 for the three months ended September 30, 2025 and 2024, respectively, and $20,328 and $11,978 for the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, amounts outstanding under this agreement were $0 and $1,164, respectively, and are included in “Accounts receivable” on the accompanying condensed consolidated balance sheets.

Beginning on August 1, 2024, the Company began subleasing an office/warehouse space in Las Vegas, Nevada from Pope Technologies LLC. The term of this sublease is for one year and the rent is $1,280 per month. Pope Technologies LLC is owned by a director of the Company. The rent expense was $16,170 and $23,850 for the three and nine months ended September 30, 2025, respectively. In September 2025, the Company paid a one-time fee of $13,610 to terminate the lease. The lease was terminated as of September 30, 2025.

Beginning on March 1, 2024, the Company began subleasing an office space in Campo Alegre Manati, Puerto Rico from Enzymatic Holdings Corp. The term of this sublease was for one year and the rent was $1,167 per month, plus a one-third share of the cost of utilities. Enzymatic Holdings Corp., LLC is owned, in part, by certain stockholders of the Company. This lease terminated on February 28, 2025, and was not renewed. The rent expense was $0 and $2,334 for the three and nine months ended September 30, 2025, respectively. For the three and nine months ended September 30, 2024, the rent expense was $3,501 and $8,169, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company as of January 14, 2026 by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company;

●	each of the Company’s executive officers and directors; and

●	all executive officers and directors of the Company as a group

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of the Company’s Common Stock beneficially owned by them.

The beneficial ownership of Common Stock is based on 29,273,322 shares of our Common Stock issued and outstanding as of January 14, 2026.

	Number of
Name of Beneficial Owners(1)	Shares	%
Directors and Executive Officers
Edmund Nabrotzky	3,571,614	12.2%
Charles Maddox	2,052,788	7.0%
Vijayan Nambiar	—	—
Sheldon Paul(2)	713,667	2.4%
Janice Bryant Howroyd(3)	32,983	*
Walter Skowronski	—	—
David Carlson	—	—
Jeff Saling	—	—
Phyllis Newhouse(4)	2,574,494	8.8%
All directors and executive officers as a group	8,912,563	30.4%
Five Percent Holders
William Tremaine Reny	2,470,060	8.4%
Jeffery Andersen	1,524,924	5.5%
ShoulderUp 2021 Trust(5)	1,551,180	5.3%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 5661 S Cameron St, Suite 100, Las Vegas, NV 89118.

(2)	Represents (i) 112,842 shares directly held by SSP Technology Holdings, LLC; (ii) 481,258 shares directly held by The Paul Family Trust; and (iii) 119,567 shares directly held The Sheldon Paul IT. Mr. Paul is the managing member of SSP Technology Holdings, LLC and the sole trustee of The Paul Family Trust and The Sheldon Paul IT and may be deemed to share voting and investment power over the shares by the foregoing entities.

(3)	Represents shares directly held by ASK, LLC. Janice Howroyd is the sole member of ASK, LLC and has voting and investment control of the shares held by ASK, LLC.

(4)	Represents (i) 1,023,314 shares directly held by Phyllis Newhouse; and (ii) 1,551,180 shares directly held by ShoulderUp 2021 Trust. Ms. Newhouse is the trustee of ShoulderUp 2021 Trust and may be deemed to share voting and investment power over the shares held by ShoulderUp 2021 Trust.

(5)	Represents shares directly held by ShoulderUp 2021 Trust. The address of the principal business office of ShoulderUp 2021 Trust is 2291 Loring Oak PL NW Marietta, GA 30064.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 23,809,523 shares of Common Stock, together with Series A-1 Warrants to purchase up to 23,809,523 shares of Common Stock and Series A-2 Warrants to purchase up to 23,809,523 shares of Common Stock. We are also offering Pre-Funded Warrants to purchase up to 23,809,523 shares of Common Stock to those purchasers, whose purchase of shares of Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering in lieu of the shares of our Common Stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The shares of Common Stock or Pre-Funded Warrants, as the case may be, and the accompanying Warrants, can only be purchased together in this offering, but the shares of Common Stock and Pre-Funded Warrants and accompanying Warrants are immediately separable and will be issued separately in this offering. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants and Warrants offered hereby as well as the shares of Common Stock issuable from time to time upon exercise of the Placement Agent Warrants.

Common Stock

Dividend rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared from time-to-time by the Board out of legally available funds.

Voting rights

Except as otherwise required by law, each holder of Common Stock is entitled to one vote for each share on all matters properly submitted to a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Liquidation

Subject to applicable Law, the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Common Stock will be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Rights and preferences

Holders of Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Common Stock. The rights, preferences, and privileges of the holders of Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate in the future.

Lock-Up Restrictions

Pursuant to the Registration Rights and Lock-Up Agreement, the Holders (as defined therein) will be subject to a 180 day lock up period (subject to customary exceptions) in respect of their shares of Common Stock received in the Business Combination (subject to certain customary exceptions).

Preferred Stock

The Board has the authority, without further action by the Company’s stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control of the Company or other corporate action.

Warrants

The following summary of certain terms and provisions of the Warrants included with the shares of Common Stock and the Pre-Funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A-1 Warrant and the form of Series A-2 Warrant for a complete description of the terms and conditions of the Warrants. The Series A-1 Warrant and Series A-2 Warrant are identical except with regard to their duration.

Duration and Exercise Price

Each Warrant offered hereby will have an exercise price of $         per share and will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Warrants will be exercisable on the Initial Exercise Date. The Series A-1 Warrants will expire on the five-year anniversary of the date on which such Series A-1 Warrants become exercisable and the Series A-2 Warrants will expire on the eighteen-month anniversary of the date on which such Series A-2 Warrants become exercisable. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be issued separately from the Common Stock and Pre-Funded Warrants and may be transferred separately immediately thereafter. The Warrants will be issued in certificated form only.

We intend to promptly, and in no event later than 90 days after the consummation of this offering, seek stockholder approval for the issuance of shares of Common Stock issuable upon exercise of the Warrants but we cannot assure you that such stockholder approval will be obtained, provided, however, that, if and only if the Pricing Conditions are satisfied, then we will not seek Warrant Stockholder Approval. We have agreed with the investors in this offering that, if we do not obtain stockholder approval for the issuance of the shares of Common Stock upon exercise of the Warrants at the first stockholder meeting for such purpose after this offering, we will call a stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the Warrants are no longer outstanding, provided, however, that, if and only if the Pricing Conditions are satisfied, then we will not seek Warrant Stockholder Approval.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the Warrants, 9.99%) of the outstanding Common Stock immediately after exercise. Following the issuance of the Warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Transferability

Subject to applicable laws, the Warrants may be transferred at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited. The Common Stock issuable upon exercise of the Warrants is currently listed on the Nasdaq Capital Market.

Right as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in the Warrants) of the unexercised portion of the Warrants on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for the consideration paid in the fundamental transaction in the amount of the Black-Scholes Value of the unexercised portion of the Warrants on the date of the consummation of the fundamental transaction.

Amendments

The Warrants may be modified or amended with the written consent of the holder of such Warrants and us.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Warrants, in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the Pre-Funded Warrant, 9.99%) of the outstanding Common Stock immediately after exercise. Following the issuance of the Pre-Funded Warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and in accordance with the rules and regulations of the SEC. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

Subject to applicable law, Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment to such fraction multiplied by the exercise price to the holder.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The Common Stock issuable upon exercise of the Pre-Funded Warrants is currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Amendments

The Pre-Funded Warrants may be modified or amended with the written consent of the holder of such Pre-Funded Warrant and us.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Placement Agent Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Placement Agent Warrant for a complete description of the terms and conditions of the Placement Agent Warrant.

Duration and Exercise Price

Each Placement Agent Warrant offered hereby will have an initial exercise price equal to $          per share of Common Stock. The Placement Agent Warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, such Placement Agent Warrants will be exercisable upon issuance and will expire five years from the commencement of sales in this offering. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability

The Placement Agent Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Placement Agent Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of such Warrants, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s Placement Agent Warrant up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Placement Agent Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Placement Agent Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Placement Agent Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Placement Agent Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Transferability

Subject to applicable laws, a Placement Agent Warrant may be transferred at the option of the holder upon surrender of the Placement Agent Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Placement Agent Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Placement Agent Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Placement Agent Warrants will be extremely limited. The Common Stock issuable upon exercise of the Placement Agent Warrants is currently listed on the Nasdaq Capital Market.

Right as a Shareholder

Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Placement Agent Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Placement Agent Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Placement Agent Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Placement Agent Warrants will be entitled to receive upon exercise of the Placement Agent Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Placement Agent Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the Placement Agent Warrants have the right to require us or a successor entity to redeem the Placement Agent Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Placement Agent Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our board of directors, the holders of the Placement Agent Warrants have the right to require us or a successor entity to redeem the Placement Agent Warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Placement Agent Warrant on the date of the consummation of the fundamental transaction.

Amendments

The Placement Agent Warrants may be modified or amended with the written consent of the holder of such Placement Agent Warrants and us.

PLAN OF DISTRIBUTION

We have engaged the Placement Agent to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. This is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. However, the Placement Agent will have no authority to bind us by virtue of the engagement letter Therefore, we may not sell all of the shares of Common Stock, Pre-Funded Warrants and Warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 45 days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard and customary issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of Warrant shares, no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of Common Stock, and no subsequent equity sales for 45 days, subject to certain exceptions.

The securities will be offered at a fixed combined public offering price and are expected to be issued in a single closing. We will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt by us of investor funds. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We expect to deliver the shares and securities to the purchasers in the offering on or about       , 2026, subject to satisfaction of certain conditions.

Fees and Expenses

The following table shows per share and accompanying Warrants and per Pre-Funded Warrant and accompanying Warrants Placement Agent fees and total Placement Agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Per share and accompanying Warrants Placement Agent cash fees	$
Per Pre-Funded Warrant and accompanying Warrants Placement Agent cash fees	$
Total	$

We have agreed to pay the Placement Agent a total cash fee equal to 6.5% of the gross proceeds of this offering. We will also reimburse the Placement Agent for certain fees and expenses, including (i) up to $125,000 for the Placement Agent’s legal counsel fees and other out-of-pocket expenses, and (ii) closing costs, including the clearing agent fees, not to exceed $15,950. We estimate the total offering expenses of this offering that will be payable by us, including the Placement Agent’s fees and expenses, will be approximately $0.8 million. After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9.2 million.

Placement Agent Warrants

We have agreed to grant Placement Agent Warrants to the Placement Agent to purchase a number of shares of our Common Stock equal to 6.5% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold to the investors in this offering. The Placement Agent Warrants will have an exercise price of $ (125% of the combined public offering price per share of Common Stock and accompanying Warrants) and will terminate on the five year anniversary of commencement of sales in this offering. The Placement Agent Warrants will be exercisable beginning on the effective date of Warrant Stockholder Approval, provided that if the Pricing Conditions are met, the Placement Agent Warrants will be exercisable upon issuance. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares of common stock issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to this registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted the Placement Agent (or any affiliate designated by it) a right of first refusal, from the date hereof until the 12-month anniversary following the consummation of each offering (and, solely with respect to any at-the-market facility, until the 12-month anniversary following the first sale under such facility), to act as sole book-running manager, sole underwriter or sole placement agent for any future debt financing or refinancing or public or private offering or other capital-raising financing of equity, equity-linked or debt securities or disposition by us or any of our subsidiaries,

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted by the Placement Agent or introduced to us by the Placement Agent, in each case during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the Placement Agent.

Determination of Offering Price

The combined public offering price per share and accompanying Warrants and the combined public offering price per Pre-Funded Warrants and accompanying Warrants we are offering and the exercise prices and other terms of the Pre-Funded Warrants and the Warrants were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to this offering, among other things. Other factors considered in determining the offering prices of the securities we are offering and the exercise prices and other terms of the Pre-Funded Warrants and the Warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

We and each of our executive officers, directors and holders of 10% or greater of our outstanding shares of Common Stock have agreed with the Placement Agent to be subject to a lock-up period of 45 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering, subject to an exception. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Nasdaq Listing

Our Common Stock and Public Warrants are traded on the Nasdaq Stock Market LLC under the symbol “DAIC” and “DAICW”, respectively. On January 27, 2026, the last reported sale price of our Common Stock on the Nasdaq Stock Market LLC was $0.4200 per share, and the closing price of our Public Warrants was $0.0375 per Public Warrant. We do not plan to list the Warrants or the Pre-Funded Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Placement Agent may be required to make with respect to any of these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The Placement Agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent may in the future receive customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. However, we have no present arrangements with the Placement Agent for any further services.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	persons that actually or constructively own five percent or more of our voting shares;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

●	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	persons who acquired the securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	U.S. expatriates or former long-term residents of the U.S.;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

●	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member, the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock or Warrants who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants. A U.S. holder will generally recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock or Warrants which, in general, would include a redemption of Warrants that is treated as a sale as described below. Any such gain or loss will be capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock or Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at preferential rates. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock or Warrants so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock or Warrants generally will equal the U.S. holder’s acquisition cost for the Common Stock or Warrants less, in the case of a share of Common Stock, any prior distributions treated as a return of capital.

Exercise, Lapse or Redemption of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Common Stock upon exercise of a Warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the Warrants generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Warrants and the exercise price. It is unclear whether the U.S. holder’s holding period for the Common Stock received upon exercise of the Warrants will begin on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Common Stock received would equal the holder’s basis in the Warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Common Stock would either include the period during which the U.S. holder held the Warrant or be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Warrants treated as surrendered to pay the exercise price of the Warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the surrendered warrants and the U.S. holder’s tax basis in such Warrants. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the U.S. holder’s initial tax basis in the Warrants exercised (except for any such tax basis allocable to the surrendered warrants) and the exercise price of the exercised Warrants. A U.S. holder’s holding period for the Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities-Warrants” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Possible Constructive Distributions. The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “-Taxation of Distributions” in the same manner as if the U.S. holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock or Warrants who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders-Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of Warrants for cash described in the section of this prospectus entitled “Description of Securities-Warrants” (or if we purchase Warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants (including a redemption of our Warrants), unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. holder. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such distribution.

Possible Constructive Distributions. The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution is generally not taxable. The Non-U.S. holders of Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of a stock dividend to the holders of our Common Stock, in each case which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock and Warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person (by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption) in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) and, subject to the discussion of certain proposed U.S. Treasury regulations below, on the gross proceeds from a sale or other disposition of our Common Stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities. The IRS released proposed U.S. Treasury regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock. In its preamble to such proposed U.S. Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.

EXPERTS

The consolidated financial statements of SEE ID as of and for the year ended December 31, 2024, included in this prospectus of CID HoldCo, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Berkowitz Pollack Brant Advisors + CPAs, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SEE ID as of and for the year ended December 31, 2023, included in this prospectus of CID HoldCo, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by DLA Piper LLP (US), Atlanta, Georgia. The Placement Agent is being represented by           .

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.daic.ai. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company was notified that Carr, Riggs & Ingram, LLC (“CRI”) acquired, effective as of January 1, 2026, certain assets related to the capital markets practice of Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”). On January 13, 2026, the Audit Committee of the Board approved the dismissal of BPB as the Company’s independent registered public accounting firm and the appointment of CRI as the Company’s new independent registered public accounting firm, effective immediately. BPB previously served as the independent registered public accounting firm of SEE ID prior to the Business Combination.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

CID HOLDCO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash	$1,418,834	$721,032
Accounts receivable	915,027	50,264
Inventory	468,102	65,248
Prepaid expenses and other current assets	744,194	167,551
Total current assets	3,546,157	1,004,095
Noncurrent assets:
Property and equipment, net	478,171	11,286
Operating lease right-of-use assets (ROU)	735,871	307,892
Capitalized software development costs	2,660,194	1,761,396
Long-term assets	25,713	12,103
Total long-term assets	3,899,949	2,092,677
Total assets	$7,446,106	$3,096,772
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$933,306	$770,276
Accrued expenses	1,119,808	24,219
Accrued compensation	75,228	246,720
Accrued taxes	3,913,668	-
Deferred revenue, current portion	2,772,178	1,142,643
Operating lease liabilities, current portion	135,976	36,225
Total current liabilities	8,950,164	2,220,083
Long-term liabilities:
SAFE notes, net	-	23,334,626
Deferred revenue, net of current portion	-	1,570,572
Operating lease liabilities, net of current portion	614,126	265,413
Total long-term liabilities	614,126	25,170,611
Total liabilities	9,564,290	27,390,694
Shareholders’ equity (deficit)
Common stock, $0.0001 par value; 300,000,000 shares authorized; 27,743,322 and 12,210,718 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2,774	1,221
Additional paid-in capital	56,972,621	438,120
Accumulated deficit	(59,093,579)	(24,733,263)
Total shareholders’ deficit	(2,118,184)	(24,293,922)
Total liabilities and shareholders’ equity (deficit)	$7,446,106	$3,096,772

The accompanying notes are an integral part of these condensed consolidated financial statements.

CID HOLDCO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024 (As Restated)	2025	2024 (As Restated)
Revenue	$778,482	$81,636	$1,257,813	$183,631
Cost of goods sold	488,286	7,997	572,558	18,006
Gross profit	290,196	73,639	685,255	165,625
Operating expenses:
General and administrative	2,742,753	506,886	4,184,688	1,064,461
Research and development	397,135	186,678	972,640	459,991
Sales and marketing	1,111,895	638,584	2,564,891	1,763,170
Acquisition and integration	243,230	635,459	1,154,857	1,501,261
Depreciation and amortization	11,738	-	16,839	-
Total operating expenses	4,506,751	1,967,607	8,893,915	4,788,883
Loss from operations	(4,216,555)	(1,893,968)	(8,208,660)	(4,623,258)
Other expenses:
Interest expense	-	-	(328,763)	-
Change in fair value of SAFE notes	-	(764,446)	(17,368,415)	(14,227,156)
Transaction costs	-	-	(2,726,183)	-
Loss on extinguishment of debt	-	-	(5,728,295)	-
Total other expenses	-	(764,446)	(26,151,656)	(14,227,156)
Loss before income taxes	(4,216,555)	(2,658,414)	(34,360,316)	(18,850,414)
Provision for income taxes	-	-	-	-
Net loss	$(4,216,555)	$(2,658,414)	$(34,360,316)	$(18,850,414)

Net loss per share
Basic and diluted	$(0.15)	$(0.22)	$(1.89)	$(1.56)
Weighted average number of shares
Basic and diluted	27,645,033	12,210,718	18,146,608	12,095,288

The accompanying notes are an integral part of these condensed consolidated financial statements.

CID HOLDCO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

Three months ended	Legacy Common Stock		Common Stock		Additional Paid-In	Accumulated	Total Shareholders’ Equity
September 30, 2025	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances as of June 30, 2025	-	-	27,636,939	$2,764	$56,613,511	$(54,877,024)	$1,739,251
Share-based compensation	-	-	-	-	9,120	-	9,120
Share purchase commitment	-	-	106,383	10	349,990	-	350,000
Net loss	-	-	-	-	-	(4,216,555)	(4,216,555)
Balances as of September 30, 2025	-	$-	27,743,322	$2,774	$56,972,621	$(59,093,579)	$(2,118,184)

Three months ended	Legacy Common Stock		Common Stock		Additional Paid-In	Accumulated	Total Shareholders’ Equity
September 30, 2024	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances as of June 30, 2024 (as restated)	108,975,000	$108,975	-	$-	$305,828	$(19,387,833)	$(18,973,030)
Retroactive application of recapitalization	(108,975,000)	(108,975)	12,210,718	1,221	107,754	-	-
Balances as of June 30, 2024, adjusted (as restated)	-	-	12,210,718	1,221	413,582	(19,387,833)	(18,973,030)
Share-based compensation	-	-	-	-	14,533	-	14,533
Net loss	-	-	-	-	-	(2,658,414)	(2,658,414)
Balances as of September 30, 2024	-	$-	12,210,718	$1,221	$428,115	$(22,046,247)	$(21,616,911)

Nine months ended	Legacy Common Stock		Common Stock		Additional Paid-In	Accumulated	Total Shareholders’ Equity
September 30, 2025	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances as of December 31, 2024	108,975,000	$108,975	-	$-	$330,366	$(24,733,263)	$(24,293,922)
Retroactive application of recapitalization	(108,975,000)	(108,975)	12,210,718	1,221	107,754	-	-
Balances as of December 31, 2024, adjusted	-	-	12,210,718	1,221	438,120	(24,733,263)	(24,293,922)
Share-based compensation	-	-	-	-	28,862	-	28,862
Reverse recapitalization transactions, net	-	-	15,426,221	1,543	56,155,649	-	56,157,192
Share purchase commitment	-	-	106,383	10	349,990	-	350,000
Net loss	-	-	-	-	-	(34,360,316)	(34,360,316)
Balances as of September 30, 2025	-	$-	27,743,322	$2,774	$56,972,621	$(59,093,579)	$(2,118,184)

Nine months ended	Legacy Common Stock		Common Stock		Additional Paid-In	Accumulated	Total Shareholders’ Equity
September 30, 2024	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances as of December 31, 2023	108,975,000	$108,975	-	$-	$133,360	$(3,195,833)	$(2,953,498)
Retroactive application of recapitalization	(108,975,000)	(108,975)	12,208,851	1,221	107,754	-	-
Balances as of December 31, 2023, adjusted	-	-	12,208,851	1,221	241,114	(3,195,833)	(2,953,498)
Share-based compensation	-	-	1,868	-	187,001	-	187,001
Net loss	-	-	-	-	-	(18,850,414)	(18,850,414)
Balances as of September 30, 2024	-	$-	12,210,718	$1,221	$428,115	$(22,046,247)	$(21,616,911)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CID HOLDCO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(34,360,316)	$(18,850,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,839	—
Change in fair value of SAFE notes	17,368,415	14,227,156
Transaction costs paid in shares	156,869	—
Share-based compensation expense	28,862	187,001
Noncash operating lease expense	64,857	11,890
Loss on debt extinguishment	5,728,295	—
Reverse recapitalization transaction	(4,739,169)	—
Fair value of shares issued as commitment fee	350,000	—
Change in operating assets and liabilities:
Accounts receivable	(864,763)	(92,252)
Prepaid and other assets	(572,655)	107,218
Inventory	(402,854)	(134,448)
Accounts payable	163,030	693,309
Accrued expense	1,095,589	6,572
Accrued compensation	(171,492)	(7,872)
Accrued interest	280,000	—
Accrued taxes	3,913,668	—
Operating lease liabilities	(61,968)	2,611
Short-term debt, net	3,750,000	—
Deferred revenue	58,963	750,000
Net cash used in operating activities	(8,197,830)	(3,099,229)
INVESTING ACTIVITIES
Purchase of property and equipment	(483,724)	—
Capitalized software development costs	(898,798)	(579,327)
Net cash used in investing activities	(1,382,522)	(579,327)
FINANCING ACTIVITIES
Proceeds from issuance of bridge loans	500,000	—
Proceeds from issuance of SAFE notes	23,752	3,834,500
Repayment of bridge loans	(1,660,545)	—
Proceeds from PIPE investments	10,837,643	—
Purchase of common stock	(5,000,000)	—
Proceeds from Trust account	5,577,304	—
Net cash provided by financing activities	10,278,154	3,834,500
Net increase in cash during period	697,802	155,944
Cash, beginning of period	721,032	605,760
Cash, end of period	$1,418,834	$761,704
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
ROU asset obtained in exchange for lease liability	$482,227	$324,426
Conversion of SAFE notes to equity	$40,726,793	$—
Conversion of short-term debt to equity	$2,456,500	$—
Cash paid for interest	$39,462	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

CID HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 – Company Information

Organization and nature of Operations

CID Holdco, Inc. (the “Company”, or “CID Holdco”, or “CID”), formerly known as SEE ID Inc., dba Dot AI (the “Legacy Company” or “SEE ID”), was incorporated in Delaware with its headquarters in Las Vegas, Nevada. The Company helps businesses transform their operations by optimizing safety, security and efficiency of operations through real-time tracking of resources. Through CID Holdco’s extensive research and development initiatives, CID Holdco’s main focus includes areas such as Industrial IoT, Indoor & Outdoor tracking with seamless transitions, Passive RFID (including Bluetooth and 5G), Collision Avoidance, real-time locating system, Dolly Management, and related supported software applications.

CID Holdco is the developer of an asset tracking platform intended to push the limits of near real-time precision-based location technology. CID Holdco’s platform leverages the technologies including the patented passive and active RFID tracking solutions, low power edge camera platforms utilizing artificial intelligence, enabling users to give accuracy to all mapping technologies in areas that are troublesome. Through its technological solutions, CID Holdco serves multiple industries including construction, military, mining, retail, warehousing and manufacturing.

In July 2024, the Legacy Company incorporated Dot Works, Inc. (“Dot Works”), a Puerto Rico corporation, as a wholly-owned subsidiary. Dot Works, based in Puerto Rico, serves as the primary manufacturing facility for Dot Ai, producing smart hardware devices and embedded technological components used in AI-driven enterprise solutions (ZIM Bridges and Smart Industrial TAGS). Activities include assembly, quality control, and packaging of proprietary systems.

On March 18, 2024, the Legacy Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among CID HoldCo, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of ShoulderUp Technology Acquisition Corp, a Delaware corporation (“SUAC” or “ShoulderUp”), ShoulderUp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“ShoulderUp Merger Sub”), SEI Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holdings (“SEI Merger Sub” and together with ShoulderUp Merger Sub, the “Merger Subs”).

On June 18, 2025 (the “Closing Date” or “Closing”), the Company consummated the Business Combination transactions by and among the Company, SUAC, ShoulderUp Merger Sub, Inc., SEI Merger Sub, Inc., and SEE ID, Inc. Pursuant to the Business Combination Agreement, on the Closing Date, (i) ShoulderUp Merger Sub merged with and into SUAC (the “ShoulderUp Merger”), with SUAC surviving the ShoulderUp Merger as a wholly-owned subsidiary of the Company (“SUAC Surviving Company”); and (ii) simultaneously with the ShoulderUp Merger, SEI Merger Sub merged with and into SEE ID (“the SEE ID Merger”), with SEE ID surviving the SEE ID Merger as a wholly-owned subsidiary of the Company (the “Surviving Company”) (the ShoulderUp Merger and the SEE ID Merger, together the “Mergers” and together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Pursuant to the Business Combination Agreement, on June 18, 2025, each of the following transactions occurred in the following order: (a) ShoulderUp Merger Sub merged with and into SUAC, with SUAC continuing as the surviving entity, and, in connection therewith, each ordinary share of SUAC issued and outstanding immediately prior to the Closing Date were cancelled in exchange for the right of the holder thereof to receive, with respect to each ordinary share that is not redeemed or converted at Closing, one share of Common Stock; (b) SEI Merger Sub merged with and into SEE ID, with SEE ID continuing as the surviving entity, and, in connection therewith, (i) SEE ID Common Stock issued and outstanding immediately prior to the Closing Date were cancelled in exchange for the right of the holders thereof to receive shares of Common Stock as set forth in the Business Combination Agreement and (ii) any convertible securities of SEE ID were converted; and (c) as a result of the Mergers, SUAC and SEE ID each became wholly owned subsidiaries of the Company, and the Company became a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law.

At Closing, Continental Stock Transfer & Trust Company (the “Transfer Agent”), SUAC and the Company entered into the Warrant Assumption and Assignment Agreement (the “Warrant Assumption Agreement”), pursuant to which, among other things, SUAC assigned to the Company all of SUAC’s right, title and interests, and the Company assumed all of SUAC’s liabilities and obligations under the certain Warrant Agreement, dated as of November 16, 2021, between SUAC and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”). As a result, each Warrant automatically ceased to represent a right to acquire SUAC Class A Common Stock and instead represents a right to acquire shares of the Company’s Common Stock pursuant to the terms and conditions of the Existing Warrant Agreement (as amended by the Warrant Assumption Agreement). As such, the holders of each whole warrant to purchase SUAC Class A Common Stock received one warrant to purchase the Company’s Common Stock at an exercise price of $11.50 per share.

In connection with the Business Combination, CID Holdco filed a registration statement on Form S-4 (File No. 333-282600) with the U.S. Securities and Exchange Commission (SEC), as amended (the “Registration Statement”). The Registration Statement was declared effective by the SEC on June 18, 2025. Subsequently, the Company filed a registration statement on Form S-1 (File No. 333-290052), as amended, which was declared effective by the SEC on September 18, 2025.

Liquidity and Going Concern

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements — Going Concern, which requires that management evaluate whether there are relevant conditions and events that in aggregate raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the condensed consolidated financial statements are issued. Under the guidance, the Company must first evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern (step 1). If the Company concludes substantial doubt is raised, management also is required to consider whether its plans alleviate that doubt (step 2).

The Company has a limited operating history, has incurred significant operating losses since its inception, and the revenue and income potential of the Company’s business and market are unproven. The preparation of these condensed consolidated financial statements does not include any adjustments that may result from the outcome of this uncertainty. The Company’s condensed consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of September 30, 2025, the Company had $1,418,834 in cash, a working capital deficit of $5,404,007 and accumulated deficit of $59,093,579. To date, the Company has funded its operations primarily with the net proceeds from the issuance of convertible promissory notes, the issuance and sale of equity securities, and subsequent to June 18, 2025 proceeds from the Business Combination. The Company expects to incur substantial operating losses for the next several years and has obtained additional near-term financing to continue its research and development activities.

On June 18, 2025, the Company entered into a share subscription line of credit agreement under which the Company can access up to $50,000,000 in aggregate proceeds (see Note 9) to fund its R&D activities and its operations.

If the Company is unable to obtain necessary funds through its business operations and the proceeds realized through the business combination, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these interim unaudited condensed consolidated financial statements are issued. The accompanying interim unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying interim condensed consolidated unaudited financial statements include the accounts of CID Holdco, and its wholly-owned subsidiaries, Dot Ai and Dot Works, which are collectively referred to as the “Company” in these condensed consolidated financial statements. All intercompany balances and transactions have been eliminated upon consolidation.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), as determined by FASB through the ASC, and should be read in conjunction with, the Company’s audited consolidated financial statements and related footnotes for the year ended December 31, 2024. The unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s financial position, and its results of operations and cash flows for the reported periods, in accordance with US GAAP. The unaudited condensed consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements, as allowed by the relevant U.S. Securities and Exchange Commission rules and regulations; however, the Company believes its disclosures are adequate to ensure the information presented is not misleading.

Accounting for the Business Combination

The Business Combination is accounted for as a reverse recapitalization, with ShoulderUp being treated as the acquired company and the Legacy Company treated as the accounting acquirer for financial reporting purposes. This accounting treatment is equivalent to the Legacy Company issuing stock for the net assets of ShoulderUp, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination are presented as those of the Legacy Company and the accumulated deficit of the Legacy Company has been carried forward after Closing.

All periods prior to the Business Combination have been retrospectively adjusted to reflect the reverse recapitalization. In connection with the reverse recapitalization treatment of the Business Combination, all issued and outstanding securities of ShoulderUp upon Closing were treated as issuances of the Company upon the consummation of the Business Combination.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU No. 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280 on an interim and annual basis. The Company adopted ASU No. 2023-07 during the year ended December 31, 2024. See Note 16, Segment Reporting, in these notes to the condensed consolidated financial statements for further detail.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes, which prescribes standardized categories and disaggregation of information in the reconciliation of provision for income taxes, requires disclosure of disaggregated income taxes paid, and modifies other income tax-related disclosure requirements. The updated standard is effective for us beginning with our fiscal year 2025 annual reporting period. The Company has evaluated the impact of this standard and, because it continues to operate in a loss position and does not pay income taxes, the adoption of this guidance is not expected to have a material impact on its condensed consolidated financial statements or related disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses, which requires disclosures of certain additional expense information on an annual and interim basis, including, among other items, the amounts of purchases of inventory, employee compensation, depreciation and intangible asset amortization included within each income statement expense caption, as applicable. The updated standard is effective for our annual periods beginning in fiscal year 2026 and interim periods beginning in the first quarter of fiscal year 2027. The Company is currently evaluating the impact of this guidance but does not anticipate a material impact on its condensed consolidated financial statements or related disclosures.

Risks and Uncertainties

The Company’s industry is subject to rapid technological change. The introduction of new technologies will continue to have a significant effect on competitive conditions to which the Company is subject. Certain technologies and industry developments may negatively impact the Company’s ability to compete within certain industry segments. If the Company is unable to develop new solutions that provide utility to its customers and provide enhancements and new features for its existing solutions that keep pace with rapid technological and regulatory changes, the Company’s revenues and results of operations could be adversely affected.

Since some of the inventory that the Company purchases include components produced in foreign countries, the Company is subject to certain risks associated with tariffs on imports that the government of the United States of America imposes, which could adversely impact the Company’s operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. The Company believes judgment is involved in determining capitalized software development costs, the fair value of the SAFE agreements, useful lives of capitalized software development costs, share-based compensation, obsolete inventory, the put option under the standby equity purchase agreement and the valuation allowance on deferred income taxes. The Company bases these estimates on historical and anticipated results, trends, and various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ materially from those estimates and assumptions.

Cash

The Company maintains its cash deposits with major financial institutions, that at times, are greater than the FDIC limit.

Fair Value Measurement

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of us. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of input that may be used to measure fair value:

Level 1	-	Quoted prices in active markets for identical assets or liabilities that the entity can access.

Level 2	-	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities.

Level 3	-	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities.

Assets and liabilities measured at fair value are classified based on the lowest level of input that is significant to the fair value measurement. The Company reviews the fair value hierarchy classification on an as needed basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy. The Company recognizes transfers into and out of levels within the fair value hierarchy in the appropriate period in which the actual event or change in circumstances caused the transfer to occur.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets primarily consist of advance payments for goods and services to be received in future periods, including insurance premiums, software licenses, maintenance contracts, and prepaid inventories. Prepaid expenses are recorded at cost and are expensed ratably over the period the benefits are realized. Prepaid inventories are advance payments made to suppliers for inventory that the company has not yet received. The Company periodically reviews the carrying value of prepaid expenses and other current assets to determine if any amounts are no longer recoverable, and records an expense in the period such determination is made.

Accounts Receivable

Accounts receivable are derived from customers located primarily in North America. The Company generally does not require collateral to support customer receivables.

Accounts receivable are reduced by an allowance for credit losses to reserve for potentially uncollectible amounts. The Company evaluates the collectability of its accounts receivable monthly, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for credit losses and deferred revenue, if any. The allowance for credit losses reflects the best estimate of probable losses. The Company writes off accounts receivable when they become uncollectible. As of September 30, 2025 and December 31, 2024, there was no accounts receivable allowance for credit losses. There was no credit losses for the three and nine months ended September 30, 2025 and 2024.

Inventory

Inventory consists of raw materials, work in progress and finished goods and is valued at the lower of cost or net realizable value (“NRV”), with cost determined by the first-in, first-out method. NRV is determined as the estimated selling price in the ordinary course of business less the estimated selling costs. Valuations are periodically performed by management, and a charge to operations is recorded if the carrying value of the item exceeds its estimated net realizable value. Management also periodically performs a valuation on allowance for excess and obsolete inventory. No valuation allowance was necessary as of September 30, 2025 and December 31, 2024.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is recognized. Depreciation of property and equipment over $5,000 is provided using the straight-line method over the estimated useful lives of the assets, which are 5 years.

Software Development Costs

In accordance with FASB ASC Topic 350-40, Intangibles-Goodwill and Other-Internal-Use Software, the Company capitalizes software development costs incurred on new applications or enhancements to applications during the application development phase of software for internal use to provide services to customers. These capitalized costs include certain payroll and payroll-related costs for employees and costs for outside consultants who are directly associated with and who devote time to internal-use software projects. Costs incurred prior to the application development phase and after the market release are expensed as incurred.

Internal-use software is amortized on a straight-line basis over its estimated useful life from the date the project is substantially complete and ready for its intended use. The estimated useful life will be determined based on management’s judgment on how long the core technology and functionality serves internal needs and the customer base. Once projects are substantially complete, management will evaluate the useful lives of these assets and will test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. As of September 30, 2025 and 2024, and for the three and nine months then ended, no projects have been substantially completed and ready for their intended use, and no amortization was recorded in the accompanying condensed consolidated statements of operations.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their fair value, which is normally determined through analysis of the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. As of September 30, 2025 and December 31, 2024, and for the three and nine months ended September 30, 2025 and 2024, no such indicators of impairment were identified, and accordingly, no impairment losses were recognized.

Leases

As permitted by ASC 842, the Company accounts for leases under ASC 842, Leases. The core principle of this standard is that a lessee should recognize the assets and liabilities that arise from leases, by recognizing in the condensed consolidated balance sheets a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term.

The Company recognizes right-of-use (“ROU”) assets and lease liabilities for leases with terms greater than 12 months. Leases are classified as either finance or operating leases. This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease.

The Company’s leases are capitalized at the present value of the minimum lease payments not yet paid. The Company uses either the rate implicit in the lease, if readily determinable, or the Company’s incremental borrowing rate in order to calculate the net present value of the lease liability. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. The Company has two operating leases for the facilities located in Bethesda, Maryland and Barceloneta, Puerto Rico.

The Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease costs associated with its short-term leases on a straight-line basis over the lease term. When contracts contain lease and non-lease components, the Company accounts for each component separately. The Company has two short-term leases located in Manati, Puerto Rico and Shirley, Massachusetts.

Variable payments are included in the future lease payments when those variable payments depend on an index or a rate.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The Company primarily recognizes revenue from the sale and delivery of products. As it is still in the early stages of developing its software-as-a-service (SaaS) product, most revenue is derived from product sales, including bridges, gateways, and labels.

Deferred revenue consists of payments received in advance of satisfaction of a performance obligation and is recognized as the performance obligations are satisfied.

The Company entered into an exclusivity agreement on November 8, 2024, and a partner agreement on December 18, 2024, with a major reseller. The exclusivity agreement grants the reseller the exclusive right to sell the Company’s products for one year, with automatic renewal for up to four additional one-year periods if specified sales targets are achieved. The partner agreement provides a 5% purchasing incentive based on the reseller’s quarterly growth in total solution purchases and requires the Company to contribute at least 1% of revenue toward marketing activities, paid as a rebate. Management concluded that the exclusivity agreement, partner agreement, and future product purchase orders should be combined and accounted for as a single contract under ASC 606.

In connection with the exclusivity agreement, the Company received a $2,000,000 payment from the reseller. Since exclusivity does not represent a distinct performance obligation under ASC 606, the payment was recorded as deferred revenue. Revenue will be recognized over the contract term in proportion to the products and services delivered, based on estimated total sales over the five-year period. These estimates will be reviewed quarterly and adjusted based on the reseller’s actual performance. As a result of the third quarter 2025 review, the Company reversed approximately $196,000 in revenue. If the reseller fails to meet sales targets and the agreement is terminated, any remaining deferred revenue will be recognized at that time.

Under ASC 606, both the incentive and rebate represent variable consideration, as they depend on actual sales volume. Management will estimate expected sales and related rebates to determine the transaction price and recognize revenue accordingly. The purchasing incentive and marketing rebate are not separate performance obligations, and variable consideration related to these incentives will be included in revenue only when it is probable that no significant reversal will occur once uncertainties are resolved. The Company will accrue the incentive amount at the end of each quarter when sales revenue is finalized.

Share-Based Compensation

The Company applies ASC 718, Stock Compensation, when recording share-based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The assumptions used in the Black-Scholes valuation model are as follows:

Grant Price - The grant price of the issuances is determined based on the estimated fair value of the shares at the date of grant.

Risk-Free Interest Rate - The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at the time of grant.

Expected Lives - Due to the Company’s insufficient history of option activity, management utilizes the simplified approach to estimate the options’ expected term, which represents the period of time that options granted are expected to be outstanding.

Expected Volatility - Determined based on management’s estimate or historical volatilities of comparable companies.

Expected Dividend Yield - Based on current yield at the grant date or the average dividend yield over the historical period. The Company has never declared or paid dividends and has no plans to do so in the foreseeable future.

The share-based compensation expense is recognized on a straight-line basis based on the number of awards expected to vest over the requisite service period and is adjusted to reflect those awards that do ultimately vest with the offsetting credit to additional paid-in capital. For further details regarding share-based compensation (see Note 11).

Research and Development Costs

Expenditures related to the research and development of new products and processes are expensed as incurred. Research and development expenses consist primarily of compensation costs and fees paid to consultants and other expenses relating to the development and testing of the Company’s products.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records valuation allowances against deferred tax assets as deemed necessary.

The Company accounts for the uncertainty in income taxes as prescribed by the minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense.

Basic and Diluted Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding and potentially dilutive securities outstanding for the period using the treasury stock or if-converted method if their inclusion is dilutive. Diluted net loss per common share is the same as basic net loss per common share because the inclusion of potentially dilutive shares would be anti-dilutive to the calculation of loss and comprehensive loss per common share.

The Company has only one class of shares issued and outstanding. Accordingly, basic and diluted net loss per share is not allocated among multiple classes. Basic and diluted net loss per share for all periods prior to the Closing have been retrospectively adjusted by the exchange ratio to reflect the effect of the reverse recapitalization.

Prior to the Closing, the Company inherited 15,675,000 public and private warrants from ShoulderUp, each exercisable at $11.50 per share. These warrants were considered antidilutive and excluded from the diluted net loss per share calculation for the three and nine months ended September 30, 2025. During the three and nine months ended September 30, 2025 and 2024, 20,017 of these warrants were forfeited, resulting in a net total of 15,654,983 warrants outstanding as of September 30, 2025.

Acquisition and Integration Costs

The Company incurred acquisition and integration costs of $243,230 and $1,154,857 for the three and nine months ended September 30, 2025, respectively, primarily related to professional fees, legal and accounting services, severance, and other costs associated with recent business combinations. These expenses are not included in general and administrative expenses in the condensed consolidated statements of operations. The Company expects to continue to incur certain integration costs in the near term as it finalizes system, process, and personnel integration activities.

Transaction Costs

The Company accounts for transaction costs incurred in connection with de-SPAC transactions in accordance with ASC 805, Business Combinations. Costs that are directly attributable to the issuance of equity instruments, such as legal, accounting, and advisory fees related to the merger and recapitalization, are recorded as a reduction to additional paid-in capital. Other costs that are not directly related to the equity issuance, including costs associated with business combination activities, are expensed as incurred. The Company evaluates each cost to determine the appropriate accounting treatment based on its nature and purpose.

Restatements and Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. In connection with these reclassifications, amounts previously reported as general and administrative expenses have been reallocated to acquisition and integration expenses. Amounts previously reported as advances to suppliers have been reclassified to prepaid expenses and other current assets. In addition, certain amounts previously reported as other assets have been reclassified to property and equipment, net. Furthermore, certain amounts previously reported as cost of goods sold have been restated to general and administrative expenses, research and development expenses and sales and marketing expenses based on the nature of the underlying costs. These restatements and reclassifications had no impact on total loss from operations, net loss, or shareholders’ equity (deficit) for any period presented.

Note 3 – Business Combination and Reverse Recapitalization

Business Combination

On March 18, 2024, the Company entered into a Business Combination Agreement with ShoulderUp, ShoulderUp Merger Sub, Inc., and SEI Merger Sub, Inc. and the Legacy Company.

On June 18, 2025, the Company consummated its Business Combination pursuant to the terms of the Business Combination Agreement. The Business Combination was structured as follows:

●	At the Closing, each ordinary share of ShoulderUp that was not redeemed or converted was exchanged for one share of Common Stock. Each issued and outstanding unit of ShoulderUp (“Unit”) was automatically separated into (i) one ordinary share and (ii) one-half of one warrant. Each whole warrant is exercisable to purchase one ordinary share at an exercise price of $11.50 per share.

●	A total of 506,589 shares of Common Stock were issued to the public shareholders of ShoulderUp. An additional 6,698,333 shares were issued to ShoulderUp’s officers and directors, ShoulderUp Technology Sponsor LLC (the “Sponsor”), and each transferee of founder shares.

●	1,345,001 shares of Common Stock were issued to certain original public shareholders who had previously agreed not to redeem their shares.

●	482,500 shares of Common Stock were issued to the holders of the ShoulderUp bridge loan to partially settle the outstanding loan balance at Closing. Lastly, 150,000 shares were issued to legal services provider DLA Piper LLP to partially settle outstanding service fees, pursuant to the Expense Release and Payment Agreement executed on June 3, 2025.

●	All of SEE ID’s 108,975,000 Common Stock issued and outstanding immediately prior to the Closing was canceled and converted into 12,210,718 shares of the Company’s Common Stock after giving effect to the exchange ratio of 0.11205.

●	2,909,057 shares of Common Stock were issued to the SEE ID SAFE note holders.

●	11,205 shares of Common Stock were issued in exchange for financial advisory services at Closing.

●	3,323,536 shares of Common Stock were issued to three major PIPE investors.

●	The Company assumed 15,654,983 public and private warrants of ShoulderUp, net of 20,017 forfeitures, as of September 30, 2025.

Redemption

Prior to the Closing, certain public shareholders of ShoulderUp exercised their rights to redeem certain ordinary shares for funds previously held in the trust account, resulting in the redemption of 2,000 ordinary shares for an aggregate payment of approximately $22,019. After redemptions, there was a total of 506,589 ordinary shares, which were converted into Common Stock in connection with the Business Combination, and approximately $5.58 million remained in the trust account.

Share Ownership Upon Closing

The number of shares of Common Stock issued in connection with the Business Combination and subsequent equity conversion was as follows:

Common Stock
Ordinary shares, outstanding prior to the Business Combination	508,589
Less: Redemption of ordinary shares	(2,000)
Ordinary shares held by ShoulderUp’s officers and directors, the Sponsor and each transferee of founder shares	6,698,333
Ordinary shares held by non-redemption share holders	1,345,001
Ordinary shares held by ShoulderUp bridge loan holder	482,500
Ordinary shares held by DLA Piper, LLP	150,000
Common Stock issued to holders of SEE ID Inc.	12,210,718
Common Stock issued to SEE ID SAFE note holders	2,909,057
Common Stock issued to StarUpNV	11,205
Common Stock issued to PIPE investors	3,323,536
Common Stock Upon the Business Combination	27,636,939

The Legacy Company incurred $2,726,183 in transaction costs in connection with the Business Combination, which was determined not to be a capital-raising transaction for the Legacy Company. The $2,726,183 consists of the following:

●	$1,003,500 in assumed expenses from ShoulderUp for financial advisory services provided by Cohen Capital Markets;

●	$156,870 for financial advisory services provided by a financial advisor;

●	$295,000 in registration fees paid to Nasdaq Corporate Solutions, LLC;

●	$271,079 paid to Continental Stock Transfer & Trust Co.;

●	$126,812 paid to Edgar Agents, LLC; and

●	$872,922 in bonus expenses related to the successful closing of the Business Combination.

The following tables reconcile elements of the Business Combination to the Company’s condensed consolidated financial statements, and should be read in conjunction with the footnotes referenced above:

Recapitalization
Closing proceeds
Proceeds from Trust account	$5,577,304
Proceeds from PIPE investors	10,837,643
Proceeds from legacy ShoulderUp bank accounts	74,499
Closing disbursements
Less: Payment to purchase founder shares	(5,000,000)
Net cash proceeds from the Business Combination	$11,489,446
Noncash activities
Conversion of SAFE notes to equity	40,726,793
Conversion of short-term debt to equity	8,597,750
Transaction costs paid in shares	156,870
Less: Accrued taxes assumed from ShoulderUp	(3,913,668)
Less: Short-term debt assumed from ShoulderUp	(900,000)
Net equity impact of the Business Combination	$56,157,192
Par value of Common Stock issued	(1,543)
Total Impact of Business Combination on Additional Paid-in Capital	$56,155,649

Bridge Loan Agreements

For the three and nine months ended September 30, 2025, the Legacy Company entered into unsecured bridge loan agreements with two major lenders, totaling $2,850,000 in principal. These loans bear interest at an annual rate of 20%, calculated on a 365-day basis, and include a minimum interest provision requiring payment of at least 8% or 10% of the principal amount if repaid prior to their six-month maturity dates. As of the date of Closing, the Company recorded an accrued interest liability of $280,000, which was settled as of September 30, 2025.

Prior to the Closing of the Business Combination, one of the lenders elected to convert a portion of its outstanding principal and accrued interest into 614,125 shares of Common Stock, based on a conversion price of $4.00 per share. The other lender opted to receive full repayment in cash.

The table below summarizes the transaction:

Bridge Loans	Effective Date	Amount	Interest at closing	Payback in Cash	Payback in shares at $4/share	Shares
Bridge loan 1*	1/29/2025	$1,500,000	$150,000	$(193,500)	$1,456,500	364,125
Bridge loan 2*	4/9/2025	500,000	50,000	(50,000)	500,000	125,000
Bridge loan 3*	5/7/2025	500,000	50,000	(50,000)	500,000	125,000
Bridge loan 4	3/29/2025	100,000	10,000	(110,000)	-	-
Bridge loan 5	6/5/2025	250,000	20,000	(270,000)	-	-
Total		$2,850,000	$280,000	$(673,500)	$2,456,500	614,125

*	Bridge loans from this investor had an aggregate principal amount of $2,500,000. At the Closing of the Business Combination, the investor received a cash payment of $293,500, consisting of $250,000 in minimum 10% interest and $43,500 in principal repayment. In addition, the investor received 614,125 shares of Common Stock in exchange for $2,456,500 of combined principal and accrued interest, based on a per share price of $4.00.

In connection with the bridge loan conversion, the Company derecognized a liability of $2,456,500 upon issuing 614,125 shares of Common Stock and recognized a total loss on debt extinguishment of $6,141,250, based on the fair value of the Common Stock at the Closing of $14.00 per share.

PIPE Investments

In connection with the Business Combination, the Company entered into a private investment in public equity (“PIPE”) financing agreement with certain accredited investors. Pursuant to the PIPE subscription agreements, these investors committed to purchase an aggregate of 2,709,411 shares of Common Stock at a price of $4.00 per share, for total gross proceeds of $10,837,643. The PIPE investment provided additional capital to support the Company’s post-closing operations and was consummated concurrently with the Closing of the Business Combination. Following table illustrates the breakdown of all PIPE investments.

PIPE	Effective Date	Amount	Shares
PIPE 1	6/16/2025	$2,814,500	703,625
PIPE 2	6/10/2025	1,000,000	250,000
PIPE 3	6/17/2025	7,023,143	1,755,786
Total PIPE		$10,837,643	2,709,411

Note 4 - Restatement and Reclassification of Prior Period Financial Statements

Based on an analysis of FASB ASC, ASC 250-Accounting Changes and Error Corrections, Staff Accounting Bulletin 99, Materiality, and Staff Accounting Bulletin 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, the Company determined these errors were material to the previously issued interim financial statements and as such a restatement was necessary.

For the three and nine months ended September 30, 2024, the Company revised its expense presentation by reallocating certain amounts previously reported under cost of goods sold to general and administrative, research and development, and sales and marketing expenses to better reflect the nature of the underlying costs. In addition, certain expenses were reclassified among these operating expense categories. These revisions had no effect on total revenue, loss from operations, net loss, or shareholders’ equity (deficit) for any period presented. The impact of these reclassifications and restatements on the Company’s condensed consolidated statements of operations for the three and nine months ended September 30, 2024, is shown below:

	For the three months ended September 30, 2024
	As previously reported	Reclassification	Restatement	As adjusted
Revenue	$81,636	$-	-	$81,636
Cost of goods sold	145,201	-	(137,204)	7,997
Gross profit	$(63,565)	$-	$137,204	$73,639
Operating expenses:
General and administrative expenses	1,039,092	(532,305)	99	506,886
Research and development expenses	157,741	-	28,937	186,678
Sales and marketing	633,570	(103,154)	108,168	638,584
Acquisition and integration	-	635,459	-	635,459
Depreciation and amortization	-	-	-	-
Total operating expenses	1,830,403	-	137,204	1,967,607
Loss from operations	$(1,893,968)	$-	$-	$(1,893,968)

	For the nine months ended September 30, 2024
	As previously reported	Reclassification	Restatement	As adjusted
Revenue	$183,631	$-	$-	$183,631
Cost of goods sold	155,210	-	(137,204)	18,006
Gross profit	$28,421	$-	$137,204	$165,625
Operating expenses:
General and administrative expenses	2,462,469	(1,398,008)	99	1,064,461
Research and development expenses	431,054	-	28,937	459,991
Sales and marketing	1,758,156	(103,154)	108,168	1,763,170
Acquisition and integration	-	1,501,261	-	1,501,261
Depreciation and amortization	-	-	-	-
Total operating expenses	4,651,679	-	137,204	4,788,883
Loss from operations	$(4,623,258)	$-	$-	$(4,623,258)

Out of Period Adjustment

During the three months ended September 30, 2025, the Company identified an error in its previously issued financial statements that was corrected through an out of period adjustment in the condensed financial statements as of and for the three and nine months ended September 30, 2025.  The error related to non-redemption compensation incurred during the three months ended June 30, 2025 that was not recorded in that quarter.  As a result, the Company recorded an out of period adjustment in the amount of approximately $561,000 in the quarter ended September 30, 2025. The Company assessed this out of period adjustment both quantitatively and qualitatively and concluded the error was immaterial.

Note 5 - Concentrations

Concentration of Credit Risk Arising From Cash Deposits in Excess of Insured Limits

The Company maintains a cash balance with a U.S. financial institution, in which the balance exceeds the FDIC insured limit of $250,000. As of September 30, 2025 and December 31, 2024, the Company’s cash balance held at the financial institution exceeded the FDIC limit. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Significant Customers

A significant customer is defined as one that accounts for at least 10% of the Company’s revenue. For the three months ended September 30, 2025, sales to three customers accounted for 100% of total revenues, of which one customer contributed approximately 86% and the other customer contributed approximately 12%. For the nine months ended September 30, 2025, sales to three customers accounted for 100% of total revenues, of which one customer contributed approximately 90%. For the three months ended September 30, 2024, sales to three customers accounted for 100% of total revenues, of which one customer contributed approximately 86%. For the nine months ended September 30, 2024, sales to four customers accounted for 100% of total revenues, of which one customer contributed approximately 53% and another contributed approximately 38%.

As of September 30, 2025, the Company’s accounts receivable balance was concentrated among two customers. One customer accounted for approximately 90% of total accounts receivable, and another customer represented approximately 10%. As of September 30, 2024, the Company’s accounts receivable balance was concentrated among three customers. One customer accounted for approximately 75% of total accounts receivable, and another customer represented approximately 24%. The Company monitors the creditworthiness of its customers on an ongoing basis and believes that its credit risk is limited due to the financial strength and payment history of these customers. Management does not expect any material losses from these receivable concentrations and has not recorded an allowance for doubtful accounts, as all receivables are considered highly collectible.

Note 6 – Property and Equipment

Property and equipment, net, as of September 30, 2025 and December 31, 2024, consisted of the following:

	Estimated useful life	September 30, 2025	December 31, 2024
Equipment	5 years	495,010	11,286
Less: Accumulated depreciation and amortization		(16,839)	-
Property and equipment, net		478,171	11,286

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Depreciation expense	$11,738	$-	$16,839	$-

Note 7 - Capitalized Software Development Costs

The Company capitalizes eligible costs incurred in the development of internal-use software during the application development stage, in accordance with ASC 350-40, Internal-Use Software. Capitalized software development costs include direct labor, third-party services, and other direct costs associated with the development of new software or significant upgrades and enhancements to existing software. Costs incurred during the preliminary project stage and post-implementation/operational stage are expensed as incurred. Capitalized software development costs are amortized on a straight-line basis over the estimated useful life of the software, which is typically three to five years. The Company reviews the carrying value of capitalized software for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable.

The Company capitalized software development costs of $2,660,194 and $1,761,396 as of September 30, 2025 and December 31, 2024, respectively.

For the three and nine months ended September 30, 2025 and 2024, there was no amortization expense recorded on capitalized software development costs as the software was not substantially complete and ready for its intended use.

Note 8 - SAFE Agreements and Fair Value Measurements

Prior to the Closing, SEE ID had issued Simple Agreements for Future Equity (the “SAFE agreements”) to investors for proceeds totaling $8,480,217. Under the terms of these SAFE agreements, which had stated discount rates ranging from 67% to 80%, the following would happen upon the occurrence of these events (all capitalized terms are as defined in the SAFE agreements):

a)	Equity Financing - the SAFE agreements will automatically convert into the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Discount Price with certain SAFE agreements subject to a post-money valuation cap of $30,000,000.

b)	Liquidity Event - the SAFE agreements will automatically be entitled to receive a portion of Proceeds, due and payable to the Investor immediately prior to, or concurrent with, the consumption of such Liquidity Event, equal to the greater of (i) the Purchase Amount (the “Cash-Out Amount”) or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price.

c)	Dissolution Event - the Investor will automatically be entitled to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.

In accordance with FASB ASC 815-40, Contracts in Entity’s Own Equity, the Company determined that the SAFE agreements represented freestanding financial instruments and, accordingly, classified them as derivative liabilities in the accompanying condensed consolidated balance sheets. The SAFE agreements were carried at estimated fair value, which was determined by the Company via a probability-weighted expected return method.

The Business Combination, which closed on June 18, 2025, as described in Note 3, qualified as an “Equity Financing” under the terms of the Company’s SAFE agreements. As a result, all outstanding SAFE notes were converted into 2,909,057 shares of Common Stock. The Company recognized a fair value change in the SAFE notes of $17,368,415, based on the fair value of the Common Stock at Closing of $14.00 per share. Accordingly, no SAFE notes remained outstanding as of September 30, 2025.

For the three and nine months ended September 30, 2025 and 2024, the SAFE note activity was as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
SAFE agreements at fair value, beginning of period	$-	$21,200,160	$23,334,626	$4,602,950
SAFE agreements issued for cash	-	700,000	23,752	3,834,500
Change in fair value	-	764,446	17,368,415	14,227,156
SAFE notes converted into shares	-	-	(40,726,793)	-
SAFE agreements at fair value, end of period	$-	$22,664,606	$-	$22,664,606

Derivative Instruments: Derivative instruments that are not traded on an exchange are valued using conventional calculations/models that are primarily based on unobservable inputs such as private company unit price and volatilities, and therefore, such derivative instruments are included in Level 3.

Upon the completion of the Business Combination, all outstanding derivatives were converted into shares of the Company’s Common Stock. The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2025	December 31, 2024
Derivative liabilities	3	$-	$23,334,626

Note 9 - Equity Line of Credit:

As part of its funding efforts, on June 18, 2025, the Company entered into a Standby Equity Purchase Agreement (“SEPA”) with New Circle Principal Investment LLC (“New Circle”), which provides the Company the right, but not the obligation, to direct New Circle from time to time to purchase up to $50 million of the Company’s Common Shares during the commitment period ending June 18, 2028, at a discount of the volume-weighted average price (VWAP) over a defined pricing period. Under the SEPA, the Company may sell shares to New Circle at a price based on either: option 1 – 97% of the lowest daily VWAP over the three trading days following the purchase notice, or option 2 – the greater of 85% of the VWAP or the lowest sale price on a specific trading day determined by the timing of the notice.

The Company had the option to satisfy the $350,000 commitment fee under the SEPA through the issuance of a variable number of shares of Common Stock or by payment in cash. On September 24, 2025, the Company paid the commitment fee through the issuance of 106,383 shares of Common Stock, valued at $3.29 per share, which was determined based on the closing price of the Common Stock on September 18, 2025, the date the Form S-1 was declared effective by the SEC. The commitment fee of $350,000 was expensed in September 2025.

Before the Company elects to sell shares by issuing a purchase notice, the SEPA represents a purchased put option on the Company’s equity. Once the Company delivers a purchase notice under the SEPA, the related number of shares to be issued constitutes a forward contract to issue Common Stock. As the feature is embedded in an equity host, meets the definition of a derivative, and does not qualify for the equity scope exception under ASC 815 Derivatives and Hedging, it must be bifurcated and accounted for separately as a derivative asset or liability, depending on changes in the underlying stock price relative to the pegged discounted VWAP. The derivative is measured at fair value, with changes in fair value recognized in net loss. The fair value of the purchased put option was determined to be de minimis as of September 30, 2025, and therefore was not recorded on the Company’s balance sheet as of that date.

No purchase notices were issued during the three and nine months ended September 30, 2025. On October 13, 2025, the Company issued a purchase notice to sell 30,000 shares of its Common Stock. The purchase price was settled at $2.6172 per share, resulting in total cash proceeds of $78,516.

Note 10 – Shareholders’ Equity

Reverse Recapitalization

As described in Note 3, Business Combination and Reverse Recapitalization, all historical equity data, including stock option data, in these unaudited condensed consolidated financial statements has been retrospectively adjusted by the Exchange Ratio to reflect the reverse recapitalization that occurred on June 18, 2025.

Common Stock

As of September 30, 2025, the Company had authorized 300,000,000 shares of Common Stock, par value $0.0001 per share. As of September 30, 2025, 27,743,322 shares of Common Stock were issued and outstanding, and 272,256,678 shares of Common Stock were reserved for future issuance.

Note 11 - Equity Incentive Plan

In January 2021, the Company adopted the 2021 Equity Inventive Plan (the “Incentive Plan”), which provides for grants of awards in the form of incentive stock options, non-qualified stock options, and restricted stock awards to selected employees, directors, and independent contractors of the Company and its affiliates, as defined in the Incentive Plan. The aggregate number of shares of the Company’s Common Stock that may be issued under the Incentive Plan shall not exceed 4,672,506. The purpose of the Incentive Plan is to encourage and enable selected participants to acquire or to increase their holdings of the Company’s Common Stock and other equity-based interests in the Company in order to promote a closer identification of their interests with those of the Company and its stockholders. The Incentive Plan is administered by the Company’s Board of Directors, which determines the people to whom awards will be granted, the type of awards to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Incentive Plan.

Stock Options

Stock option activity for the nine months ended September 30, 2025 is as follows:

	Shares	Weighted-Average Exercise Price	Weighted- Average Remaining Contractual Life (in years)
Options outstanding as of December 31, 2024	2,032,521	$0.1151	6.22
Options granted	-	-	-
Options exercised	-	-	-
Options cancelled	(170,715)	0.1759	n/a
Options outstanding as of September 30, 2025	1,861,806	0.1095	5.91
Total vested as of September 30, 2025	1,797,840	$0.1008	6.08

For the three and nine months ended September 30, 2025, the Company recognized share-based compensation expense relating to stock options totaling $9,120 and $28,862, respectively. For the three and nine months ended September 30, 2024, the Company recognized share-based compensation relating to stock options totaling $8,778 and $80,372, respectively. Share-based compensation expense relating to stock options is included in “General and administrative” in the accompanying condensed consolidated statements of operations.

As of September 30, 2025, there was a total of approximately $14,493 of unrecognized share-based compensation cost relating to outstanding stock options, which is expected to be recognized over a weighted-average period of 0.55 years.

Restricted Stock Awards

For the three and nine months ended September 30, 2025 and 2024, the Company did not grant any restricted stock awards.

As of September 30, 2025 and December 31, 2024, there were no unvested restricted stock awards.

For the three and nine months ended September 30, 2025, the Company did not recognize any share-based compensation relating to restricted stock awards. For the three and nine months ended September 30, 2024, the Company recognized share-based compensation relating to restricted stock awards totaling $5,755 and $106,629, respectively. Share-based compensation relating to restricted stock awards is included in “General and administrative” in the accompanying consolidated statements of operations.

As of September 30, 2025, there were no unrecognized share-based compensation costs relating to restricted stock awards.

Note 12 - Net Loss Per Share

Earnings per share accounting requires the presentation of both basic and diluted earnings per share on the face of the statements of operations. The Company’s basic net loss per share is computed by dividing net loss by the weighted-average number of shares of Common Stock outstanding for the period. If there are dilutive securities, diluted income per share is computed by including Common Stock equivalents which includes shares issuable upon the exercise of stock options into common shares, using the treasury stock method. In periods for which the Company reports a net loss, the Common Stock equivalents are not included, as they would be anti-dilutive.

For the nine months ended September 30, 2025 and 2024, shares of Common Stock underlying stock options totaling 1,861,806 and 2,032,521, respectively, and no unvested restricted stock awards, were excluded from the calculation of diluted net loss per share because they were antidilutive. In addition, 15,654,983 warrants outstanding as of September 30, 2025 were out of the money and also excluded from the calculation of diluted net loss per share for being antidilutive.

Restricted stock awards can be issued to directors, executives or employees of the Company and are subject to time-based vesting. These unvested shares are excluded from the computation of basic loss per share as these shares are not considered outstanding until vested.

Note 13 - Leases

In June 2024, the Company entered into a non-cancelable operating lease agreement for a facility in Bethesda, Maryland. This lease commenced on July 1, 2024, has a term of 63 months, and has an initial base rent of approximately $7,000 that increases annually by three percent. Under the terms of this lease, the Company is also responsible for their proportionate share of expenses associated with the facility and its premises.

In January 2025, the Company entered into a noncancelable operating lease agreement with an unrelated third-party for a 16,000 square foot facility in Puerto Rico. This lease commenced on February 1, 2025 on a month-to-month basis and became a long-term lease with an initial term of 5 years on June 1, 2025. The initial base rent is $7.00 per square foot, or $9,333 per month, for the first two years, increasing to $7.50 per square foot for the third year and increases by 3% annually thereafter. Under the terms of this lease, the Company is also responsible for their own utilities and a proportionate share of the operating expenses of the premises, not to exceed $3.25 per square foot.

The components of lease expense were as follows for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Operating lease cost	$51,298	$21,553	$104,319	$21,553
Other short-term lease cost	22,170	6,228	93,516	16,879
Total lease cost	$73,468	$27,781	$197,835	$38,432

The following table summarizes the operating lease asset and liabilities recorded as of September 30, 2025 and December 31, 2024:

	September 30, 2025	December 31, 2024
Operating lease right-of-use asset, gross	$824,314	$331,478
Accumulated amortization	(88,443)	(23,586)
Operating lease right-of-use asset, net	735,871	307,892

Short-term operating lease liabilities	135,976	36,225
Long-term operating lease liabilities	614,126	265,413
Total operating lease liabilities	$750,102	$301,638

Weighted average operating lease term	4.37 years	4.75 years
Weighted average operating lease discount rate	9.50%	11.83%

The following table summarizes future minimum lease commitments as of September 30, 2025:

Year ending December 31,	Operating Leases
2025 (remaining 3 months)	$49,789
2026	200,462
2027	207,783
2028	215,950
2029	197,905
Thereafter	42,436
Total lease payments	914,325
Less: imputed interest	(164,223)
Present value of lease liabilities	$750,102

Note 14 - Related Party Transactions

The Company had entered into SAFE agreements with Charles Maddox, the Chief Financial Officer and a stockholder, for proceeds totaling $28,833. On June 18, 2025, in connection with the Business Combination, these SAFE agreements converted into 2,156 Common Stock of the Company.

In August 2024, the Company entered into a $1,500,000 purchase order with Pope Technologies LLC for certain products, hardware, installation, programming, subscription, and training services. As of December 31, 2024, $750,000 had been received and recorded as deferred revenue in the accompanying condensed consolidated balance sheets. During the three and nine months ended September 30, 2025, the Company delivered a portion of the products and recognized $24,750 of revenue from the deferred revenue balance. Pope Technologies LLC is owned by a director of the Company.

Effective January 1, 2022, the Company entered into a customer agreement with PRB Transportation, LLC, a related party owned in part by Charles Maddox, the Company’s Chief Financial Officer and a stockholder, and Jeff Andersen, a stockholder. Revenues recognized from this agreement totaled $11,737 and $3,445 for the three months ended September 30, 2025 and 2024, respectively, and $20,328 and $11,978 for the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, amounts outstanding under this agreement were $0 and $1,164, respectively, and are included in “Accounts receivable” on the accompanying condensed consolidated balance sheets.

Beginning on August 1, 2024, the Company began subleasing an office/warehouse space in Las Vegas, Nevada from Pope Technologies LLC. The term of this sublease is for one year and the rent is $1,280 per month. Pope Technologies LLC is owned by a director of the Company. The rent expense was $16,170 and $23,850 for the three and nine months ended September 30, 2025, respectively. In September 2025, the Company paid a one-time fee of $13,610 to terminate the lease. The lease was terminated as of September 30, 2025.

Beginning on March 1, 2024, the Company began subleasing an office space in Campo Alegre Manati, Puerto Rico from Enzymatic Holdings Corp. The term of this sublease was for one year and the rent was $1,167 per month, plus a one-third share of the cost of utilities. Enzymatic Holdings Corp., LLC is owned, in part, by certain stockholders of the Company. This lease terminated on February 28, 2025, and was not renewed. The rent expense was $0 and $2,334 for the three and nine months ended September 30, 2025, respectively. For the three and nine months ended September 30, 2024, the rent expense was $3,501 and $8,169, respectively.

Beginning on February 1, 2025, the Company began subleasing an office space in Barceloneta, Puerto Rico from Cruce Davila Development, LLC. The term of this sublease was month-to-month, and the rent was $12,333 per month. This lease ended on May 31, 2025. On June 1, 2025, the Company renewed the lease for a five-year term, which was recognized as a right-of-use asset with corresponding short-term and long-term lease liabilities in the Company’s financial statements as of that date. The rent expense for the short-term lease expense was $0 and $49,332 for the three and nine months ended September 30, 2025, respectively.

Note 15 – Accrued Expenses

Accrued expenses as of September 30, 2025 and December 31, 2024, consisted of the following:

	September 30, 2025	December 31, 2024
Transaction costs accrued for Cohen Capital Market	$1,003,500	$-
Board of directors’ fees	70,000	-
Credit card expense accrual	37,676	24,219
Other month-end liability accrual	8,632	-
Total accrued expenses	$1,119,808	$24,219

Note 16 – Commitment and Contingencies

On May 22, 2025, the Company terminated the employment of one of its founders, who also served as the Customer Experience Officer. The former employee did not execute the termination agreement prior to its expiration during the third quarter and has subsequently filed a lawsuit against the Company on September 8, 2025. In response, the Company filed a motion to dismiss several causes of action on October 23, 2025. The Company has requested that the court dismiss all claims in their entirety. The former employee holds 5,000,260 shares of the Company’s Common Stock. In connection with the expiration of the termination agreement during the third quarter, 170,715 stock options that were exercisable at $0.176 per share after applying the 8.1% stock option conversion ratio to the original exercise price of $0.0143 per share were forfeited. The outcome of this legal matter is not known or probable at this time, therefore, no amounts have been accrued for a settlement.

In addition to the matters described above, in the ordinary course of business, the Company may become subject to litigation, claims, and regulatory matters. Although it is not feasible to predict the outcome of these matters, the Company believes, unless otherwise indicated below, given the information currently available, that the ultimate resolution of any particular matter, or matters that have the same legal or factual issues, will not have a material adverse effect on its financial condition, results of operations and cash flows.

Note 17 - Segment Reporting

The Company operates a single reportable segment, which generates revenue primarily from delivering feasibility study reports that help customers understand how data-driven tracking can enhance their business operations. This segment also encompasses exclusivity arrangements with resellers, providing them protection from competitive sales. The focus on this segment reflects the Company’s strategy to leverage its data-driven insights and reseller partnerships to expand market reach and drive sustainable growth.

The Company’s chief operating decision-makers (the “CODM”), which are the Company’s Chief Executive Officer and Chief Financial Officer, assess performance for the reportable segment and decide how to allocate resources using net income as the primary measure of profitability. The CODM are not regularly provided with specific segment expenses, but focus on revenue, gross profit, and net income/loss. Expense information, including cost of goods sold, can be easily computed from the information provided. This segment’s measures of profitability are shown in the condensed consolidated statements of operations. The measure of segment assets is reported on the condensed consolidated balance sheets as total assets.

Note 18 – Income Taxes

For the three and nine months ended September 30, 2025 and 2024, the Company recorded no income tax expense or benefit due to pre-tax book losses. The Company’s effective tax rate for these periods was 0%, which differs from the statutory federal rate primarily due to the Company’s pre-tax losses that generate deferred tax assets (DTAs) related to net operating loss (NOL) carryforwards. Based on the weight of available evidence, including its cumulative history of operating losses, management has determined that it is more likely than not that these deferred tax assets will not be realized, and therefore continues to maintain a full valuation allowance as of September 30, 2025. As a result, the Company expects to maintain a full valuation allowance for the entire fiscal year, and its estimated annual effective tax rate for 2025 remains 0%. The Company’s deferred tax assets, net of the valuation allowance, were $0 as of September 30, 2025.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was signed into law in the U.S., which contains a broad range of tax reform provisions affecting businesses. The Company is evaluating the full effects of the legislation on the Company, including the Company’s cash tax position, but the Company expects that the legislation will not have a material impact on the Company’s financial statements. As the legislation was signed into law after the second quarter, the financial impacts are not included within the condensed consolidated statement of operations.

In connection with the Business Combination, the Company assumed an excise tax liability of $3,905,240 and a franchise tax liability of $8,428, both of which were incurred prior to the Closing and were recorded as assumed obligations from the reverse recapitalization transaction. Accordingly, the Company recorded a total accrued tax liability of $3,913,668 related to the Business Combination. As of September 30, 2025, the Company also recorded a $1,977 sales tax receivable under other current assets account.

The Company is subject to taxation in the U.S. and various state jurisdictions. The Company is not subject to taxation in foreign countries. The Company’s effective tax rate is calculated quarterly based upon current assumptions relating to the full year’s estimated operating results and various tax-related items. Each quarter, an estimate of the annual effective tax rate is updated should the Company revise its forecast of earnings based upon its operating results. If there is a change in the estimated effective annual tax rate, a cumulative adjustment is made. The Company’s effective tax rate was 0% for each of the three and nine months ended September 30, 2025 and 2024.

The difference between the effective tax rate of 0% and the U.S. federal statutory rate of 21% for each of the three and nine months ended September 30, 2025 and 2024 was primarily due to changes in deferred tax balances, fully offset by valuation allowances.

Note 19 - Subsequent Events

On October 13, 2025, in connection with the SEPA executed with New Circle on June 18, 2025, the Company issued a purchase notice to sell 30,000 shares of its Common Stock. The purchase price was settled at $2.6172 per share, resulting in total cash proceeds of $78,516.

On October 23, 2025, the Company filed a motion to dismiss several causes of action brought by the terminated founder employee, as disclosed in Note 15, Commitments and Contingencies, and requested that the court dismiss all claims filed against the Company in their entirety.

On October 24, 2025, the Company filed an action for declaratory relief against a former employee who was terminated under the terms of his employment. The filing seeks clarification regarding a dispute over alleged verbal claims related to salary increases and back pay for which no formal contractual agreements exist.

On October 27, 2025, the Company entered into a non-binding term sheet with an investment firm for the issuance of an $8 million secured promissory note with simple interest at 7% and a 24 month maturity from issuance.  The transaction is subject to the execution of a definitive agreement and will include additional terms.

SEE ID, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

SEE ID, INC. AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of SEE ID, Inc. dba Dot Ai

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SEE ID, Inc. dba Dot Ai (the “Company”) as of December 31, 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, and accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Berkowitz Pollack Brant Advisors + CPAs

We have served as the Company’s auditor since 2024.

New York, New York
June 25, 2025

Report of Independent Registered Public Accounting Firm

To the Board of Directors of SEE ID, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SEE ID, Inc. (the “Company”) as of December 31, 2023, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of a Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations and an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Wolf & Company, P.C.

We have served as the Company’s auditor since 2023.

Boston, Massachusetts

May 15, 2024, except for Note 10, as to which the date is July 1, 2024

SEE ID, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$721,032	$605,760
Accounts receivable	50,264	4,778
Inventory	65,248	-
Advances to supplier	33,576	-
Prepaid expenses	133,975	155,845
Total current assets	1,004,095	766,383

Noncurrent assets:
Right-of-use asset - operating lease	307,892	-
Capitalized software development costs	1,761,396	927,176
Other noncurrent assets	23,389	-
Total other assets	2,092,677	927,176
Total assets	$3,096,772	$1,693,559

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	December 31,
	2024	2023
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$770,276	$1,734
Accrued expenses	24,219	23,505
Payroll liabilities	246,720	18,868
Deferred revenue, current portion	1,142,643	-
Lease liability, current portion	36,225	-
Total current liabilities	2,220,083	44,107

Long-term liabilities:
SAFE agreements	23,334,626	4,602,950
Deferred revenue, net of current portion	1,570,572	-
Lease liability, net of current portion	265,413	-
Total long-term liabilities	25,170,611	4,602,950
Total liabilities	27,390,694	4,647,057
Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 108,975,000 shares issued and outstanding at December 31, 2024 and 2023	108,975	108,975
Additional paid-in capital	330,366	133,360
Accumulated deficit	(24,733,263)	(3,195,833)
Total stockholders’ deficit	(24,293,922)	(2,953,498)
Total liabilities and stockholders’ deficit	$3,096,772	$1,693,559

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Statements of Operations

	For the year ended December 31,
	2024	2023
Sales	$172,661	$439,640
Cost of sales	343,889	86,888
Gross profit (loss)	(171,228)	352,752

Operating expenses:
General and administrative	3,588,548	742,041
Sales and marketing	2,524,930	449,936
Research and development	759,967	837,453
Total operating expenses	6,873,445	2,029,430
Loss from operations	(7,044,673)	(1,676,678)

Other expense:
Change in fair value of SAFE agreements	14,492,176	263,239

Net loss before provision for income taxes	(21,536,849)	(1,939,917)
Provision for income taxes	581	-
Net loss	$(21,537,430)	$(1,939,917)

Net loss per share:
Basic and diluted	$(0.20)	$(0.02)

Weighted-average number of shares:
Basic and diluted	108,203,788	95,983,188

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Deficit

For the Years Ended December 31, 2024 and 2023

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances at January 1, 2023	108,975,000	$108,975	$71,543	$(1,255,916)	$(1,075,398)
Stock-based compensation	-	-	61,817	-	61,817
Net loss	-	-	-	(1,939,917)	(1,939,917)
Balances at December 31, 2023	108,975,000	108,975	133,360	(3,195,833)	(2,953,498)
Stock-based compensation	-	-	197,006	-	197,006
Net loss	-	-	-	(21,537,430)	(21,537,430)
Balances at December 31, 2024	108,975,000	$108,975	$330,366	$(24,733,263)	$(24,293,922)

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(21,537,430)	$(1,939,917)
Adjustments to reconcile net loss to net cash used by operating activities:
Change in fair value of SAFE agreements	14,492,176	263,239
Stock-based compensation	197,006	61,817
Amortization of right-of-use asset	23,586	-
Operating lease payments	14,103	-
Changes in operating assets and liabilities:
Accounts receivable	(45,486)	108,008
Inventory	(65,248)	-
Advances to supplier	(33,576)	-
Prepaid expenses	21,870	(155,323)
Other noncurrent assets	(23,389)	-
Accounts payable	768,542	(10,707)
Accrued expenses	714	20,207
Payroll liabilities	227,852	(15,827)
Deferred revenue	2,713,215	-
Lease liabilities	(43,943)	-
Total adjustments	18,247,422	271,414
Net cash used by operating activities	(3,290,008)	(1,668,503)

Cash flows used by investing activities:
Capitalized software development costs	(834,220)	(672,319)

Cash flows provided by financing activities:
Proceeds from issuance of SAFE agreements	4,239,500	2,120,000

Net increase (decrease) in cash	115,272	(220,822)
Cash, beginning of year	605,760	826,582
Cash, end of year	$721,032	$605,760

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1 - Organization and Description of the Business

Nature of Operations:

SEE ID, Inc. dba Dot AI (“SEE ID”) was incorporated in the state of Nevada on December 8, 2020 to help businesses transform their operations by optimizing safety, security and efficiency of operations through real-time tracking of resources. Through SEE ID’s extensive research and development initiatives, SEE ID’s main focus includes areas such as Industrial IoT, Indoor and Outdoor tracking with seamless transitions, Passive RFID (including Bluetooth and 5G), Collision Avoidance, real-time locating systems, Dolly Management, and related supported software applications.

SEE ID is the developer of an asset tracking platform intended to push the limits of real-time precision-based location technology. SEE ID’s platform leverages the technologies, including the patented passive and active RFID tracking solutions, low power edge camera platforms utilizing artificial intelligence, enabling users to give accuracy to have in transit visibility of their material flow. Through its technological solutions, SEE ID serves multiple industries including aviation, construction, delivery, military, mining, retail, sea ports, medical logistics, warehousing and manufacturing.

SEE ID’s corporate headquarters is in Las Vegas, Nevada and SEE ID has offices in Massachusetts and Maryland.

In July 2024, SEE ID incorporated Dot Works, Inc. (“Dot Works”), a Puerto Rico corporation, as a wholly-owned subsidiary Dot Works, based in Puerto Rico, serves as the primary manufacturing facility for Dot Ai, producing smart hardware devices and embedded technology components used in AI-driven enterprise solutions (ZIM Bridges and Smart Industrial TAGS). Activities include assembly, quality control, and packaging of proprietary systems.

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of SEE ID and its wholly-owned subsidiary, Dot Works, which are collectively referred to as the “Company” in these consolidated financial statements. All intercompany balances and transactions have been eliminated upon consolidation.

Basis of Presentation:

The accompanying consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Going Concern:

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred net losses since its inception and at December 31, 2024 has an accumulated deficit of $24,733,263, cash of $721,032 and a working capital deficiency of $1,215,998. Management anticipates the Company will continue to incur operating losses for the foreseeable future. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital to fund its research and development (“R&D”) activities and meet its obligations on a timely basis; however, there can be no assurance that sufficient funding will be available to allow the Company to successfully continue its R&D activities and commercialize its products.

On March 18, 2024, the Company signed a business combination agreement with ShoulderUp Technology Acquisition Corp. (“SUTA”), a special-purpose acquisition company. The Company’s strategic plan includes its business combination with SUTA to assist the Company in its efforts to raise capital and grow its business.

If the Company is unable to obtain necessary funds through its business operations and the proceeds realized through a business combination, or any other form of capital financing, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties.

Risks and Uncertainties:

The Company’s industry is subject to rapid technological change. The introduction of new technologies will continue to have a significant effect on competitive conditions to which the Company is subject. Certain technologies and industry developments may negatively impact the Company’s ability to compete within certain industry segments. If the Company is unable to develop new solutions that provide utility to its customers and provide enhancements and new features for its existing solutions that keep pace with rapid technological and regulatory change, the Company’s revenues and results of operations could be adversely affected.

Since some of the inventory that the Company purchases includes components produced in foreign countries, the Company is subject to certain risks associated with tariffs on imports the government of the United States of America imposes, which could adversely impact the Company’s operations.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 2 - Summary of Significant Accounting Policies

Use of Estimates:

The preparation of the Company’s consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The Company believes judgment is involved in determining capitalized software development costs, the fair value of the SAFE agreements, useful lives of capitalized software development costs, stock-based compensation and the valuation allowance on deferred taxes. The Company bases these estimates on historical and anticipated results, trends, and various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ materially from those estimates and assumptions.

Accounts Receivable:

Accounts receivable are derived from customers located primarily in North America. The Company generally does not require collateral to support customer receivables.

Accounts receivable are reduced by an allowance for credit losses to reserve for potentially uncollectible amounts. The Company evaluates the collectability of its accounts receivable monthly and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for credit losses and deferred revenue, if any. The allowance for credit losses reflects the best estimate of probable losses. The Company writes off accounts receivable when they become uncollectible. No allowance for credit losses was necessary at December 31, 2024 and 2023.

Inventory:

Inventory consists of raw materials and is valued at the lower of cost or net realizable value (“NRV”), with cost determined by the first-in, first-out method. NRV is determined as the estimated selling price in the ordinary course of business less the estimated selling costs. Valuations are periodically performed by management, and a charge to operations is recorded if the carrying value of the item exceeds its estimated net realizable value. Management also periodically performs a valuation on allowance for excess and obsolete inventory. No valuation allowance was necessary at December 31, 2024 and 2023.

Advances to supplier are adjusted against the final amounts due upon shipment of the related products to the Company and are expected to be utilized within one year.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Prepaid Expenses:

Prepaid expenses are amounts paid to secure the use of assets or the receipt of services at a future date or continuously over one or more future periods. When the prepaid expenses are consumed, they are charged to expense.

Software Development Costs:

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350-40, Intangibles-Goodwill and Other-Internal-Use Software, the Company capitalizes software development costs incurred on new applications or enhancements to applications during the application development phase of software for internal use to provide services to customers. These capitalized costs include certain payroll and payroll-related costs for employees and costs for outside consultants who are directly associated with and who devote time to internal-use software projects. Costs incurred prior to the application development phase and after the market release are expensed as incurred.

Internal-use software is amortized on a straight-line basis over its estimated useful life from the date the project is substantially complete and ready for its intended use. The estimated useful life will be determined based on management’s judgment on how long the core technology and functionality serves internal needs and the customer base. Once projects are substantially complete, management will evaluate the useful lives of these assets and will test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. At December 31, 2024 and 2023, and for the years then ended, the Company was in the application development phase and as no projects have been substantially completed and ready for their intended use, no amortization was recorded during the years then ended.

Impairment of Long-Lived Assets:

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their fair value, which is normally determined through analysis of the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. At December 31, 2024 and 2023, and for the years then ended, no such indicators of impairment were identified, and accordingly, no impairment losses were recognized.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Leases:

The Company recognizes and measures its leases in accordance with FASB ASC 842, Leases (“ASC 842”). The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and a right-of-use (ROU) asset at the commencement date of each lease. The lease liability is initially and subsequently recognized based on the present value of the contract’s future lease payments.

Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. The discount rate is the implicit rate, if it is readily determinable, or the Company’s incremental borrowing rate. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment.

The Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease costs associated with its short-term leases on a straight-line basis over the lease term. When contracts contain lease and non-lease components, the Company accounts for each component separately.

Revenue Recognition:

The Company recognizes revenue in accordance with FASB ASC Topic 606, Revenue from Contracts with Customers. The Company primarily recognizes revenue from the delivery of subscription services and related professional services through a hosted cloud (SaaS) environment. Arrangements for services generally have terms of one year or less.

The subscription service revenue is recognized on a straight-line basis over the contract term. The Company determined a time-based approach is the most appropriate measure of progress because customers simultaneously receive and consume the benefits as they can access the cloud-based software under the contract terms. The Company’s subscription service arrangements are noncancelable and do not contain refund-type provisions. The Company also sells hardware related to its subscription service arrangements. These hardware components are highly integrated with the subscription service and together represent a single performance obligation. Revenues attributable to this combined performance obligation are recognized over time as the services are delivered.

The Company also provides professional services including onboarding (implementation) services, marketing services, and product consulting. These services were evaluated to be distinct and are treated as separate performance obligations from the subscription services. Revenue related to these services are recognized over time as services are performed.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Deferred revenue consists of payments received in advance of satisfaction of a performance obligation and is recognized as the performance obligations are satisfied.

Due to the Company being in the early stages of developing its software as a service (Saas) product, revenues were primarily related to the delivery of feasibility study reports to customers seeking to gain insight into how data driven tracking could improve their business, which is recognized upon acceptance of the feasibility report.

On November 11, 2024, the Company entered into a five-year exclusivity and licensing agreement with a customer. In consideration of the exclusive rights granted through this agreement, the customer made payments to the Company totaling $2,000,000 by December 31, 2024, $36,785 of which has been recognized as revenue during the year ended December 31, 2024, and with the remaining $1,963,215 included in “Deferred revenue” at December 31, 2024 in the accompanying consolidated balance sheets, which will be recognized as follows: $392,643 (2025), $392,643 (2026), $392,643 (2027), $392,643 (2028), and $392,643 (2029).

At December 31, 2024, the Company also had deferred revenue amounting to $750,000 for a prepayment from a customer for certain products, hardware, installation, programming, subscription, and training services, which the Company is in the process of fulfilling and expects to deliver entirely before December 31, 2025.

Stock-Based Compensation:

The Company applies FASB ASC 718, Stock Compensation, when recording stock-based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The assumptions used in the Black-Scholes valuation model are as follows:

Grant Price - The grant price of the issuances is determined based on the estimated fair value of the shares at the date of grant.

Risk-Free Interest Rate - The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at the time of grant.

Expected Lives - Due to the Company’s insufficient history of option activity, management utilizes the simplified approach to estimate the options’ expected term, which represents the period of time that options granted are expected to be outstanding.

Expected Volatility - Determined based on management’s estimate or historical volatilities of comparable companies.

Expected Dividend Yield - Based on current yield at the grant date or the average dividend yield over the historical period. The Company has never declared or paid dividends and has no plans to do so in the foreseeable future.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

The stock-based compensation expense is recognized on a straight-line basis based on the number of awards expected to vest over the requisite service period, and is adjusted to reflect those awards that do ultimately vest with the offsetting credit to additional paid-in capital. For further details regarding stock-based compensation, see Note 7.

Research and Development Costs:

Expenditures related to the research and development of new products and processes are expensed as incurred. Research and development expenses consist primarily of compensation costs and fees paid to consultants and other expenses relating to the development and testing of the Company’s products.

Advertising:

The Company expenses advertising costs as incurred. For the years ended December 31, 2024 and 2023, advertising expenses totaled $818,538 and $47,850, respectively.

Income Taxes:

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records a valuation allowance against deferred tax assets as deemed necessary.

The Company accounts for the uncertainty in income taxes as prescribed by the minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Fair Value of Financial Instruments:

FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Under the standard, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The three levels of the fair value hierarchy under ASC 820 are described as follows:

Level 1 - Pricing inputs are unadjusted quoted prices available in active markets for identical assets or liabilities at the reporting date.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets and liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these assets and liabilities.

Level 3 - Pricing inputs are unobservable, supported by little or no market activity, and reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

With the exception of the SAFE agreements, at December 31, 2024 and 2023, the fair value of all of the Company’s financial assets and liabilities approximate carrying value because of the short-term nature of these instruments. The SAFE agreements are carried at estimated fair value, determined by the Company using a probability weighted expected return method. The SAFE agreements are classified within Level 3 of the fair value hierarchy, since their fair values are determined using significant assumptions that are not observable in the market.

The method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants; however, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting dates.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Recently Issued Accounting Pronouncements:

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07 (“ASU 2023-07”), Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, to enhance disclosures about significant segment expenses for public entities reporting segment information under FASB ASC Topic 280. The amendments require public entities to disclose significant expense categories for each reportable segment, other segment items, the title and position of the chief financial decision-maker, and interim disclosures of certain segment-related information previously required only on an annual basis. The amendments clarify that entities reporting single segments must disclose both the new and existing segment disclosures under FASB ASC Topic 280, and a public entity is permitted to disclose multiple measures of segment profit or loss if certain criteria are met. This standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of ASU 2023-07 did not have a significant impact on the Company’s consolidated financial statements. See Note 13 for the required disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires entities to disclose additional information in specified categories in the reconciliation of the effective tax rate to the statutory rate for federal, state, and foreign income taxes. ASU 2023-09 also requires greater detail about individual reconciling items in the rate reconciliation to the extent the impact of those items exceeds a specified threshold and eliminates certain existing disclosures. In addition to new disclosures associated with the rate reconciliation, the standard requires information pertaining to taxes paid (net of refunds received) to be disaggregated for federal, state, and foreign taxes and further disaggregated for specific jurisdictions to the extent the related amounts exceed a quantitative threshold. This standard will be effective for annual periods in fiscal years beginning after December 15, 2024, and for interim periods for fiscal years beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively, and early adoption is permitted. The Company is continuing to assess the potential impacts of the standard, and it does not expect this pronouncement to have a material effect on its consolidated financial statements, other than the required changes to the income tax disclosures.

Management does not believe any other recently issued, but not yet effective, accounting standards could have a material effect on the Company’s consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 3 - Concentrations

Concentration of Credit Risk Arising From Cash Deposits in Excess of Insured Limits:

The Company maintains a cash balance with a U.S. financial institution, in which the balance exceeds the FDIC insured limit of $250,000. At December 31, 2024 and 2023, the Company’s cash balance held at this financial institution exceeded the FDIC limit. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Significant Customers:

A significant customer is defined as one from whom at least 10% of revenue is derived. For the year ended December 31, 2024, the Company had sales to three customers totaling approximately $154,000, which comprised approximately 89% of total revenues. For the year ended December 31, 2023, the Company had sales to two customers totaling approximately $361,000, which comprised approximately 82% of total revenues.

Significant Vendor:

Substantially all of the Company’s purchases during the year ended December 31, 2024 were from a single vendor that provides polycarbonate plastic casings for the Company’s hardware products. Alternative suppliers are available for these items and management believes the loss of this supplier would be unlikely to have a material impact on the Company’s operations or operating results.

Note 4 - Capitalized Software Development Costs

During the years ended December 31, 2024 and 2023, SEE ID capitalized software development costs totaling $834,220 and $672,319, respectively. For the years ended December 31, 2024 and 2023, there was no amortization expense recorded on capitalized software development costs as the software was not substantially complete and ready for its intended use, which management currently expects to occur in or before July 2025.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 5 - SAFE Agreements

At December 31, 2024 and 2023, SEE ID has issued Simple Agreements for Future Equity (the “SAFE agreements”) to investors for proceeds totaling $8,461,465 and $4,221,965, respectively. Under the terms of these SAFE agreements, which have stated discount rates which range from 67 - 80%, the following will happen upon the occurrence of these events (all capitalized terms are as defined in the SAFE agreements):

a) Equity Financing - the SAFE agreements will automatically convert into the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Discount Price with certain SAFE agreements subject to a post-money valuation cap of $30,000,000.

b) Liquidity Event - the SAFE agreements will automatically be entitled to receive a portion of Proceeds, due and payable to the investor immediately prior to, or concurrent with, the consummation of such Liquidity Event, equal to the greater of (i) the Purchase Amount (the “Cash-Out Amount”) or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price.

c) Dissolution Event - the Investor will automatically be entitled to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.

None of these events had occurred at December 31, 2024, and the SAFE agreements remained outstanding.

In accordance with FASB ASC 815-40, Contracts in Entity’s Own Equity, the Company determined the SAFE agreements are freestanding financial instruments and accordingly are classified as “liabilities” in the accompanying consolidated balance sheets. The SAFE agreements are carried at estimated fair value determined by the Company using a probability-weighted expected return method. During the years ended December 31, 2024 and 2023, SEE ID issued additional SAFE agreements to investors totaling $4,239,500 and $2,120,000, and the change in the fair value of the SAFE agreements was $14,492,176 and $263,239, respectively.

SAFE agreements activity for the years ended December 31, 2024 and 2023 is as follows:

	2024	2023
SAFE agreements at fair value, beginning of year	$4,602,950	$2,219,711
Plus: SAFE agreements issued for cash	4,239,500	2,120,000
Plus: Change in fair value	14,492,176	263,239
SAFE agreements at fair value, end of year	$23,334,626	$4,602,950

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 6 - Common Stock

SEE ID is authorized to issue 200,000,000 shares of common stock at $0.001 par value, comprised of (i) 165,000,000 shares of Class A Common Stock (voting) and (ii) 35,000,000 shares of Class B Common Stock (non-voting).

At December 31, 2024 and 2023, SEE ID had 108,975,000 shares of Class A Common Stock issued and outstanding.

Note 7 - Equity Incentive Plan

In January 2021, SEE ID adopted the 2021 Equity Inventive Plan (the “Plan”), which provides for grants of awards in the form of incentive stock options, nonqualified stock options, and restricted stock awards to selected employees, directors, and independent contractors of the Company and its affiliates, as defined in the Plan. The aggregate number of shares of SEE ID’s common stock that may be issued under the Plan shall not exceed 57,477,460. The purpose of the Plan is to encourage and enable selected participants to acquire or to increase their holdings of SEE ID’s common stock in order to promote a closer identification of their interests with those of the Company and its stockholders. The Plan is administered by the Company’s Board of Directors, which determines the persons to whom awards will be granted, the type of awards to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Plan.

Stock Options:

During the year ended December 31, 2024, SEE ID granted stock options to purchase 86,700 shares of its common stock at an exercise price of $0.70 per share, which all have a ten-year life and vest ratably over the 18 months following the date of grant. The fair value of the stock options granted during the year ended December 31, 2024, was determined to be approximately $44,000 on the date of grant using the Black-Scholes option-pricing model, with the following assumptions:

Expected life (in years)	5.75
Average volatility	85%
Risk-free rates	4.13%
Expected dividend rate	-
Weighted-average grant date calculated fair value	$0.51

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Stock option activity for the years ended December 31, 2024 and 2023, is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (in years)
Options outstanding at January 1, 2023	13,060,760	$0.010	9.34
Options granted	400,000	$0.010
Options exercised	-
Options cancelled	-
Options outstanding at December 31, 2023	13,460,760	$0.010	8.29
Adjustment to options outstanding*	11,455,000	$0.003
Options granted	86,700	$0.70
Options exercised	-
Options cancelled	-
Options outstanding at December 31, 2024	25,002,460	$0.009	6.22
Vested (i.e., exercisable) at December 31, 2024	22,615,760	$0.006	6.63

*	This represents stock options for common stock awards issued prior to January 1, 2024 that were incorrectly excluded from the total number of stock options for common stock outstanding at December 31, 2023. The related stock-based compensation that should have been recorded in the prior periods was immaterial to the overall consolidated financial statements for the years ended December 31, 2023 and 2022. SEE ID recorded the catch-up stock-based compensation of approximately $63,000 on January 1, 2024.

During the year ended December 31, 2024, SEE ID recognized stock-based compensation relating to stock options totaling $90,377, which is included in “General and administrative” in the accompanying consolidated statements of operations. During the year ended December 31, 2023, SEE ID did not recognize any stock-based compensation relating to stock options.

At December 31, 2024, there was a total of approximately $47,000 of unrecognized stock-based compensation cost relating to outstanding stock options, which is expected to be recognized over a weighted-average period of 1.25 years.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Restricted Stock Awards:

At December 31, 2024, the outstanding restricted stock awards amounted to 32,475,000 shares of SEE ID’s common stock and includes restricted stock awards for 16,537,500 shares of common stock issued prior to January 1, 2024 that were incorrectly excluded from the total number of restricted stock awards for common stock outstanding at December 31, 2023. The related stock-based compensation that should have been recorded in the prior periods was immaterial to the overall consolidated financial statements for the years ended December 31, 2023 and 2022. SEE ID recorded the catch-up stock-based compensation of approximately $66,000 on January 1, 2024.

During the years ended December 31, 2024 and 2023, SEE ID did not grant any restricted stock awards.

In December 2020 and August 2021, the Company granted restricted stock awards of 15,937,500 shares of the Company’s common stock to each its chief financial officer (“CFO”) and chief executive officer (“CEO”), respectively (collectively referred to as the “Awards”). The Awards included vesting conditions with provisions that were considered “performance conditions” under FASB ASC 718, Stock Compensation, that management concluded were probable to occur at the time of grant. The fair value of each of the Awards was determined to be approximately $67,000 (subsequently adjusted, as discussed above) on the date of grant based on the estimated fair value of the Company’s common stock at that time and was being recognized in equal monthly amounts through the date the vesting conditions were expected to be achieved. In December 2023, the Company’s board of directors approved the removal of the performance condition portion of the vesting conditions included in the Awards. As a result of this modification to the Awards, the restricted stock awarded to the CFO became fully vested at the date of the modification date and the restricted stock awarded to the CEO will become fully vested under the timing vesting condition noted in their original agreement (i.e., the third anniversary of the grant date, or August 1, 2024).

At December 31, 2024 and 2023, unvested restricted stock awards granted amounted to zero and 3,115,625, respectively.

During the years ended December 31, 2024 and 2023, SEE ID recognized stock-based compensation relating to restricted stock awards totaling $106,629 and $61,817, respectively. Stock-based compensation relating to restricted stock awards is included in “General and administrative” in the accompanying consolidated statements of operations.

At December 31, 2024, there was no unrecognized stock-based compensation costs relating to restricted stock awards.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 8 - Income Taxes

Income tax expense (benefit) consisted of the following for the years ended December 31:

	2024	2023
Current tax expense:
Federal	$-	$-
State	581	-
Foreign	-	-
Current provision for income taxes	$581	$-
Deferred taxes:
Federal	$4,045,818	$397,951
State	105,464	27,676
Foreign	10,338	-
Change in valuation allowance	(4,161,621)	(425,627)
Deferred provision for income taxes	$-	$-
Net income tax expense	$581	$-

The tax effects of temporary differences that give rise to significant portions of the deferred taxes consist of the following at December 31:

	2024	2023
Deferred tax asset (liability):
Accrual to cash adjustment	$729,287	$-
Charitable contributions	1,618	109
Change in fair value of SAFE agreements	3,106,508	-
R&D expenditures	359,433	255,835
R&D tax credit carryovers	239,142	43,669
Right-of-use asset	(65,999)	-
Lease liability	56,893	-
Stock options	55,481	-
Federal net operating loss carryforwards	304,628	343,123
Foreign net operating loss carryforwards	10,338	-
State net operating loss carryforwards	7,028	-
Valuation allowance	(4,804,357)	(642,736)
Net deferred taxes	$-	$-

At December 31, 2024 and 2023, the Company had available net research and development tax credit carryforwards amounting to approximately $239,000 and $44,000, respectively, for state tax purposes that do not expire.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

At December 31, 2024 and 2023, the Company has generated net operating loss (“NOL”) carryforwards for federal tax purposes of approximately $1,451,000 and $1,394,000, respectively, which can be carried forward to offset future taxable income. These federal NOL carryforwards do not expire. At December 31, 2024 and 2023, the Company has generated NOL carryforwards for foreign tax purposes of approximately $258,000 and zero, respectively, which can be carried forward to offset future taxable income. These foreign NOL carryforwards expire in 2034. At December 31, 2024 and 2023, the Company has generated NOL carryforwards for state tax purposes of approximately $1,022,000 and $1,019,000, respectively, which can be carried forward to offset future taxable income. Approximately $754,000 of the state NOL carryforwards do not expire and the remaining approximately $268,000 expire through 2044.

Prior to the valuation allowance, the Company had a net deferred tax asset of $4,804,357 and $642,736 at December 31, 2024 and 2023, respectively; however, the ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income. The Company has placed a full valuation allowance against the net deferred income tax asset.

The Company recognizes interest and penalties related to income tax matters in interest expense and general and administrative, respectively. At December 31, 2024 and 2023, the Company has no accrued interest and penalties.

The Company is subject to taxation in the U.S. federal jurisdiction, various state jurisdictions and in Puerto Rico. The Company is currently not under examination by any tax authority.

Note 9 - Net Loss Per Share

Earnings per share accounting requires the presentation of both basic and diluted earnings per share on the face of the consolidated statements of operations. The Company’s basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. If there are dilutive securities, diluted income per share is computed by including common stock equivalents which includes shares issuable upon the exercise of stock options into common shares, using the treasury stock method. In periods for which the Company reports a net loss, the common stock equivalents are not included, as they would be anti-dilutive.

At December 31, 2024 and 2023, shares of common stock for stock options amounting to 25,002,460 and 24,915,760, respectively, and for unvested restricted stock awards amounting to zero and 3,115,625, respectively, were not included in the calculation of diluted net loss per share because such shares are anti-dilutive.

Restricted stock awards can be issued to directors, executives or employees of the Company and are subject to time-based vesting. These unvested shares are excluded from the computation of basic loss per share as these shares are not considered outstanding until vested.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 10 - Leases

In June 2024, SEE ID entered into a noncancelable lease agreement for a facility in Bethesda, Maryland. This lease commenced on July 1, 2024, has a term of 63 calendar months, and has an initial base rent of approximately $7,000 that increases annually by three percent. Under the terms of this lease, SEE ID is also responsible for their proportionate share of expenses associated with the facility and its premises.

The components of lease expense were as follows for the year ended December 31, 2024:

Operating lease cost (cost resulting from lease payments)	$43,106
Short-term lease cost	31,470
Variable lease cost (cost excluded from lease payments)	3,536
Total lease cost	$78,112

Supplemental cash flow information related to leases is as follows for the year ended December 31, 2024:

Operating lease - Operating cash flows (fixed payments)	$14,103
Operating lease - Operating cash flows (liability reduction)	$(5,417)
Operating lease - Change in ROU asset	$23,586
New lease liabilities - Operating lease	$324,426
New ROU asset - Operating lease	$331,478

The following table summarizes the operating lease asset and liabilities recorded at December 31, 2024:

Operating lease right-of-use asset	$307,892
Operating lease liability, current portion	$36,225
Operating lease liability, less current portion	265,413
Total operating lease liabilities	$301,638
Weighted-average remaining operating lease term	4.75 years
Weighted-average operating lease discount rate	11.83%

The following table summarizes future minimum lease commitments at December 31, 2024:

Year ending December 31,
2025	$57,680
2026	88,462
2027	91,116
2028	93,850
2029	72,142
Total lease payments	403,250
Less: imputed interest	101,612
Total lease liabilities	$301,638

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 11 - Related Party Transactions

At December 31, 2024 and 2023, SEE ID has entered into SAFE agreements with Charles Maddox, SEE ID’s Chief Financial Officer and a stockholder of SEE ID, for proceeds totaling $28,833.

In August 2024, SEE ID entered into a $1,500,000 purchase order with Pope Technologies LLC for certain products, hardware, installation, programming, subscription, and training, of which $750,000 has been received by the Company and is reported as deferred revenue at December 31, 2024 in the accompanying consolidated balance sheets. Pope Technologies LLC is owned by a director of the Company.

Effective January 1, 2022, SEE ID entered into a customer agreement with PRB Transportation, LLC, which is owned, in part, by Charles Maddox, SEE ID’s Chief Financial Officer and a stockholder of SEE ID, and Jeff Andersen, a stockholder of SEE ID. For the years ended December 31, 2024 and 2023, revenues recognized from this agreement with PRB Transportation, LLC amounted to $15,145 and $19,957, respectively. As of December 31, 2024 and 2023, $1,164 and zero, respectively, were outstanding from this related party under this agreement and included in “Accounts receivable” in the accompanying consolidated balance sheets.

Beginning on August 1, 2024, SEE ID began subleasing an office/warehouse space in Las Vegas, Nevada from Pope Technologies LLC. The term of this sublease is for one year and the rent is $1,280 per month. Pope Technologies LLC is owned by a director of the Company.

Beginning on March 1, 2024, SEE ID began subleasing an office space in Campo Alegre Manati, Puerto Rico from Enzymatic Holdings Corp. The term of this sublease was for one year and the rent was $1,167 per month, plus a one-third share of the cost of utilities. Enzymatic Holdings Corp., LLC is owned, in part, by certain stockholders of SEE ID. This lease terminated on February 28, 2025, and was not renewed.

Note 12 - Litigation

The Company may be involved in litigation and claims arising in the ordinary course of business. It is management’s opinion that the outcome of such matters will not have a material adverse effect on the Company’s consolidated financial statements; however, the results of litigation and claims are inherently unpredictable. Regardless of outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 13 - Segment Reporting

The Company has a single reportable segment that derives revenues from the delivery of feasibility study reports to customers seeking to gain insight into how data driven tracking could improve their business.

The Company’s chief operating decision-makers (the “CODM”), which are SEE ID’s chief executive officer and chief financial officer, assess performance for the reportable segment and decide how to allocate resources using net income as the primary measure of profitability. The CODM are not regularly provided with specific segment expenses, but focus on revenue, gross profit, and net income/loss. Expense information, including cost of sales, can be easily computed from the provided information. This segment measures of profitability are shown in the consolidated statements of operations. The measure of segment assets is reported on the consolidated balance sheets as total assets.

Note 14 - Subsequent Events

Safe Agreement:

Subsequent to December 31, 2024, SEE ID issued an additional SAFE agreement to an investor for proceeds of $23,752, which has a stated discount rate of 67%. All other terms are consistent with the terms of the SAFE agreements in Note 5.

Sales:

In January 2025, the Company received two orders from a customer: 1) one for approximately $459,000 of equipment, which has not been fulfilled as of June 25, 2025, the date with which the consolidated financial statements were available to be issued, and 2) one for a feasibility study for $250,000, which was pre-paid by the customer, and delivered and recognized in the three months ended March 31, 2025.

Lease:

In January 2025, Dot Works entered into a noncancelable lease agreement for a 16,000 square foot facility in Puerto Rico. This lease commenced on February 1, 2025 on a month-to-month basis and then became a long-term lease with an initial term of 5 years on June 1, 2025. The initial base rent is $7.00 per square foot (i.e., $9,333 per month) for the first two years, increasing to $7.50 per square for the third year and increases by 3% annually thereafter. Under the terms of this lease, the Company is also responsible for their own utilities and a proportionate share of the operating expenses of the premises, not to exceed $3.25 per square foot.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Bridge Loan Agreements:

SEE ID entered into the following unsecured Bridge Loan Agreements with lenders totaling $2,850,000 for operational expenses, working capital, or other general corporate purposes. These loans all bear interest at an annual rate of 20% calculated on a 365-day basis and include a minimum interest provision requiring a minimum of 8% or 10% of the principal amount as interest if the loans are repaid prior to their maturity dates, which is six months from their respective effective dates. In the event SEE ID is unable to repay these loans by the end of the term, the outstanding principal and accrued interest shall convert into shares of SEE ID at a discount of an additional 10%.

Effective Date	Loan Amount
January 29, 2025*	$1,500,000
March 29, 2025**	100,000
April 9, 2025*	500,000
May 7, 2025*	500,000
June 5, 2025***	250,000
$2,850,000

*	Bridge loans from this investor (who, as discussed below, is also a PIPE investor) had an aggregate principal amount of $2,500,000. At closing of the BCA (as defined in the Business Combination disclosure below) on June 18, 2025, the investor received a cash payment of $293,500, comprised of $250,000 of minimum 10% interest and $43,500 of principal repayment, and a number of shares equivalent to $2,456,500 at a per share price of $4.

**	Aggregate loan principal and minimum 10% interest totaling $110,000 was paid in cash at closing of the BCA on June 18, 2025.

***	Aggregate loan principal and minimum 8% interest totaling $270,000 was paid in cash at closing of the BCA on June 18, 2025.

Business Combination:

On June 18, 2025 (the “Closing Date”), SUTA, a Delaware corporation, completed the transactions contemplated by that certain business combination agreement, dated as of March 18, 2024 (the “Business Combination Agreement”), by and among CID Holdco, Inc., a Delaware corporation (“Holdings”) and a wholly-owned subsidiary of ShoulderUp, ShoulderUp Merger Sub, Inc., a Delaware corporation (“ShoulderUp Merger Sub”) and wholly-owned subsidiary of ShoulderUp, SEE ID Merger Sub, Inc., a Nevada corporation (“SEE ID Merger Sub”) and wholly-owned subsidiary of ShoulderUp, and SEE ID, Inc., a Nevada corporation (“SEE ID”).

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

At the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (i) ShoulderUp Merger Sub, merged with and into ShoulderUp, with ShoulderUp continuing as the surviving company in the merger, and with the security holders of ShoulderUp receiving substantially equivalent securities of Holdings, and (ii) SEE ID Merger Sub, merged with and into SEE ID, with SEE ID continuing as the surviving company in the merger, and with the shareholders of SEE ID receiving shares of Holdings common stock, par value $0.0001 per share (the “Common Shares”).

Pursuant to the terms of the Business Combination Agreement, (i) the holders of shares of SUTA’s common stock (“SUTA Common Stock”) issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) received one share of common stock of Holdings (“Holdings Common Stock”) in exchange for each share of SUTA Common Stock held by them, (ii) the holders of each whole warrant to purchase SUTA Class A Common Stock received one warrant to purchase Holdings Common Stock at an exercise price of $11.50 per share, and (iii) 13 million shares of Holdings Common Stock.

PIPE Investors:

On June 10, 2025, an investor subscribed to 250,000 common shares of Holdings in exchange for $1,000,000.

On June 16, 2025, an investor subscribed to 1,317,750 common shares of Holdings in exchange for $5,271,000. This investor previously extended to the Company bridge loans in the aggregate principal amount of $2,500,000, which was settled at closing of the BCA (as defined in the Business Combination disclosure above) on June 18, 2025, as discussed in the Bridge Loan Agreements disclosure above. The remaining PIPE commitment of $2,814,500 was paid to the Company at closing at which time 1,317,750 common shares of Holdings were issued to the investor.

On June 17, 2025, an investor subscribed to 1,755,786 common shares of Holdings in exchange for $7,023,143.

Equity Line of Credit:

On June 18, 2025, the Company entered into a share subscription of line of credit agreement (the “ELOC”) with New Circle Principle Investments LLC (“New Circle”) under which the Company can access up to fifty million ($50,000,000) in aggregate proceeds. The Company shall pay a commitment fee to the New Circle in the form of shares of common stock of Holding’s with an aggregate market value equal to $350,000, the market value of which shall be determined based on the closing price of the such common stock on the date a Form S-1 is declared effective by the SEC. Such Form S-1 is to be filed 60 days after the close of the BCA agreement. No commitment fee payment nor draw down of the ELOC has occurred as of the date of issuance of these consolidated financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our Common Stock and other securities:

Amount
SEC registration fee		$4,255.21
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, our Second Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Certificate of Incorporation provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Item 15. Recent Sales of Unregistered Securities.

The Founder Shares, the Private Placement Warrants and the shares of Series A Convertible Preferred Stock issued pursuant to the Subscription Agreement in connection with the PIPE Financing, were not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) thereof.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit No.	Description
2.1+	Business Combination Agreement by and among ShoulderUp Technology Acquisition Corp., CID HoldCo, Inc., ShoulderUp Merger Sub, Inc., SEI Merger Sub, Inc., and SEE ID, Inc., dated as of March 18, 2024 (incorporated by reference to Exhibit 2.1 of CID HoldCo, Inc.’s Registration Statement on Form S-4, filed with the SEC on January 15, 2025).
3.1	Amended and Restated Certificate of Incorporation of CID HoldCo, Inc. (incorporated by reference to Exhibit 3.1 of CID HoldCo, Inc.’s Current Report on Form 8-K, filed with the SEC on June 26, 2025).
3.2	Bylaws of CID HoldCo, Inc. (incorporated by reference to Exhibit 3.2 of CID HoldCo, Inc.’s Current Report on Form 8-K, filed with the SEC on June 26, 2025).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.5 of CID HoldCo, Inc.’s Registration Statement on Form S-4, filed with the SEC on January 15, 2025).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.6 of CID HoldCo, Inc.’s Registration Statement on Form S-4, filed with the SEC on January 15, 2025).
4.3	Existing Warrant Agreement, dated November 16, 2021, by and between ShoulderUp Technology Acquisition Corp and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 of CID HoldCo, Inc.’s Registration Statement on Form S-4, filed with the SEC on January 15, 2025).
4.4	Warrant Assumption and Assignment Agreement, dated as of June 18, 2025 (incorporated by reference to Exhibit 4.4 of CID HoldCo, Inc.’s Current Report on Form 8-K, filed with the SEC on June 26, 2025).
4.5	Common Stock Purchase Warrant, dated December 4, 2025, issued in connection with the senior secured financing (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K/prospectus supplement materials filed December 31, 2025).
4.6*	Form of Series A-1 Common Stock Purchase Warrant.
4.7*	Form of Series A-2 Common Stock Purchase Warrant.
4.8*	Form of Pre-Funded Common Stock Purchase Warrant.
4.9*	Form of Placement Agent Common Stock Purchase Warrant.
5.1*	Form of Opinion of DLA Piper LLP (US).
10.1	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.8 of CID HoldCo, Inc.’s Current Report on Form 8-K, filed with the SEC on June 26, 2025).
10.2	Registration Rights and Lock-up Agreement by and among CID HoldCo, Inc, and certain parties listed therein, dated as of June 18, 2025 (incorporated by reference to Exhibit 10.10 of CID HoldCo, Inc.’s Current Report on Form 8-K, filed with the SEC on June 26, 2025).
10.3	Share Purchase Agreement, dated June 18, 2025 by and among New Circle Principal Investments LLC, a Delaware limited liability company, and CID HoldCo, Inc. (incorporated by reference to Exhibit 10.11 of CID HoldCo, Inc.’s Current Report on Form 8-K, filed with the SEC on June 26, 2025).
10.4	Registration Rights Agreement, dated June 18, 2025 by and among New Circle Principal Investments LLC, a Delaware limited liability company, and CID HoldCo, Inc. (incorporated by reference to Exhibit 10.12 of CID HoldCo, Inc.’s Current Report on Form 8-K, filed with the SEC on June 26, 2025).

10.5	Loan Agreement between J.J. Astor & Co. and CID Holdco, Inc., dated as of December 4, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K/prospectus supplement materials filed December 31, 2025).
10.6	Senior Secured Convertible Promissory Note (Original Issue Date: December 4, 2025) (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K/prospectus supplement materials filed December 31, 2025).
10.7	Amended and Restated Registration Rights Agreement between CID Holdco, Inc. and J.J. Astor & Co., dated as of December 4, 2025 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K/prospectus supplement materials filed December 31, 2025).
10.8*	Form of Securities Purchase Agreement, by and between CID Holdco, Inc. and the purchasers party thereto.
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of CID HoldCo, Inc.’s Current Report on Form 8-K, filed with the SEC on June 26, 2025).
23.1*	Consent of Wolf & Company, P.C.
23.2*	Consent of Berkowitz Pollack Brant Advisors + CPAs
23.3*	Form of Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107*	Filing Fee Table

*	Filed herewith.
**	To be filed by future amendment.

+	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 28, 2026.

CID HOLDCO, INC.

By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that of the undersigned constitutes and appoints Edmund Nabrotzky and Charles Maddox, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Edmund Nabrotzky	Chief Executive Officer and Director (principal executive officer)	January 28, 2026
Edmund Nabrotzky

/s/ Charles Maddox	Chief Financial Officer (principal financial and	January 28, 2026
Charles Maddox	accounting officer)

/s/ Sheldon Paul	Director	January 28, 2026
Sheldon Paul

/s/ Janice Bryant Howroyd	Director	January 28, 2026
Janice Bryant Howroyd

/s/ Walter Skowronski	Director	January 28, 2026
Walter Skowronski

/s/ David Carlson	Director	January 28, 2026
Dr. David Carlson

/s/ Phyllis Newhouse	Director	January 28, 2026
Phyllis Newhouse

/s/ Jeff Saling	Director	January 28, 2026
Jeff Saling